Conformed Copy

EXHIBIT 4.72
Dated 27 January 2014

LGE HOLDCO VI B.V.
as Original Borrower
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED CREDIT SUISSE AG, LONDON BRANCH
as Global Coordinators
CERTAIN BANKS AND FINANCIAL INSTITUTIONS
as Bookrunners
CERTAIN BANKS AND FINANCIAL INSTITUTIONS
as Mandated Lead Arrangers
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
as Facility Agent
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
as Security Agent
THE LENDERS

HIGH YIELD BRIDGE FACILITIES AGREEMENT

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TABLE OF CONTENTS

Page

1.	DEFINITIONS AND INTERPRETATIONS 1

2.	THE FACILITY 26

3.	CONDITIONS 29

4.	UTILISATION 31

5.	REPAYMENT 31

6.	CANCELLATION 32

7.	VOLUNTARY PREPAYMENT 34

8.	MANDATORY PREPAYMENT AND CANCELLATION 35

9.	INTEREST 36

10.	INTEREST PERIODS 37

11.	MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES 37

12.	COMMISSIONS AND FEES 40

13.	TAX GROSS-UP AND INDEMNITIES 40

14.	INCREASED COSTS 45

15.	ILLEGALITY 46

16.	MITIGATION 47

17.	REPRESENTATIONS AND WARRANTIES 47

18.	GENERAL UNDERTAKINGS 52

19.	EXCHANGE NOTES 56

20.	ACCEDING GROUP COMPANIES 59

21.	EVENTS OF DEFAULT 62

22.	DEFAULT INTEREST 62

23.	GUARANTEE AND INDEMNITY 63

24.	ROLE OF THE FACILITY AGENT, THE ARRANGERS AND OTHERS 66

25.	BORROWER'S INDEMNITIES 74

26.	CURRENCY OF ACCOUNT 75

27.	PAYMENTS 75

i

TABLE OF CONTENTS (continued)

Page

28.	SET-OFF 78

29.	SHARING AMONG THE FINANCE PARTIES 79

30.	CALCULATIONS AND ACCOUNTS 80

31.	ASSIGNMENTS AND TRANSFERS 81

32.	COSTS AND EXPENSES 91

33.	REMEDIES AND WAIVERS 92

34.	NOTICES AND DELIVERY OF INFORMATION 92

35.	ENGLISH LANGUAGE 95

36.	PARTIAL INVALIDITY 95

37.	AMENDMENTS 95

38.	THIRD PARTY RIGHTS 101

39.	COUNTERPARTS 101

40.	GOVERNING LAW 101

41.	JURISDICTION 102

42.	COMPLETE AGREEMENT 103

SCHEDULE 1	104
Part 1: Lenders and Commitments    104
Part 2: Bookrunners    105
Part 3: Mandated Lead Arrangers    106

SCHEDULE 2 CONDITIONS PRECEDENT	107
Part 1: (A)/(B) Conditions Precedent to Signing/Funding    107

SCHEDULE 3 FORM OF UTILISATION REQUEST (ADVANCES)	111

SCHEDULE 4 FORM OF TRANSFER CERTIFICATE	112

SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT	115

SCHEDULE 6 FORM OF EXCHANGE REQUEST	118

SCHEDULE 7 FORM OF INCREASE CONFIRMATION	121

SCHEDULE 8 TIMETABLES	123

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TABLE OF CONTENTS (continued)

Page

SCHEDULE 9 FORM OF ACCESSION NOTICE	124

SCHEDULE 10 ACCESSION DOCUMENTS	127

SCHEDULE 11 DESCRIPTION OF NOTES	129

SCHEDULE 12 EXCHANGE NOTES SUMMARY	203

iii
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THIS AGREEMENT is dated 26 January 2014.
BETWEEN:

(1)	LGE HOLDCO VI B.V. (the “Original Borrower”);

(2)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, CREDIT SUISSE AG, LONDON BRANCH. (the “Global Coordinators”);

(3)	CERTAIN BANKS AND FINANCIAL INSTITUTIONS AS SET OUT IN PART 2 OF SCHEDULE 1 (each a “Bookrunner” and together, the “Bookrunners”);

(4)	CERTAIN BANKS AND FINANCIAL INSTITUTIONS AS SET OUT IN PART 3 OF SCHEDULE 1 (each a “Mandated Lead Arrangers” and together, the “Mandated Lead Arrangers”);

(5)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (as facility agent for an on behalf of the Finance Parties, the “Facility Agent”);

(6)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (as security agent for and on behalf of the Finance Parties, the “Security Agent”) and

(7)	THE LENDERS (as defined below).
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions
“Acceptable Bank” means:

(a)
a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Facility Agent (in consultation with the Borrower).
“Accession Notice” means a duly completed notice of accession substantially in the form of Schedule 9 (Form of Accession Notice) with such changes as may be agreed between the Borrower and the Facility Agent from time to time.
“Accrued Amounts” has the meaning given to such term in Clause 31.15 (Pro Rata Interest Settlement).
“Acquisition Unconditional Date” means the date on which Bidco (or one of its Affiliates) publicly declares the Offer (as defined in the Ziggo Acquisition Agreement) unconditional.

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“Advance” means an Initial Loan or a Term Loan.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agent” means the Facility Agent or the Security Agent (or both), as the context requires.
“Alternative Market Disruption Event” has the meaning given to such term in Clause 11.2(c) (Market Disruption).
“Alternative Reference Bank Rate” has the meaning given to such term in Clause 11.3(b) (Alternative Reference Bank Rate).
“Alternative Reference Banks” means, in relation to any Advance, the principal London offices of Bank of America Merrill Lynch, Deutsche Bank AG, London Branch and Société Générale, London Branch or such other banks as may be appointed by the Facility Agent with the consent of the Borrower.
“Anti-Terrorism Law” means each of:

(a)
Executive Order No. 13224 on Terrorist Financing - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism issued 23 September 2001, as amended by Order 13268 (as so amended, the “Executive Order”);

(b)	the Patriot Act;

(c)	the Money Laundering Control Act of 1986 18 U.S.C, section 1956; and

(d)	any updates or replacements to the laws listed above in paragraphs (a) to (c) which are enacted in the United States subsequent to the date of this Agreement.
“Arrangers” means the Global Coordinator and the Mandated Lead Arrangers and “Arranger” means any of them.
“Assignment Agreement” means a duly completed assignment agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement).
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Availability Period” means the period from and including the Acquisition Unconditional Date to and including the earlier to occur of (i) the date falling 15 months and two weeks from the Signing Date and (ii) 60 Business Days from the Closing Date.
“Available Commitment” means a Lender's Commitment minus (subject as set out below):

(a)	the amount of its participation in any outstanding Advance; and

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(b)	in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date.
“Available Facility” means, at any time, the aggregate amount of each Lender's Available Commitment.
“Bank Levy” means the bank levy which is imposed under section 73 of, and schedule 19 to, the Finance Act 2011 (the “UK Bank Levy”) and any levy or Tax of an equivalent nature imposed in any jurisdiction in a similar context or for a similar reason to that in and/or which the UK Bank Levy has been imposed by reference to the equity and liability of a financial institution or other person carrying out financial transactions, including the Dutch bankenbelasting as set out in the Dutch bank levy act (Wet bankenbelasting).
“Basel II” means the Basel Committee’s revised rules relating to capital requirements set out in “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 and any other documents published by the Basel Committee in connection with these rules, or any other law or regulation which implements any of those rules or documents (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).
“Basel Committee” means the Basel Committee on Banking Supervision.
“Bidco” means LGE HoldCo VII B.V.
“Bidco Finance Documents” means the Finance Documents as defined in the Bidco Facility Agreement.
“Bidco Facility Agreement” means the facility agreement dated on or about the date of this Agreement between, among others, Bidco as borrower and ING Bank N.V. as facility agent.
“Borrower” means:

(a)	prior to the Debt Pushdown Date, the Original Borrower; and

(b)	on and after the Debt Pushdown Date, the Pushdown Borrower.
“Borrower Affiliate” means each of the Affiliates of the Borrower, any trust of which the Borrower or any of its Affiliates is a trustee, any partnership of which the Borrower or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Borrower or any of its Affiliates.
“Borrower Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement between, among others, the Borrower, certain hedging banks, the trustee in respect of the Senior B Unsecured Exchange Notes and the Finance Parties.
“Borrower Security Documents” means:

(a)	the Borrower Share Pledge; and

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(b)
any other document executed at any time by the Borrower or any other person conferring or evidencing any Security Interest for or in respect of any of the obligations of the Borrower under this Agreement in favour of the Security Agent whether or not specifically required by this Agreement.

“Borrower Share Pledge” means the first ranking deed of pledge of shares to be entered into by the Original Security Provider and the Security Agent in relation to all of the issued shares in the Borrower.
“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the amount so received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday):

(a)	on which banks generally are open for business in London and Amsterdam; and

(b)	if such reference relates to a date for the payment or purchase of any sum denominated in euro, which is a TARGET Day.
“Cash” means, at any time:

(a)	all Cash Equivalent Investments; and

(b)
cash (in cleared balances) denominated in euro (or any other currency freely convertible into euro) and credited to an account in the name of an Obligor or a member of the Group with an Acceptable Bank and to which such member of Obligor or member of the Group (as applicable) is alone (or, in the case of a member of the Group, together with other members of the Group) beneficially entitled and for so long as:

(i)
such cash is repayable on demand (including any cash held on time deposit which is capable of being broken and the balance received within 2 Business Days of notice provided that any such cash shall only be taken into account net of any penalties or costs which would be incurred in breaking the relevant time deposit); or

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(ii)	such cash has been deposited with an Acceptable Bank as security for any performance bond, guarantee, standby letter of credit or similar facility, and, in any such case,

(A)
repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Obligor or member of the Group (as applicable) or of any other person whatsoever or on the satisfaction of any other condition;

(B)
there is no encumbrance over that cash except for the Security or any encumbrance constituted by a netting or set-off arrangement entered into by an Obligor or member of the Group (as applicable) in the ordinary course of their banking arrangements and any security interest granted in connection therewith; and

(C)	the cash is freely and (except as mentioned in paragraph (ii) above) immediately available to be applied in repayment or prepayment of the Facilities or Financial Indebtedness of any Obligor.
“Cash Equivalent Investment” means:

(a)	debt securities which are freely negotiable and marketable:

(i)	which mature not more than 12 months from the relevant date of calculation; and

(ii)	which are rated at least A 1 by Standard & Poor’s or Fitch or P 1 by Moody’s;

(b)
certificates of deposit of, or time deposits or overnight bank deposits with, any Acceptable Bank or commercial bank whose short-term securities are rated at least A 2 by Standard and Poor’s or Fitch or P 2 by Moody’s and having maturities of 12 months or less from the date of acquisition;

(c)
commercial paper of, or money market accounts or funds with or issued by, an issuer rated at least A 2 by Standard & Poor’s or Fitch or P 2 by Moody’s (or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating) and having an original tenor of 12 months or less;

(d)
medium term fixed or floating rate notes of an issuer rated at least A 1 by Standard & Poor’s or Fitch or P 1 by Moody’s at the time of acquisition and having a remaining term of 12 months or less from the date of acquisition;

(e)
any investment in a money market fund or enhanced yield fund (i) whose aggregate assets exceed €250,000,000 and (ii) at least 90% of whose assets constitute Cash Equivalent Investments of the type described in paragraphs (a) to (d) of this definition;

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(f)
any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area, any Participating Member State or any country in which a member of the Group is incorporated and/or carries out its business, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(g)
marketable general obligations issued by any political subdivision of the United States of America, the United Kingdom, any member state of the European Economic Area, any Participating Member State or any country in which a member of the Group is incorporated and/or carries out its business, or by an instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States of America, the United Kingdom, any member state of the European Economic Area, any Participating Member State or such country is pledged in support thereof) and, at the time of acquisition, having a credit rating of A- or higher from either Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited;

(h)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(i)	repurchase obligations with a term of not more than seven days from underlying securities of the types described in (e), (f) and (g) entered into with an Acceptable Bank; or

(j)	any other debt security approved by the Instructing Group,
in each case, to which any Obligor or member of the Group is alone (or, in the case of a member of the Group, together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any security.
For the purposes of the above calculation no item shall be effectively deducted or credited more than once.
“Centre of Main Interests” has the meaning given to such term in Article 3(1) of Council Regulation (EC) NO 1346/2000 of 29 May 2000 on Insolvency Proceedings.
“Certain Funds Period” means the period from and including the Acquisition Unconditional Date to and including the earlier of (i) the date falling 60 Business Days from the Closing Date or (ii) the date falling 15 months and two weeks from the Signing Date.
“Closing Date” means the date on which the shares tendered under the offer in relation to the Ziggo Acquisition are first settled after Bidco has declared the offer in relation to the Ziggo Acquisition unconditional (gestand gedaan) in accordance with the DDPB and the documents in relation to the Ziggo Acquisition offer.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the Signing Date and any subsequent provisions of the Code, amendatory of it, supplemental to it or substituted therefor.
“Commitments” means:

(a)
in relation to an Original Lender, the amount set out opposite its name in Part 1 of Schedule 1 (Lenders and Commitments) and the amount of any other Commitment transferred to it under this Agreement or the amount assumed by it in accordance with Clause 2.3 (Increase); and

(b)
in relation to any other Lender, the amount specified in the Transfer Certificate or the Assignment Agreement pursuant to which such Lender becomes a Party and any amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of either the LMA or the LSTA or in any other form agreed between the Borrower and the Facility Agent.
“Conversion Date” means the earlier of:

(a)	the Initial Maturity Date; and

(b)	the date on which a Securities Demand Failure occurs.
“DDPB” means the Dutch Decree on Public Bids (Besluit openbare biedingen Wft) pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht).
“Debt Pushdown Date” shall have the meaning given to such term in Clause 20.2 (Facility Pushdown).
“Default” means an Event of Default or any event or circumstance (pursuant to Clause 21 (Events of Default)) which would (with the expiry of a grace period or the giving of notice) be an Event of Default.
“Defaulting Lender” means any Lender (other than a Lender which is or becomes a member of the Wider Group):

(a)
which has failed to make its participation in an Advance available or has notified the Facility Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with Clause 4.2 (Lenders’ Participations);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

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unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,
and payment is made within two Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Description of Notes” means the description of the Senior B Unsecured Exchange Notes attached hereto as Schedule 11 (Description of Notes).
“Designated Party” means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

(c)	in any successor list to either of the foregoing.
“Designated Website” has the meaning given to such term in Clause 34.3(a) (Use of Websites/E-mail).
“Disputes” has the meaning given to such term in Clause 41.1 (Courts).
“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)
the occurrence of any other event which results in a material disruption (of a technical or systems-related nature) to the treasury or payments operations of a Finance Party to this Agreement preventing that, or any other Finance Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

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“Dutch Civil Code” means the Burgerlijk Wetboek.
“Equity Offering” has the meaning set forth in Schedule 11 (Description of Notes).
“EURIBOR” means, in relation to any amount to be advanced to or owed by a Borrower under this Agreement on which interest for a given period is to accrue:

(a)	the rate per annum for deposits in euro which appears on the Relevant Page for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period;

(b)
if no such rate is displayed and the Facility Agent shall not have selected an alternative service on which such rate is displayed as contemplated by the definition of “Screen Rate”, the Interpolated Screen Rate; or

(c)
if no such rate is displayed and the Facility Agent shall not have selected an alternative service on which such rate is displayed as contemplated by the definition of “Screen Rate” and it is not possible to calculate an Interpolated Screen Rate, the arithmetic mean (rounded upwards, if not already such a multiple, to 4 decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European Interbank Market deposits in euro for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period, provided that the rate shall not be less than the EURIBOR Floor Percentage.
“EURIBOR Floor Percentage” means 0.75 per cent. per annum.
“European Interbank Market” means the interbank market for euro operating in Participating Member States.
“Event of Default” means any of the events or circumstances which, pursuant to Clause 21 (Events of Default), constitute an Event of Default.
"Exchange" has the meaning given to it in Clause 19.2(a) (Exchange Notes).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
"Exchange Date" means the date an Exchange occurs pursuant to this Agreement.
"Exchange Note" means the note (or, if more than one such note is outstanding, a note) issued or, as applicable, to be issued under the Exchange Note Indenture in exchange for one or more Advances.
"Exchange Note Guarantee" means a guarantee of the Exchange Notes issued by each Guarantor to the extent permitted by applicable law and attached to or incorporated in the Exchange Note Indenture.
"Exchange Note Indenture" means an indenture to be entered into between, among others, the Borrower and the Exchange Note Trustee in accordance with Clause 19.1 (Exchange Note Indenture).

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"Exchange Note Trustee" means a trustee acceptable to the Borrower and the Facility Agent which agrees to act as trustee pursuant to the Exchange Note Indenture on the terms thereof.
"Exchange Request" means a written or telecopy notice in the form attached hereto as Schedule 6 (Form of Exchange Request).
“Extension Default” means:

(a)
a default in payment by the Borrower of principal or interest under this Agreement or a default in payment by the Borrower under any Fee Letter, in any such case to the extent due and payable on or before the Initial Maturity Date or if later, the date on which the Termination Date of the Initial Loans is extended pursuant to Clause 5.2(b) (Mandatory extension of Initial Loans into Term Loans), to the Finance Parties;

(b)	the occurrence of any Event of Default under any of Clause (7) and/or Clause (8) under Events of Default (as defined in and set out in Schedule 11 (Description of Notes).
“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).
“Facility Agent’s Spot Rate of Exchange” means, in relation to two currencies, the Facility Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at the Specified Time on a particular day.
“Facility Office” means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,
as the office(s) through which it will perform all or any of its obligations under this Agreement or in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

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“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“Fee Letter” means the fee letter dated on or around the date of this Agreement between, among others, the Borrower, Bidco or one of its Affiliates and the Mandated Lead Arrangers and any other letter signed by the Borrower which sets out any of the fees payable under Clause 12 (Commissions and Fees).
“Final Maturity Date” means the date falling 84 Months after the Initial Maturity Date.
“Finance Documents” means:

(a)	this Agreement and any Accession Notice;

(b)	the Fee Letters;

(c)	the Borrower Intercreditor Agreement;

(d)	the Borrower Security Documents; and

(e)	each Utilisation Request.
any other agreement or document designated a “Finance Document” in writing by the Facility Agent and the Borrower.
“Finance Parties” means the Facility Agent, the Arrangers, the Bookrunners, the Security Agent and the Lenders and “Finance Party” means any of them.
“Financial Indebtedness” shall have the meaning of “Indebtedness” (as defined in the Section captioned “Certain Definitions” as set out in Schedule 11 (Description of Notes)).
“Fitch” means Fitch Ratings or any successor thereof.
“Full Ownership Date” means the date on which Bidco owns, directly or indirectly, an aggregate amount of 100% of the shares in Ziggo N.V. or 100% of the shares in the direct Subsidiary of Ziggo N.V.
“GAAP” means accounting principles generally accepted in the United States.
“Group” means:

(a)	prior to the Debt Pushdown Date, the Original Borrower and its Subsidiaries from time to time; and

(b)	on and after the Debt Pushdown Date, the Pushdown Borrower and its Subsidiaries from time to time.
“Group Structure Chart” means the structure chart showing the proposed structure of the Group following the Ziggo Acquisition in the form delivered to the Facility Agent prior to the Signing Date as supplemented or replaced by any new structure chart delivered by Bidco which reflects the Structure Memorandum.

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“Guarantors” means any member of the Group that has acceded to this agreement as a Guarantor in accordance with Clause 20.4 (Guarantors).
“Holder” means each Person (as defined in Schedule 11 (Description of Notes)) in whose name the Exchange Notes are registered on the books of the registrar for the Exchange Notes.
“Holding Company” of a company means a company of which the first-mentioned company is a Subsidiary.
“Impaired Agent” means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Finance Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,
and payment is made within 3 Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).
“Increase Lender” has the meaning set out in Clause 2.3 (Increase).
“Increased Cost” means:

(a)	any reduction in the rate of return from a Facility or on a Finance Party’s (or an Affiliate’s) overall capital;

(b)	any additional or increased cost; or

(c)	any reduction of any amount due and payable under any Finance Document,

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which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having agreed to make available its Commitment or having funded or performed its obligations under any Finance Document.
“Information Memorandum” means the information memorandum dated on or about the date hereof and delivered to the Facility Agent on or prior to the Signing Date.
“Initial Loans” means, prior to extension in accordance with Clause 5.2 (Mandatory extension of Initial Loans into Term Loans), the advances made available by the Lenders to the Borrower on a Utilisation Date pursuant to a Utilisation Request.
“Initial Maturity Date” means, subject to Clause 5.2 (Mandatory extension of Initial Loans into Term Loans), the first anniversary of the first Utilisation Date.
“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it

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or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above.
“Instructing Group” means at any time, Lenders the aggregate of whose Available Commitments and participations in outstanding Advances exceeds 50.00 per cent. of the aggregate Available Commitments and outstanding Advances of all of the Lenders (not taking into account any Available Commitments or Advances in relation to which a cancellation or prepayment notice (as applicable) has been served in accordance with Clause 6.1 (Voluntary Cancellation) or Clause 7.1 (Voluntary Prepayment)).
“Interest Date” means the last day of an Interest Period.
“Interest Period” means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 10 (Interest Periods).
“Intermediate Holding Company” means, on and from the Closing Date, any direct Subsidiary of the Borrower which is also a Holding Company of Bidco.
“Interpolated Screen Rate” means, in relation to EURIBOR, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant period on which interest is to accrue; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant period on which interest is to accrue, each as of 11.00 a.m. (Brussels time) in respect of EURIBOR on the Quotation Date for such period.
“ISDA” means the International Swaps & Derivatives Association, Inc.
“Law” means:

(a)	common or customary law;

(b)	any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and

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(c)
any directive, regulation, practice, requirement which has the force of law and which is issued by any governmental body or any central bank or other fiscal, monetary, regulatory or administrative authority.

“Legal Opinions” means any of the legal opinions referred to in paragraph 6 of Part 1: of Schedule 2 (Conditions Precedent) and delivered pursuant to Clause 3 (Conditions).
“Lender” means:

(a)	an Original Lender; and

(b)	a person which has become a Party as a Lender in accordance with the provisions of Clause 31 (Assignments and Transfers), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.
“Margin” means in relation to any Initial Loan, or any Unpaid Sum:

(a)	4.75% per annum, for the period from and including the first Utilisation Date to and including the date falling 60 Business Days thereafter;

(b)	5.125% per annum, for the period from and including the date falling 61 Business Days after the first Utilisation Date to and including the date falling 120 Business Days thereafter;

(c)	5.50% per annum, for the period from and including the date falling 121 Business Days after the first Utilisation Date to and including the date falling 180 Business Days thereafter;

(d)	5.875% per annum, for the period from and including the date falling 181 Business Days after the first Utilisation Date to and including the date falling 240 Business Days thereafter; and

(e)	thereafter, 6.25% per annum.
“Margin Regulations” means Regulation T, Regulation U and Regulation X.
“Margin Stock” means “margin stock” or “margin securities” as defined in the Margin Regulations.
“Market Disruption Event” has the meaning given to such term in Clause 11.2(c) (Market Disruption).
“Material Adverse Effect” means any event or circumstance which has a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.
“Moody’s” means Moody’s Investor Services, Inc. or any successor thereof.

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“Necessary Authorisations” means all material approvals, consents, authorisations and licences from, all rights granted by and all filings, registrations and agreements with, any government or other regulatory authority necessary in order to enable each member of the Group to carry on its business as may be permitted by the terms of this Agreement as carried on by it at the relevant time.
“New Lender” has the meaning given to such term in Clause 31.2 (Assignments or Transfers by Lenders).
“Non-Consenting Lender” is a Lender which does not agree to a consent to an amendment to, or a waiver of, any provision of the Finance Documents where:

(a)	the Borrower or the Facility Agent has requested the Lenders to consent to an amendment to, or waiver, of any provision of the Finance Documents;

(b)	the consent or amendment in question requires the agreement of the Lenders affected thereby pursuant to Clause 37.2 (Consents) (and such Lender is one of the Lenders affected thereby);

(c)	Lenders representing not less than 80% of the Commitments or Outstandings, as the case may be, of the Lenders affected thereby have agreed to such consent or amendment; and

(d)	the Borrower has notified the Lender it will treat it as a Non-Consenting Lender.
“Non-Funding Lender” is either:

(a)	a Lender which fails to comply with its obligation to participate in any Advance where:

(i)
all conditions to the relevant Utilisation (including without limitation, delivery of a Utilisation Request) have been satisfied or waived by the Instructing Group in accordance with the terms of this Agreement;

(ii)	Lenders representing not less than 80% of the relevant Commitments have agreed to comply with their obligations to participate in such Advance; and

(iii)	the Borrower has notified the Lender that it will treat it as a Non-Funding Lender;

(b)	a Lender which has given notice to a Borrower or the Facility Agent that it will not make, or it has disaffirmed or repudiated any obligation to participate in, an Advance; or

(c)	a Defaulting Lender.
“Obligors” means the Borrower and the Guarantors and “Obligor” means any of them.
“Obligors’ Agent” means the Borrower in its capacity as agent for the Obligors pursuant to Clause 24.17 (Obligors’ Agent).

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“Original Lender” means a person which is named in Part 1 of Schedule 1 (Lenders and Commitments).
“Original Security Provider” means the immediate Holding Company of the Original Borrower as at the first Utilisation Date.
“Original Senior Unsecured Notes” means the €1,208,850,000 aggregate principal amount of 8% senior notes due 2018 issued by Ziggo Bond Company B.V. including as the context requires, any exchange notes issued by Ziggo Bond Company B.V. in relation to such senior notes in connection with the Ziggo Acquisition.
“Original Senior Unsecured Exchange Notes” means the number of Original Senior Unsecured Notes which are to be exchanged for Senior A Unsecured Exchange Notes pursuant to the Original Senior Unsecured Notes Exchange Offer.
“Original Senior Unsecured Exchange Notes Offer” means the offer to the holders of the Original Senior Unsecured Notes to exchange such notes for Senior A Unsecured Exchange Notes.
“Outstandings” means, at any time, the aggregate principal amount of the Advances outstanding under this Agreement.
“Paper Form Lender” has the meaning given to such term in Clause 34.3(b) (Use of Websites/E-mail).
“Participating Member State” means any member state of the European Union that at the relevant time has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Party” means a party to this Agreement.
“Patriot Act” has the meaning given to such term in Clause 34.7 (Patriot Act).
“Proceedings” has the meaning given to such term in Clause 41.1 (Courts).
“Pushdown Borrower” means the member of the Group which accedes to this Agreement as the Pushdown Borrower in accordance with Clause 20.2 (Facility Pushdown).
“Quotation Date” means, in relation to 2 TARGET Days before the first day of that period for which an interest rate is to be determined provided that if market practice differs in the European Interbank Market for a currency, the Quotation Date will be determined by the Facility Agent in accordance with market practice in the European Interbank Market (and if quotations would normally be given by leading banks in the European Interbank Market on more than one day, the Quotation Date will be the last of those days).
“Recipient” has the meaning given to it in Clause 13.6 (Value Added Tax).
“Recovering Finance Party” has the meaning given to such term in Clause 29.1 (Payments to Finance Parties).

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“Reference Banks” means, subject to Clause 30.2 (Reference Banks), the principal London offices of Credit Suisse AG, London Branch, ING Bank N.V. and The Bank of Nova Scotia.
“Refinancing Facilities Agreement” means the credit facilities agreement dated on or about the date of this Agreement between, among others, Ziggo Bond Company B.V. as Ziggo Holdco, the Ziggo Parent, certain members of the Bank Group (as defined therein), certain financial institutions as mandated lead arrangers and lenders and ING Bank N.V. as security agent and facility agent.
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.
“Relevant Page” means the page or service on which is displayed the Screen Rate.
“Repeating Representations” means the representations and warranties which are repeated as set out in Clause 17.23 (Times for Making Representations and Warranties).
“Replacement Security Provider” means the immediate Holding Company of the Pushdown Borrower.
“Screen Rate” means in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent (following consultation with the Borrower and the Lenders) may specify another page or service displaying the relevant rate after consultation with the Borrower.
“SEC” means the United States Securities and Exchange Commission.
“Security” means the Security Interests created or purported to be created pursuant to the Borrower Security Documents.
“Securities Demand Failure” has the meaning given to that term in the Fee Letter.
“Security Interest” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect or a deposit of money with the primary

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intention of affording a right of set-off) and includes any agreement to create any of the foregoing but does not include (a) liens arising in the ordinary course of business by operation of law and not by way of contract and (b) any grant of indefeasible rights of use or equivalent arrangements with respect to network capacity, communications, fibre capacity or conduit.
“Security Provider” means:

(a)	prior to the Debt Pushdown Date, the Original Security Provider; and

(b)	on and after the Debt Pushdown Date, the Replacement Security Provider.
“Senior A Unsecured Exchange Notes” means the senior unsecured new notes to be issued by Ziggo Bond Company N.V. on substantially the same terms as the Original Senior Unsecured Notes which will automatically exchange into Senior B Unsecured Exchange Notes on the Closing Date.
“Senior B Unsecured Exchange Notes” means, to the extent a Successful Exchange occurs, the new senior unsecured notes to be issued by the Borrower on the Closing Date together with any additional notes issued by the Borrower thereafter.
“Sharing Payment” has the meaning given to such term in Clause 29.1(c) (Payments to Finance Parties).
“Signing Date” means the date of this Agreement.
“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).
“Standard & Poor’s” means Standard & Poor’s Ratings Group or any successor thereof.
“Structure Memorandum” means the structure paper entitled “Zanzibar Structuring Offer and Refinancing” describing the proposed structure for the Ziggo Acquisition and delivered by the Borrower to the Facility Agent pursuant to this Agreement prior to the Signing Date as amended, supplemented or replaced by any new structure paper delivered by the Borrower to the Facility Agent from time to time provided that such amended, supplemented or replaced structure paper is not materially adverse to the interests of the Lenders unless the Instructing Group has provided consent to such amendment, supplement or replacement.
“Subject Party” has the meaning given to it in Clause 13.6 (Value Added Tax).
“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, for which purpose control means ownership of more than 50 per cent. of the economic and/or voting share capital (or equivalent right of ownership of such company or entity).
“Successful Exchange” means the acceptance of validly tendered (and not validly withdrawn) Original Senior Unsecured Notes in the Senior Unsecured Notes Exchange Offer.
“Successful Exchange Date” means the date on which Successful Exchange is settled.

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“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilise a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Term Loan” means a loan deemed to be made pursuant to Clause 5.2(c) (Mandatory extension of Initial Loans into Term Loans).
“Termination Date” means the Initial Maturity Date or the Final Maturity Date as the context requires.
“Total Commitments” means the aggregate of the Commitments, subject to any adjustment in accordance with Clause 2.2 (Adjustment of Total Commitments).
“Transfer Certificate” means a duly completed transfer certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate).
“Transfer Date” means, in relation to any Transfer Certificate or any Assignment Agreement, the effective date of such transfer as specified in such Transfer Certificate or such Assignment Agreement.
“Transferor” has the meaning given to such term in 31.6 (Limitation of Responsibility of Transferor).
“Ultimate Holdco” means at any time on and from the Closing Date, Liberty Global plc, together with its successors.
“Unpaid Sum” means any sum due and payable by an Obligor under any Finance Document but unpaid.
“Unrestricted Subsidiary” has the meaning given to it in Schedule 11 (Description of Notes).
“Utilisation” means the utilisation of a Facility under this Agreement.
“Utilisation Date” means the date of a Utilisation being the date on which an Initial Loan is (or is requested) to be made in accordance with this Agreement.
“Utilisation Request” means in relation to an Advance a duly completed notice substantially in the form set out in Schedule 3 (Form of Utilisation Request (Advances)).
“VAT” means

(a)	value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature imposed in compliance with the Council Directive

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2006/112/EC on the common system of value added tax as implemented by a member state of the European Union; and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Website Lenders” has the meaning given to such term in Clause 34.3(a) (Use of Websites/E-mail).
“Wider Group” means the Ultimate Holdco and its Subsidiaries from time to time.
“Ziggo Acquisition” means the acquisition by Bidco directly or indirectly of:

(a)
shares in Ziggo N.V. pursuant to the Ziggo Acquisition Agreement that together with any other shares in Ziggo N.V. held by Affiliates of the Liberty Global plc, represent at least a 65 per cent. of the outstanding shares in Ziggo N.V. (the “Initial Acquisition”); and

(b)
after the Initial Acquisition, any further acquisition by Bidco of shares in Ziggo N.V. from minority shareholders in that entity and the acquisition of any other related assets to facilitate the occurrence of the Full Ownership Date.

“Ziggo Acquisition Agreement” means the merger protocol agreement dated on or about the date of this Agreement between, among others, Bidco and Ziggo N.V. in relation to the Ziggo Acquisition and delivered to the Facility Agent prior to the Signing Date as amended, supplemented or replaced by a new agreement delivered by Bidco to the Facility Agent from time to time provided that such amendments, supplements or replacements may not be materially adverse to the interests of the Lenders unless the Instructing Group has consented to any such amendment, supplement or replacement.
“Ziggo Offer” means the tender offer (openbaar bod) to acquire some or all of the outstanding shares in Ziggo N.V.
“Ziggo Parent” means Amsterdamse Beheer-En Consultingmaatschappij B.V..

1.2	Construction
Unless a contrary indication appears, any reference in this Agreement to:

(a)
“the Original Borrower”, “the Pushdown Borrower”, “Bidco”, “the Original Security Provider”, “the Replacement Security Provider” a “Guarantor”; an “Obligor”, the “Facility Agent”, the “Global Coordinator”, a “Mandated Lead Arranger”, a “Bookrunner”, the “Security Agent”, or a “Lender” shall be construed so as to include their respective and any subsequent successors, transferees and permitted assigns in accordance with their respective interests;

(b)	“agreed form” means, in relation to any document, in the form agreed by or on behalf of the Facility Agent and the Borrower prior to the Signing Date;

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(c)	“assets” includes present and future properties, revenues and rights of every description;

(d)
a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, supplemented, extended or novated (however fundamentally) and includes (without limiting the generality of the foregoing) any variation, increase, extension or addition of or to any facility or amount made available under any such document or any variation of the purposes for which such facility or amount may be available from time to time;

(e)	“company” includes any body corporate;

(f)	“determines” or “determined” means, save as otherwise provided herein, a determination made in the absolute discretion of the person making the determination;

(g)
the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Facility Agent’s Spot Rate of Exchange at the Specified Time on the relevant date for the purchase of the first currency with the second currency or for the purposes of determining any amounts testing any covenant or determining whether an Event of Default has occurred under this Agreement:

(i)	in the case of any basket or threshold amount qualifying a covenant:

(A)
in order to determine how much of such basket or threshold has been used at any time, for each transaction entered into in reliance upon the utilisation of such basket or in reliance upon such threshold not being reached prior to such time, the date upon which such transaction was entered into; and

(B)
in order to determine the permissibility of a proposed transaction, on the date upon which the permissibility of that transaction is being tested for the purposes of determining compliance with that covenant; and

(ii)
in the case of any basket or threshold amount relating to an Event of Default, the date on which the relevant event is being assessed for the purposes of determining whether such Event of Default has occurred, provided that in the case of Financial Indebtedness proposed to be incurred to refinance other Financial Indebtedness denominated in a currency other than euro or other than the currency in which such refinanced Financial Indebtedness is denominated, if such refinancing would cause any applicable euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro denominated restriction shall be deemed not to be exceeded so long as the principal amount of such refinancing Financial Indebtedness does not exceed the principal amount

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of such Financial Indebtedness being refinanced in the applicable currency at the then current exchange rate;

(h)
“guarantee” means (other than in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(i)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)
“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (provided that in any reference to “months” only the last month in a period shall be construed in the aforementioned manner);

(k)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(l)
“principal” of a Loan or Exchange Note at any time means the principal of such Loan or Exchange Note plus (in the case of a Term Loan or an Exchange Note) the premium, if any, payable on such Exchange Note that is due or overdue or is to become due at such time;

(m)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, department or of any regulatory or other authority;

(n)	a “repayment” shall include a “prepayment” and references to “repay” or “prepay” shall be construed accordingly;

(o)
“wholly-owned Subsidiary” of a company shall be construed as a reference to any company which has no other members except that other company and that other company’s wholly-owned Subsidiaries or nominees for that other company or its wholly-owned Subsidiaries;

(p)	the “winding-up”, “dissolution” or “administration” of a company shall be construed so as to include any equivalent or analogous proceedings under the

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Law of the jurisdiction in which such company is incorporated, established or organised or any jurisdiction in which such company carries on business, including the seeking of liquidation, winding up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors;

(q)	Section, Clause and Schedule headings are for ease of reference only;

(r)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(s)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived; and

(t)	Whenever definitions or provisions of Schedule 11 (Description of Notes) are incorporated herein by reference, such definitions and provisions shall be deemed to be modified such that:

(i)	references to the “Company” or an “Affiliate Issuer” are deemed to be references to the Borrower;

(ii)	references to the “Issue Date” are deemed to be references to the Closing Date;

(iii)	references to the “Notes” are deemed to be references to Initial Loans or Term Loans, in each case as the context requires;

(iv)	references to the “Trustee” are deemed to be references to the Facility Agent;

(v)	references to the “Holders” are deemed to be references to the Lenders;

(vi)	references to the “Indenture” are deemed to be references to this Agreement or the Exchange Notes Indenture, as the context requires; and

(vii)	references to the “Pushdown Issuer” are deemed to be references to the Pushdown Borrower, and otherwise, to the extent that a defined term is used in a provision which is incorporated herein by reference, such defined term will have the meaning given in Schedule 11 (Description of Notes) and such term shall be incorporated herein.

1.3	Currency
“EUR”, “€” and “euro” denote the lawful currency of each Participating Member.

1.4	Statutes

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Any reference in this Agreement to a statute or a statutory provision shall, save where a contrary intention is specified, be construed as a reference to such statute or statutory provision as the same shall have been, or may be, amended or re-enacted.

1.5	Time
Any reference in this Agreement to a time shall, unless otherwise specified, be construed as a reference to London time.

1.6	References to Agreements
Unless otherwise stated, any reference in this Agreement to any agreement, indenture or any other document (including any reference to this Agreement) shall be construed as a reference to:

(a)	such agreement, indenture or any other document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement, indenture or any other document whereby such agreement or document is so amended, varied, supplemented or novated; and

(c)	any other agreement, indenture or any other document entered into pursuant to or in accordance with any such agreement or document.

1.7	No Personal Liability
No personal liability shall attach to any director, officer or employee of any Obligor or any member of the Wider Group for any representation or statement made by a Borrower or that member of the Wider Group in a certificate signed by such director, officer or employee.

1.8	Borrower Intercreditor Agreement

(a)	This Agreement is entered into subject to, and with the benefit of, the terms of the Borrower Intercreditor Agreement.

(b)
Notwithstanding anything to the contrary in this Agreement, the terms of the Borrower Intercreditor Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of the Borrower Intercreditor Agreement.

1.9	Dutch Terms
In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a “necessary action to authorise” where applicable, includes without limitation:

(i)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)	obtaining an unconditional positive or neutral advice (advies) from the competent works council(s).

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(b)	“financial assistance” means any act not permitted by Article 2:98c of the Dutch Civil Code;

(c)
a “Security Interest” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(d)	a “winding-up”, “administration” or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(e)	a “moratorium” includes surseance van betaling and “granted a moratorium” includes surseance verleend;

(f)
any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(g)	a “trustee” in insolvency proceedings includes a curator;

(h)	an “administrator” includes a bewindvoerder;

(i)	an “attachment” includes a beslag;

(j)	“gross negligence” means grove schuld;

(k)	“negligence” means schuld;

(l)	“wilful misconduct” means opzet; and

(m)	a “merger” means a fusie.

2.	THE FACILITY

2.1	The Facility
The Lenders make available to the Borrower upon the terms and subject to the conditions of this Agreement a term loan facility in an amount equal to the Total Commitments.

2.2	Adjustment of Total Commitments

(a)
To the extent there has been a Successful Exchange, the Total Commitments will be immediately and automatically reduced and cancelled on the Successful Exchange Date so that the Total Commitments on the Successful Exchange Date will be adjusted as follows:

A = B - C
Where:

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A	= the Total Commitments

B	= euros 934,000,000

C	= the aggregate principal amount of the Original Senior Unsecured Exchange Notes up to a maximum amount of euros 934,000,000.

(b)
To the extent the Total Commitments are reduced and cancelled in accordance with paragraph (a) above, such reduction and cancellation shall be applied to reduce the Commitments of the Lenders rateably.

2.3	Increase

(a)	The Borrower may by giving prior notice to the Facility Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 6.5 (Right of Cancellation in Relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with Clause 15 (Illegality), request that the Commitments be increased (and the Commitments be so increased) in an aggregate amount in the relevant currency of up to the amount of the Available Commitments or Commitments so cancelled and the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Borrower, each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume as if it had been an Original Lender by executing an Increase Confirmation. Each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender.

(b)
The Facility Agent shall promptly and no later than 5 Business Days following receipt of an Increase Confirmation duly executed by the Borrower and any Increase Lender execute that Increase Confirmation and deliver a copy of such executed Increase Confirmation to the Borrower and that Increase Lender.

(c)	The Borrower may pay to any Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender.

(d)
Each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender.

(e)	The Commitments of the other Lenders shall continue in full force and effect.

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(f)
An increase in the Commitments shall take effect on the date specified by the Borrower in any relevant notice referred to in paragraph (b) above or any later date on which the conditions set out in paragraph (h) below are satisfied.

(g)	An increase in the Commitments will only be effective on:

(i)	the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Borrower Intercreditor Agreement; and

(B)
the performance by the Facility Agent of all necessary “know your client” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify the Borrower and the Increase Lender.

(h)
Each Increase Lender, by executing an Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(i)	Clause 31.6 (Limitation of Responsibility of Transferor) shall apply mutatis mutandis in this Clause 2.3 (Increase) in relation to any Increase Lender as if references in that Clause to:

(i)	a “Transferor” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility:

(a)	by way of an equity contribution or intercompany loan to Bidco to be applied by Bidco towards:

(i)
financing a portion of the purchase price payable in relation to the Ziggo Acquisition (including, without limitation, the acquisition of any shares in Ziggo N.V. from its minority shareholders after the Closing Date for

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the purposes of the acquisition of any additional shares in Ziggo N.V. following the Closing Date and the acquisition of assets to facilitate the occurrence of the Full Ownership Date);

(ii)	directly or indirectly the repayment, redemption or refinancing of any other Financial Indebtedness used directly or indirectly to acquire shares in Ziggo N.V.;

(b)
towards financing any original issue discount, fees, costs and expenses (including, without limitation, legal fees, interest payments, make-whole or other premiums and any other redemption amounts) due and payable in connection with (a)(i) above and any other fees, costs and expenses (including, without limitation, legal fees) incurred by the Borrower, Bidco or any of their Affiliates in connection with the negotiation and preparation of the Finance Documents; and

(c)	for the general corporate purposes of the Borrower.

2.5	Finance Parties’ Rights and Obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Borrower shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	CONDITIONS

3.1	Initial Conditions Precedent
The obligations of the Lenders to make the Facility available to the Borrower shall be conditional upon:

(a)
the Facility Agent having confirmed to the Borrower that it has received all of the documents and evidence listed in Part 1: of Schedule 2 (Conditions Precedent) and that each is, unless otherwise indicated in that Schedule, satisfactory, in form and substance, to the Facility Agent, (acting reasonably) or the requirement to provide such document or evidence has been waived by the Instructing Group; and

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(b)
The Borrower having confirmed to the Facility Agent that the offer in relation to the Ziggo Acquisition has been declared unconditional. The Facility Agent shall notify the Lenders promptly upon being so satisfied.

3.2	Utilisations during the Certain Funds Period

(a)
Subject to Clause 3.1 (Initial Conditions Precedent), during the Certain Funds Period, a Lender will only be obliged to comply with Clause 4.2 (Lenders’ Participations) in relation to a Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)
the representations and warranties in Clause 17.2 (Status) to Clause 17.5 (Non-violation) (inclusive) to be made by the Borrower are true in all material respects in each case by reference to the facts and circumstances then subsisting; and

(ii)	it is not unlawful in any applicable jurisdiction for that Lender to perform any of its obligations to lend or participate or maintain its participation in any Advance.

(b)
During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 4.2 (Lenders’ Participations)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments;

(ii)
rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Utilisation;

(iii)	refuse to participate in the making of a Utilisation;

(iv)	exercise any right of set off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Utilisation;

(v)
cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Borrower Security Document to the extent to do so would prevent or limit the making of a Utilisation; or

(vi)
take any other action or make or enforce any claim (in its capacity as a Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Utilisation;

provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

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4.	UTILISATION

4.1	Conditions to Utilisation
Save as otherwise provided in this Agreement, an Initial Loan will be made by the Lenders to the Borrower if:

(a)
the Facility Agent has received from the Borrower a duly completed Utilisation Request in the relevant form no later than the Specified Time, receipt of which shall oblige the Borrower to utilise the amount requested on the Utilisation Date stated therein upon the terms and subject to the conditions contained in this Agreement;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period;

(c)	the proposed Interest Period complies with Clause 10 (Interest Periods);

(d)	the currency specified in the Utilisation Request must be euros; and

(e)	the amount of the proposed Utilisation must be at least €500,000.

4.2	Lenders’ Participations

(a)	If the conditions set out in this Agreement have been met, each Lender will participate through its Facility Office in each Initial Loan made pursuant to Clause 4.1 (Conditions to Utilisation).

(b)	The amount of each Lender's participation in an Advance will be equal to the proportion borne by its Available Commitments to the Available Facility immediately prior to making the Advance.

5.	REPAYMENT

5.1	Repayment of Initial Loans

(a)
Subject to Clause 5.2 (Mandatory extension of Initial Loans into Term Loans), the Borrower shall repay to the Facility Agent for the rateable account of the Lenders the aggregate outstanding amount of the Initial Loans on the Initial Maturity Date.

(b)	The Borrower may not re-borrow any part of the Facility which is repaid.

5.2	Mandatory extension of Initial Loans into Term Loans

(a)	Each Lender shall be required to extend the Termination Date of its Initial Loans if:

(i)	on the Initial Maturity Date no Extension Default exists and is continuing; or

(ii)	a Securities Demand Failure has occurred.

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(b)
If, on the Initial Maturity Date, an Extension Default exists and is continuing as to which a cure period is applicable under Clause 21 (Events of Default) but has not then expired, the Initial Maturity Date shall be automatically extended until the earlier of:

(i)	the expiration of such cure period without cure of such Extension Default (in which case the Advance shall become immediately due and payable on the last day of such cure period); or

(ii)	the cure or waiver of such Extension Default on or before the last day of the applicable cure period.

(c)	If either:

(i)	the condition specified in paragraph (a)(i) is satisfied or a Securities Demand Failure has occurred; or

(ii)	the requirements of Clause paragraph (b)(ii) are satisfied,
as from the Conversion Date in the case of paragraph (c)(i) or (if applicable) the date on which the requirements in (b)(ii) are satisfied, the Termination Date of the Initial Loans shall be extended to the Final Maturity Date without requirement of any action from the Finance Parties, and such loans shall thereafter be Term Loans under and governed by this Agreement.

5.3	Repayment of Term Loans
The Borrower shall repay to the Facility Agent for the rateable account of the Lenders the aggregate outstanding amount of any Term Loans on the Final Maturity Date.

6.	CANCELLATION

6.1	Voluntary Cancellation
The Borrower may, by giving to the Facility Agent not less than 3 Business Days prior written notice to that effect (unless the Instructing Group has given its prior consent to a shorter period) cancel any Available Facility in whole or any part (but if in part, in an amount that reduces the Facility by a minimum amount of €5,000,000 and an integral multiple of €1,000,000) and any such cancellation shall, reduce the relevant Available Commitments of the Lenders rateably.

6.2	Notice of Cancellation
Any notice of cancellation given by the Borrower pursuant to Clause 6.1 (Voluntary Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

6.3	Cancellation of Available Commitments

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(a)	At the end of the Availability Period, any Available Commitments shall automatically be cancelled and the Available Commitment of each Lender shall automatically be reduced to zero.

(b)	No Available Commitments which have been cancelled under this Agreement may thereafter be reinstated.

6.4	Right of Repayment and Cancellation in relation to a Single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 13.2 (Tax Gross-up);

(ii)	any Lender claims indemnification from the Borrower under Clause 13.3 (Tax Indemnity) or Clause 14 (Increased Costs); or

(iii)	any Lender, invokes Clause 11.2 (Market Disruption),
then, subject to paragraph (c) below the Borrower may:

(A)
arrange for the transfer or assignment in accordance with this Agreement of the whole (but at par only) of that Lender’s Commitment and participation in the Utilisations to a new or existing Lender willing to accept that transfer or assignment; or

(B)
give the Facility Agent notice of cancellation of that Lender’s Commitment and the Borrower’s intention to procure the repayment of that Lender’s participation in the Utilisation, whereupon the Commitment of that Lender shall immediately be reduced to zero;

(b)
On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a)(iii)(B) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation (together with all interest and other amounts accrued under the Finance Documents).

(c)	The Borrower may only exercise its rights under paragraph (a) above if:

(i)
in the case of paragraphs (a)(i) and (a)(ii) above, the circumstance giving rise to the requirement or indemnification continues or, in the case of (a)(iii) no more than 90 days have elapsed since the relevant invoking of Clause 11.2 (Market Disruption); and

(ii)	it gives the Facility Agent and the relevant Lender not less than 5 Business Days prior notice.

(d)	The replacement of a Lender pursuant to paragraph (a)(iii)(A) above shall be subject to the following conditions:

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(i)	no Finance Party shall have any obligation to find a replacement Lender;

(ii)	any replaced Lender shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that replaced Lender under any Finance Document; and

(iii)	any replacement of a Lender which is the Facility Agent shall not affect its role as the Facility Agent.

6.5	Right of Cancellation in Relation to a Defaulting Lender
Without prejudice to the Borrower’s rights under Clause 2.3 (Increase):

(a)
If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent 3 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.	VOLUNTARY PREPAYMENT

7.1	Voluntary Prepayment
The Borrower may, by giving to the Facility Agent not less than 3 Business Days prior written notice to that effect (unless the Instructing Group has given its prior consent to a shorter period) repay any Advance in whole or in part (but if in part, in a minimum amount of €5,000,000 and an integral multiple of €1,000,000), together with accrued interest on the amount repaid without premium or penalty but subject to the payment of any Break Costs (if applicable).

7.2	Release from Obligation to Make Advances
A Lender for whose account a repayment is to be made under Clause 6.4 (Right of Repayment and Cancellation in relation to a Single Lender) shall not be obliged to participate in the making of Advances on or after the date upon which the Facility Agent receives the relevant notice of intention to repay such Lender’s share of the Outstandings, on which date all of such Lender’s Available Commitments shall be cancelled and all of its Commitments shall be reduced to zero.

7.3	Notice of Prepayment
Any notice of prepayment given by the Borrower pursuant to Clause 7.1 (Voluntary Prepayment) or Clause 6.4 (Right of Repayment and Cancellation in relation to a Single Lender) shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige the Borrower to make such prepayment on such date.

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7.4	Restrictions on Repayment
The Borrower may not repay all or any part of any Advance except at the times and in the manner expressly provided for in this Agreement.

7.5	Cancellation upon Repayment
No amount repaid under this Agreement may subsequently be reborrowed.

8.	MANDATORY PREPAYMENT AND CANCELLATION

8.1	Change of Control

(a)	“Change of Control” means:

(i)
at any time prior to and including the Closing Date: (A) a Change of Control as defined in, and construed in accordance with, the Bidco Facility Agreement (as at the date of this Agreement); or (B) the Original Security Provider ceases to own 100 per cent. of the shares in the Borrower; or (C) the Borrower ceases, by virtue of any powers conferred by the articles of association or other documents regulating Bidco to, directly or indirectly, direct or cause the direction of management and policies of Bidco or ceases to own 100 per cent. of the shares in Bidco (or ceases to own 100 per cent. of the shares in an Intermediate Holding Company which owns, directly or indirectly, 100 per cent. of the shares in Bidco).

(ii)	at any time after the Closing Date, a Change of Control as defined and set out in Schedule 11 (Description of Notes);

(b)	upon the occurrence of a Change of Control:

(i)
the Borrower must comply with the undertakings set out under the heading “Change of Control” in Schedule 11 (Description of Notes) as though such undertakings were set out at length in this Clause 8.1 mutatis mutandis; and

(ii)	all Available Commitments will be automatically cancelled.

8.2	Take Out Financing
If, after the Signing Date:

(a)
any debt or equity or convertible securities, notes or debentures of the Borrower are issued or other Financial Indebtedness incurred by the Borrower other than the Senior B Unsecured Exchanged Notes issued by the Borrower on the Closing Date; or

(b)
any debt or equity or convertible securities, notes or debentures of the Borrower or any of its Subsidiaries are issued or incurred for the purposes of refinancing all or a portion of the any Financial Indebtedness of the Borrower,

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in each case an amount equal to 100% of the net cash proceeds thereof net of related fees, costs and expenses (or such lesser amount sufficient to prepay the outstanding amounts of the Advances together with interest and all other amounts due in respect thereof) shall be promptly applied towards the prepayment of the Advances, in each case, to the extent such payments are permitted under this Agreement, the Borrower Intercreditor Agreement, the Bidco Facility Agreement (and any intercreditor agreement entered into in connection therewith) and the Refinancing Facilities Agreement (and any intercreditor agreement entered into in connection therewith) and, if no such amounts are then outstanding under this Agreement such net cash proceeds shall instead be applied in permanent cancellation and reduction of the Commitments under this Agreement.

8.3	Miscellaneous Provisions

(a)
All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment and, subject to Clause 25.2 (Break Costs), without premium or penalty.

(b)	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(c)	Any prepayment in part of any Advance shall be applied against the participations of the Lenders in that Advance pro rata.

9.	INTEREST

9.1	Calculation of interest

(a)	Subject to Clause 9.2 (Interest Cap), the rate of interest on each Initial Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	EURIBOR,
and any increase in the Margin that occurs during an Interest Period will have immediate effect and shall apply to the Initial Loan concerned for the remainder of that Interest Period.

(b)	The rate of interest with respect to the Term Loans shall be a rate equal to the Interest Cap as defined in Clause 9.2 (Interest Cap) below.

9.2	Interest Cap
Notwithstanding anything contained in Clause 9.1 (Calculation of interest) or Clause 11 (Market Disruption and Alternative Interest Rates) but without prejudice to Clause 22 (Default Interest), in no event shall the interest rate on the Initial Loans for any Interest Period exceed a rate equal to 8.00% per cent. per annum (the “Interest Cap”).

9.3	Payment of interest

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The Borrower shall pay accrued interest on the Advances on the last day of each Interest Period and on the date of any prepayment of the Advances.

9.4	Notification of rates of interest
The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Interest Periods

(a)
Each Interest Period will, subject to paragraph (c) below and Clause 10.2 (Non Business Days), be 1, 2, 3 or 6 months or such other period of up to 12 months agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders) in each case as the Borrower may select by notice to the Facility Agent no later than 9.30 am on the date falling 3 Business Days before the first day of the relevant Interest Period.

(b)	If the Borrower fails to select an Interest Period in accordance with paragraph (a) above, the duration of that Interest Period shall be three months.

(c)	An Interest Period for an Advance shall not extend beyond the Termination Date.

(d)	Each Interest Period for an Advance shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.2	Non Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one or the preceding Business Day (if there is not).

10.3	No Division of Advances
Advances may not be divided.

11.	MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

11.1	Absence of Quotations
Subject to Clause 11.2 (Market Disruption):

(a)
if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation on the Quotation Date in accordance with Clause 11.2 (Market Disruption), the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks; or

(b)
if Clause 11.3 (Alternative Reference Bank Rate) applies but an Alternative Reference Bank does not supply a quotation in accordance with Clause 11.3 (Alternative Reference Bank Rate), the applicable Alternative Reference Bank

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Rate shall be determined on the basis of the quotations of the remaining Alternative Reference Banks.

11.2	Market Disruption

(a)
If a Market Disruption Event occurs in relation to an Initial Loan for any Interest Period, then the rate of interest applicable to each Lender’s portion of such Initial Loan during the relevant Interest Period shall (subject to any agreement reached pursuant to Clause 11.4 (Alternative Rate)) be the rate per annum which is the sum of

(i)	the Margin; and

(ii)
the Alternative Reference Bank Rate or (if an Alternative Market Disruption Event has occurred with respect to an Initial Loan for the relevant Interest Period of that Initial Loan) the rate per annum notified to the Facility Agent by such Lender before the last day of such Interest Period to be that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Initial Loan during such Interest Period provided that if more than one such rate is notified to the Facility Agent pursuant to this Clause 11.2(a)(ii), the rate shall be the average of those rates so notified.

(b)	If:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than the Alternative Reference Bank Rate; or

(ii)	a Lender has not notified the Facility Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Initial Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Alternative Reference Bank Rate.

(c)	In this Agreement:
“Alternative Market Disruption Event” means:

(i)
before close of business in London on the date falling one Business Day after the Quotation Date for the relevant Interest Period, none or only one of the Alternative Reference Banks supply a rate to the Facility Agent to determine the Alternative Reference Bank Rate for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Date for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders to whom in aggregate [40]% or more of the relevant Initial Loan is owed (or, in the case of an undrawn Initial Loan, if made would

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be owed) that the cost to it of funding its participation from whatever source it may reasonably select would be in excess of the Alternative Reference Bank Rate; and
“Market Disruption Event” means:

(i)
at or about noon on the Quotation Date for the relevant Interest Period none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Date for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders to whom in aggregate [40]% or more of the relevant Initial Loan is owed (or, in the case of an undrawn Initial Loan, if made would be owed) that the cost to it of funding its participation from whatever source it may reasonably select would be in excess of EURIBOR.

11.3	Alternative Reference Bank Rate

(a)
If a Market Disruption Event occurs, the Facility Agent shall as soon as is practicable request each of the Alternative Reference Banks to supply to it the rate at which that Alternative Reference Bank could have borrowed funds in the relevant currency and for the relevant period in the European interbank market at or about 11:00 a.m. (Brussels time) on the Quotation Date for the Interest Period of that Initial Loan, were it to have done so by asking for and then accepting interbank offers for deposits in reasonable market size in the currency of that Initial Loan and for a period comparable to the Interest Period of that Initial Loan.

(b)
As soon as is practicable after receipt of the rates supplied by the Alternative Reference Banks, the Facility Agent will notify the Borrower and the Lenders of the arithmetic mean of the rates supplied to it in accordance with paragraph (a) above (the “Alternative Reference Bank Rate”).

11.4	Alternative Rate
If Clause 11.2 (Market Disruption) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing an alternative basis:

(a)	for determining the rate of interest from time to time applicable to such Initial Loans; and/or

(b)	upon which such Initial Loans may be maintained thereafter,
and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each Party, provided that the Facility Agent may not agree any such alternative basis without the prior consent of each Lender holding Outstandings under each applicable Facility, acting reasonably.

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12.	COMMISSIONS AND FEES

12.1	Fees
The Borrower shall pay (or procure the payment of) to the Bookrunners and Mandated Lead Arrangers, as applicable, the fees specified in the relevant Fee Letter at the times and in the amounts specified in such letter.

12.2	Agency Fee
The Borrower shall pay (or procure the payment of) to the Facility Agent and the Security Agent for their own account the fees specified in the letter dated on or about the date of this Agreement between the Facility Agent, the Security Agent and the Borrower at the times and in the amounts specified in such letter.

13.	TAX GROSS-UP AND INDEMNITIES

13.1	Definitions
In this Agreement:
“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than (i) a FATCA Deduction or (ii) a deduction or withholding for or on account of any Bank Levy (or otherwise attributable to, or arising as a consequence of, a Bank Levy).
“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 13.2 (Tax Gross-up) or a payment under Clause 13.3 (Tax Indemnity).
Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the discretion of the person making the determination acting reasonably and in good faith.

13.2	Tax Gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law or by a binding decision of a tax authority or court.

(b)
Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If

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the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)
If a Tax Deduction is required by law to be made by any Obligor, the amount of the payment due from the relevant Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, the relevant Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
In the case of a Tax Deduction made by an Obligor, the relevant Obligor shall furnish, if reasonably possible, to the Facility Agent on behalf of the Finance Party concerned, within the period for payment permitted by the relevant law, either:

(i)	an official receipt of the relevant taxation or other authorities involved in respect of the Tax Deduction; or

(ii)
if such receipts are not issued by the taxation or other authorities concerned on payment to them in respect of a Tax Deduction, a certificate of deduction or equivalent evidence of the relevant Tax Deduction.

(f)
Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

13.3	Tax Indemnity

(a)
Each Obligor shall (within ten Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party reasonably determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a payment of an Obligor under the Finance Documents. The Protected Party shall within 5 Business Days of request by the relevant Obligor provide to that Obligor reasonable written details explaining the loss, liability or cost and the calculation of the amount claimed by the Protected Party.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

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(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.2 (Tax Gross-up);

(B)	relates to a FATCA Deduction required to be made by a Party; or

(C)	is suffered or incurred by a Finance Party in respect of a Bank Levy.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from any Obligor under this Clause 13.3, notify the Facility Agent.

13.4	Tax Credit

(a)
If and to the extent that an Obligor pays any additional amount under Clause 13.2 (Tax Gross-up) or makes a payment under Clause 13.3 (Tax Indemnity) and any Finance Party receives and retains the benefit of a refund of Tax or credit against Tax, including any relief, remission for, or repayment of any tax which is identified by the Finance Party determines as attributable to the tax that was withheld or deducted (a “Tax Credit”), then that Finance Party shall reimburse to the relevant Obligor such amount as it shall determine so as to leave that Finance Party after that reimbursement, in the same after-Tax position as in no better or worse position than it would have been in if payment of the relevant additional amount or payment had not been required. Each Finance Party shall have absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so and which reliefs and credits are to be regarded as used for these purposes. Such reimbursement shall be made as soon as reasonably practicable after such Finance Party shall have made any such determination. No Finance Party shall be obliged to disclose any information regarding its tax affairs or computations to an Obligor.

(b)
If a Finance Party has made a payment to an Obligor pursuant to this Clause 13.4 (Tax Credit) on account of a Tax Credit and it subsequently transpires that that Finance Party did not receive that Tax Credit, or received a reduced Tax Credit, such Obligor, as the case may be, shall on demand,pay to that Finance Party the amount which that Finance Party determines, acting reasonably and in good faith, will put it (after that payment is received) in the same after-tax position as it

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would have been in had no such payment or a reduced payment been made to such Obligor.

(c)
No Finance party shall be obliged to make any payment under this Clause 13.4 (Tax Credit) if, by doing so, it would contravene the terms of any applicable Law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

13.5	Stamp Taxes
Each Obligor shall pay and, within 10 Business Days of demand, indemnify each Secured Party and Mandated Lead Arranger against any cost, loss or liability that Secured Party or Mandated Lead Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document save for any such Taxes payable in respect of an assignment, transfer or sub-participation of a Lender’s interests in respect of a Finance Document.

13.6	Value Added Tax

(a)
All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT and no Party shall exercise any potential option for waiving a VAT exemption. Subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT, unless the VAT charge is caused by the Finance Party’s option to waive a VAT exemption, and in either case concurrently against the issue of an appropriate invoice.

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), (i) if the Supplier is required to account to the relevant tax authority for the VAT, the Subject Party must also pay to the Supplier and, (ii) if the Recipient is required to account to the relevant tax authority for the VAT the Subject Party must pay to the Recipient, (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. Where paragraph (i) applies, the Recipient must promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. Where paragraph (ii) applies, the Subject Party must only pay to the Recipient an amount equal to the amount of such VAT to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT.

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(c)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party for the full amount of such costs and expenses, including such part thereof as represents VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)
Any reference in this Clause 13.6 to any Party shall, at any time when such Party is treated as a member of a group (including but not limited to any fiscal unities) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or in the relevant legislation of any jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax).

(e)
If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by such Finance Party, that Party must give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply and at such time that the Finance Party may reasonably request it.

Where an Obligor is required to make a payment under paragraph (b) above, such amount shall not become due until the relevant Obligor has received a formal invoice detailing the amount to be paid.

13.7	Tax Administration Formalities

(a)
The Finance Parties and the Obligors shall co-operate in good faith in completing any procedural steps (including, but not limited to, giving any required confirmation or providing any relevant information) necessary for an Obligor to make payments to the Finance Party without any withholding or deduction for any Taxes. In particular, the Borrower agree to provide such information in respect of itself as may be reasonably requested by the Finance Parties in writing in order for the Finance Parties to comply with any administrative formalities required for the Finance Parties to be exempt from withholding or deduction for any Taxes under any applicable international treaty.

(b)
Similarly, each Finance Party undertakes to provide any tax certificate or other document as may be reasonably requested by the Borrower in writing in order for the Borrower to be exempt from withholding or deduction for any Taxes under any applicable international treaty.

(c)
Each Finance Party shall confirm whether it is entitled to receive payments under the Finance Documents free from withholding under FATCA and shall provide any documentation, forms and other information relating to its status under FATCA reasonably requested by the Facility Agent or the Borrower sufficient

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for the Facility Agent and the Borrower to comply with their obligations under FATCA and to determine whether such Finance Party has complied with such applicable reporting requirements.

14.	INCREASED COSTS

14.1	Increased Costs
Subject to Clause 14.3 (Exceptions), the Borrower shall, within 3 Business Days of a demand by the Facility Agent, pay (or procure the payment of) for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result (direct or indirect) of:

(a)
the introduction or implementation of or any change in (or any change in the interpretation, administration or application of) any Law, regulation, practice or concession or any directive, requirement, request or guideline (whether or not having the force of law but where such law, regulation, practice, concession, directive, requirement, request or guideline does not have the force of law, it is one with which banks or financial institutions subject to the same are generally accustomed to comply) of any central bank, including the European Central Bank, the Financial Services Authority or any other fiscal, monetary, regulatory or other authority after the date of this Agreement; or

(b)	compliance with any Law, regulation, practice, concession or any such directive, requirement, request or guideline made after the date of this Agreement.

14.2	Increased Costs Claims

(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its, or if applicable, its Affiliate’s Increased Costs and setting out in reasonable detail the circumstances giving rise to such claim and its calculations in relation to such Increased Costs.

14.3	Exceptions
Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by Law to be made by the an Obligor;

(b)
compensated for by Clause 13.3 (Tax Indemnity) (or would have been compensated for under Clause 13.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax Indemnity) applied);

(c)	attributable to the gross negligence of or wilful breach by, the Finance Party or, if applicable, any of its Affiliates of any law, regulation, practice, concession,

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directive, requirement, request or guideline, to which the imposition of such Increased Cost relates;

(d)
suffered by a Finance Party and in respect of which that Finance Party intends to make a claim pursuant to paragraph (a) of Clause 14.2 (Increased Costs Claims), is not (and its claim under paragraph (a) of Clause 14.2 (Increased Costs Claims) is not) notified by that Finance Party to the Facility Agent within 30 days of that Finance Party becoming aware that it had suffered the relevant Increased Cost;

(e)
attributable to the implementation of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Signing Date (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, relevant Finance Party or any of its Affiliates);

(f)	attributable to a FATCA Deduction required to be made by a Party; or

(g)	attributable to any Bank Levy but only to the extent that such Bank Levy is no more onerous than in respect of:

(i)	a Bank Levy not yet enacted into law, any draft of such proposed Bank Levy as at the date of this Agreement; or

(ii)	any other Bank Levy, as set out under existing law as at the date of this Agreement.
In this Clause 14.3 reference to “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	ILLEGALITY

15.1	Illegality of a Lender
If at any time after a Lender becomes a Party it becomes unlawful in any applicable jurisdiction for such Lender to perform any of its obligations as contemplated by this Agreement respectively or to make, fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)
upon the Facility Agent notifying the Borrower, the Commitments of that Lender shall immediately be reduced to zero and cancelled or, if required by the Borrower, on such date transferred to another bank or institution willing to accept that transfer; and

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(c)
upon the Facility Agent notifying the Borrower, the Borrower shall, on such date as the Facility Agent shall have specified (being no earlier than the last day permitted by law) repay that Lender’s participation in the Utilisations (together with accrued interest on and all other amounts owing to that Lender under the Finance Documents) or, if required by the Borrower, that Lender’s participations shall on such date be transferred at par to another bank or institution willing to accept that transfer (to the extent it is lawful for such Lender to undertake such transfer).

16.	MITIGATION

16.1	Mitigation

(a)
Each Finance Party shall in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or pursuant to, or cancelled pursuant to, any of Clause 13 (Tax Gross-up and Indemnities), Clause 14 (Increased Costs) or Clause 15 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or financial institution acceptable to the Borrower which is willing to participate in any Facility in which such Lender has participated.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of Liability

(a)
With effect from the Signing Date, the Borrower agrees to indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might in any way be prejudicial to it.

17.	REPRESENTATIONS AND WARRANTIES

17.1	Representations and Warranties
Each Obligor makes the representations and warranties set out in this Clause 17 in each case to the Finance Parties.

17.2	Status*

(a)	It is a company duly organised or incorporated or a partnership duly formed, in either case, validly existing under the laws of its jurisdiction of incorporation or establishment.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

17.3	Powers and Authority*

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It has the power:

(a)	to enter into and comply with all obligations expressed on its part under the Finance Documents to which it is expressed to be a party;

(b)	(in the case of the Borrower) to borrow under this Agreement; and

(c)	(in the case of the Guarantor) to give the guarantee in Clause 23 (Guarantee and Indemnity), and has taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents to which it is a party.

17.4	Legal Validity*

(a)
Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable, subject to any relevant reservations or qualifications as to matters of law contained in any legal opinion delivered under this Agreement, in accordance with its terms.

(b)
The choice of law set out in the Finance Documents and its irrevocable submission to jurisdiction set out therein in respect of any proceedings relating to the Finance Documents (other than any Finance Document which is expressly to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.

(c)
Any judgment obtained in England in relation to a Finance Document (other than any Borrower Security Document which is expressly to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.

17.5	Non-violation*
The execution and delivery by it of the Finance Documents to which it is a party, and its performance of the transactions contemplated thereby, will not violate:

(a)	in any material respect, any law or regulation or official judgment or decree applicable to it;

(b)	in any material respect, its constitutional documents; or

(c)
any material agreement or instrument to which it is a party or binding on any of its assets, or binding upon any of its Subsidiaries or any of its Subsidiaries’ assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

17.6	Consents

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(a)
Subject to any relevant reservations or qualifications contained in any legal opinion referred to in Clause 17.4 (Legal Validity) above, all material and necessary authorisations, registrations, consents, approvals, licences, and filings required by it in connection with the execution, validity or enforceability of the Finance Documents to which it is a party and performance of the transactions contemplated by the Finance Documents have been obtained (or, if applicable, will be obtained within the required time period) and are validly existing.

(b)
All the Necessary Authorisations are in full force and effect, each member of the Group is in compliance in all material respects with all provisions thereof and the Necessary Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack or revocation of a Necessary Authorisation would not have or not be reasonably likely to have a Material Adverse Effect.

17.7	Event of Default
No Event of Default has occurred and is continuing or will result from the making of any Advance.

17.8	Security Interests
Its execution and delivery of this Agreement does not necessitate and will not result in the creation or imposition of any Security Interest over any of its material assets or those of any member of the Group (except for any Security Interest created pursuant to the Borrower Security Documents).

17.9	Litigation and Insolvency Proceedings*

(a)
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against it and, to its knowledge, no such proceedings are threatened, where in any such case, there is a reasonable likelihood of an adverse outcome to it where that outcome is of a nature which would or is reasonably likely to have a Material Adverse Effect.

(b)	None of the circumstances referred to in the Event of Default relating to bankruptcy, insolvency or reorganisation have been commenced against it.

17.10	No Filing or Stamp Taxes*
Under the laws of its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, other than the registration with the Dutch tax authorities or the Royal Netherlands Notarial Organisation Koninlijke Notariële Beroepsorganisatie) of Dutch deeds of pledge or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording, notarising or enrolling or any tax or fee payable in relation to a Finance Document that is referred to in any Legal Opinion which will be made or paid promptly after the date of a Finance Document.

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17.11	Taxation

(a)
No claims are being asserted against it or any member of the Group with respect to Tax liabilities which are reasonably likely to be determined adversely to it or to such member and which, if so adversely determined, would or is reasonably likely to have a Material Adverse Effect.

(b)
It is not materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid within any period required by law all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than Tax liabilities being contested by it in good faith and where it has made adequate reserves for such liabilities or where such overdue filing, or non-payment, or a claim for payment, of which in each such case would not have or not be reasonably likely to have a Material Adverse Effect).

17.12	Ownership of Assets
Save to the extent disposed of in a manner permitted by the terms of any of the Finance Documents with effect from and after the Signing Date, it has good title to or valid leases or licences of or is otherwise entitled to use all material assets necessary to conduct its business taken as a whole to the extent that the failure to have such title, leases or licences or to be so entitled has or is reasonably likely to have a Material Adverse Effect.

17.13	Group Structure Chart
The Group Structure Chart sets out a description (giving effect to the transactions to occur substantially simultaneously with the Closing Date) which will be true and complete in all material respects as at the Closing Date in respect of the corporate ownership structure of the Group and of the Borrower.

17.14	ERISA

(a)
Neither it nor any member of the Group or any ERISA Affiliate maintains, contributes to or has any obligation to contribute to or any liability under, any Plan, or in the past five years has maintained or contributed to or had any obligation to, or liability under, any Plan.

(b)
Neither it nor any ERISA Affiliate has, at any time, maintained or contributed to, and is not obliged to maintain or contribute to, any Plan that is subject to Title IV or Section 302 of ERISA and/or Section 412 of the Code or any Multiemployer Plan.

17.15	Anti-Terrorism Laws*
Neither it nor any of its Subsidiaries:

(a)	is, or is controlled by, a Designated Party;

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(b)	to its knowledge, has received funds or other property from a Designated Party; or

(c)	to its knowledge, is in breach of any Anti-Terrorism Law.
It and each of its Affiliates have taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws.

17.16	Margin Stock*
It is not engaged, nor does it intend to engage, principally or as one of its important activities, in the business of purchasing or carrying any Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in each case in violation of any Margin Regulations, and no proceeds of any Advance will be used for any purpose that violates any Margin Regulations.

17.17	Investment Company Act
It is not required to register as an “investment company” or a company “controlled” by such an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended.

17.18	Claims Pari Passu
Subject to any relevant reservations or qualifications contained in any legal opinion referred to in Clause 17.4 (Legal Validity), the claims of the Finance Parties against it under the Finance Documents, to which it is party rank and will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

17.19	No Immunity*
In any legal proceedings taken in its jurisdiction of incorporation or establishment and, if different, England in relation to any of the Finance Documents to which it is party it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

17.20	Centre of Main Interests*
Its Centre of Main Interests is the place in which its registered office is situated or, if different, another place in the country in which its registered office is situated, or The Netherlands.

17.21	No Material Misstatements
No information or financial statement furnished by an Obligor or on behalf of an Obligor to the Facility Agent or any Lender in connection with the negotiation of any Finance Document or included therein or delivered pursuant thereto contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken as a whole and in the light of the circumstances under which they were

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made, not misleading, in each case as at the date of the document containing such information or the date of such financial statement; provided that, to the extent any such information or financial statement was based on or constitutes a forecast or projection, each Obligor represents only that it acted in good faith, and utilised assumptions believed to be reasonable at the time in the preparation of such information or financial statement, it being understood that such forecasts and projections may vary from actual results and that such variances may be material.

17.22	Sanctions*

(a)
At any time prior to the Closing Date, the Borrower has not to the best of its, its directors, its officers or its employees knowledge violated any applicable law, directive, national statute or administrative regulation relating to money-laundering, unlawful financial activities or unlawful use or appropriation of corporate funds including international economic sanctions or trade embargoes imposed by the US administered by the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”) or equivalent European Union measure).

(b)
At any time on or after the Closing Date, no member of the Group, to the best knowledge of the Borrower, any director, officer, agent, employee or other person acting on behalf of the Borrower and/or any other member of the Group or any of their respective Subsidiaries has caused the Borrower or any other member of the Group or any of their respective subsidiaries to be in violation of any applicable law, directive, national statute or administrative regulation relating to money-laundering, unlawful financial activities or unlawful use or appropriation of corporate funds including economic or financial sanctions or trade embargoes imposed by the US (including those administered by OFAC or equivalent European Union measure).

17.23	Times for Making Representations and Warranties
The representations and warranties set out in this Clause 17 are made by each Obligor regarding itself on the Signing Date, the representations and warranties in Clause 17.10 (No Filing or Stamp Taxes), 17.21 (No Material Misstatements) are deemed to be made by each Obligor on the date on which the Mandated Lead Arrangers confirm to the Facility Agent that primary syndication is complete and the representations and warranties set out in Clauses 17.2 (Status), 17.3 (Powers and Authority), 17.4 (Legal Validity), 17.5 (Non-violation), 17.9 (Litigation and Insolvency Proceedings), 17.14 (Anti-terrorism), 17.16 (Margin Stock), 17.19 (No Immunity) and 17.20 (Centre of Main Interests) 17.22 (Sanctions) are deemed to be made again by each Obligor (as applicable), on the Closing Date with reference to the facts and circumstances then existing.

18.	GENERAL UNDERTAKINGS

18.1
(a)    Subject to paragraph (b) below, each of the undertakings set out in this Clause 18 (General Undertakings) will remain in full force and effect and apply from the Signing Date until (and including) the Closing Date.

(b)	The provisions set out in Schedule 11 (Description of Notes) under the headings “Limitation on Indebtedness”, “Limitation on Restricted Payments”, “Limitation

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on Liens”, “Limitation on Restrictions on Distributions from Restricted Subsidiaries”, “Limitation on Sales of Assets and Subsidiary Stock”, “Limitation on Affiliate Transactions”, “Limitation on Layering”, “Limitation on Issuance of Guarantees and Indebtedness by Restricted Subsidiaries”, “Reports”, “Merger and Consolidations”, “Impairment of Liens” and “Suspension of Covenants on Achievement of Investment Grade Status” are hereby incorporated herein with effect from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, as if set out at length in this clause 18(b) mutatis mutandis.

18.2	Authorisations
Each Obligor will obtain or cause to be obtained, maintain and comply with the terms of:

(a)	every material consent, authorisation, licence or approval of, or filing or registration with or declaration to, governmental or public bodies or authorities or courts; and

(b)	every material notarisation, filing, recording, registration or enrolment in any court or public office, in each case required under any law or regulation to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of the Finance Document to which it is a party; and obtain or cause to be obtained every Necessary Authorisation and ensure that (i) none of the Necessary Authorisations is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect and (ii) no Necessary Authorisation is modified and no member of the Group commits any breach of the terms or conditions of any Necessary Authorisation which, in the case of each of (i) and (ii) would or is reasonably likely to have a Material Adverse Effect.

18.3	Pari Passu Ranking
Each Obligor will procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all the claims of its other present and future unsecured and unsubordinated creditors (save for those obligations mandatorily preferred by applicable law applying to companies generally).

18.4	Compliance with Laws
Each Obligor will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, having jurisdiction over it or any of its assets, except where failure to comply therewith would not have or be reasonably likely to have a Material Adverse Effect.

18.5	Financial Year End

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Each Obligor will maintain a financial year end of 31 December save with the prior written consent of the Facility Agent (acting on the instructions of the Instructing Group (such consent not to be unreasonably withheld).

18.6	“Know Your Client” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective New Lender) to comply with “know your client” or similar reasonable identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective New Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective New Lender to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.7	Further Assurance

(a)
The Borrower shall at its own expense, promptly take all such reasonable action as the Facility Agent or the Security Agent may require for the purpose of the creation, perfection, protection or maintenance of the Security (including the registration or filing of any Borrower Security Documents with all appropriate authorities to the extent necessary for the purposes of perfecting the Security created thereunder).

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(b)
At any time after an Event of Default has occurred and whilst such Event of Default is continuing, the Borrower shall, at its own expense, take any and all action as the Security Agent may deem necessary for the purposes of perfecting or otherwise protecting the Lenders’ interests in the Security constituted by the Borrower Security Documents.

(c)
Each Obligor shall (and the Borrower shall procure that each member of the Group shall) at its own expense, promptly take all such reasonable action as the Facility Agent or the Security Agent may require for the purpose of complying with the provisions of paragraph (d) below.

(d)
The Borrower shall ensure that any member of the Group who gives a guarantee in respect of any Senior B Unsecured Exchange Notes shall also become a Guarantor hereunder to the extent that it is not already Party as a Guarantor.

18.8	No Amendments
No Obligor shall amend its constitutional documents in a manner which could reasonably be expected to have a Material Adverse Effect.

18.9	Taxation
Each Obligor will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith; and

(b)	such failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

18.10	Holding Companies
Without the consent of the Instructing Group, each Obligor will not, and will procure that each other member of the Group will not, trade, carry on any business, own any assets or incur any liabilities, except in respect of:

(a)	the provision of administrative, managerial, legal and accounting services of a type customarily provided by a Holding Company to its Subsidiaries;

(b)	the ownership of shares, membership interests or other equity interests in its Subsidiaries (or as set out in the Structure Memorandum);

(c)	any liabilities under the Finance Documents (and under the Bidco Finance Documents);

(d)	any liabilities in respect of the Senior B Unsecured Exchange Notes and the Bidco Facility Agreement;

(e)	in respect of Bidco only, any business, assets or liabilities arising in connection with any transaction permitted under the Bidco Finance Documents (as at the date of this Agreement); and

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(f)	Cash and Cash Equivalent Investments.

19.	EXCHANGE NOTES

19.1	Exchange Note Indenture

(a)
The Borrower shall negotiate in good faith with the Arrangers the form of an Exchange Note Indenture with respect to the Exchange Notes, which Exchange Note Indenture shall be governed by New York law. The Exchange Note Indenture will include covenants, events of default and other provisions equivalent to the covenants, events of default and other provisions set out under the heading “Certain Covenants” in Schedule 11 (Description of Notes) (save as set out in Schedule 12 (Exchange Notes Summary) or this Clause 19).

(b)
The Borrower and the Arrangers agree to negotiate and finalise the Exchange Note Indenture to be entered into pursuant to paragraph (a) above no later than (i) 30 days prior to the Initial Maturity Date and (ii) ten Business Days after any other Conversion Date; provided that the Borrower may defer only the first issuance of Exchange Notes until such time as the Borrower shall have received requests to issue an aggregate principal amount of Advances to be so exchanged that equals or exceeds the minimum amount specified in Clause 19.2 (Exchange Notes).

(c)
The Exchange Note Indenture shall be fully executed and delivered (including the form of Exchange Notes attached thereto), and the Exchange Notes will be fully executed and deposited into escrow, not later than (i) 30 days prior to the Initial Maturity Date and (ii) ten Business Days after any other Conversion Date or such other date as the Arrangers may agree.

(d)
In connection with the execution of the Exchange Note Indenture, the Borrower shall furnish an opinion from New York law legal counsel in form and substance satisfactory to the Exchange Note Trustee, stating that, upon issuance of Exchange Notes in consideration for an equal amount of Term Loans, the Exchange Note Indenture constitutes a legal, valid and binding obligation of the Borrower and the Guarantors, enforceable against each of the Borrower and the Guarantors in accordance with its terms.

19.2	Exchange Notes

(a)
Each Lender may from time to time on any Business Day on or after the Conversion Date elect pursuant to an Exchange Request given in accordance with Clause 19.3 (Manner of Exchange of Term Loans) below, to exchange all or any portion of its Term Loans (if any) then outstanding for one or more Exchange Notes (each such exchange being referred to herein as an  “Exchange”); provided that the first issuance of Exchange Notes (whether at the election of one or multiple Lenders) shall be for at least €75,000,000 in aggregate principal amount of Exchange Notes.

(b)	The Exchange Notes shall:

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(i)	rank pari passu with the Term Loans to the extent that any Term Loans remain outstanding;

(ii)
have the same terms and conditions as the Senior B Unsecured Exchange Notes in their original form, mutatis mutandis (save as set out in Schedule 12 (Exchange Notes Summary) or this Clause 19) and shall be listed on the same stock exchange as the Senior B Unsecured Exchange Notes;

(iii)	be issued pursuant to and shall be governed by and construed solely in accordance with the Exchange Note Indenture;

(iv)	be guaranteed by the same entities that guarantee the Term Loans and will be secured by the same assets securing the Term Loans; and

(v)	require that the Borrower submit to the non exclusive jurisdiction and venue of the U.S. Federal and state courts of the State of New York and will waive any right to trial by jury.

(c)
The principal amount of the Exchange Notes in any Exchange will equal 100% of the aggregate principal amount of the participation in the Term Loan for which they are exchanged and shall be issued at an issue price equal to such principal amount of the participation in the Term Loans for which they are exchanged.

(d)	Each Exchange Note in an Exchange shall:

(i)	be denominated in euros;

(ii)
bear interest from and including the first day of the unexpired Interest Period applicable to the Term Loan for which the Exchange Notes are exchanged to and including the Final Maturity Date at a fixed rate per annum (calculated on the basis of actual number of days elapsed over a year of 360 days) that is 8% per annum Such interest will be payable semi-annually; and

(iii)	be callable as set out in Schedule 12 (Exchange Notes Summary).

(e)
The Borrower agrees that it will, on the date of issuance of any Exchange Notes in accordance with this Clause 19.2 (Exchange Notes), make all designations and notifications required by the terms of the Borrower Intercreditor Agreement in order to give the Exchange Notes the full benefit of the terms of the Borrower Intercreditor Agreement.

19.3	Manner of Exchange of Term Loans

(a)
Subject to Clause 31 (Assignments and Transfers), in order to effect an Exchange a Lender shall provide the Facility Agent and the Borrower with a duly completed Exchange Request at least ten Business Days prior to an Exchange Date (which shall also be a Business Day) selected by such Lender for an Exchange in compliance with Clause 19.2 (Exchange Notes) above. Each Exchange Request under this Clause 19.3 shall specify the following:

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(i)	the Lender’s legal name;

(ii)	the Exchange Date selected by such Lender;

(iii)
subject to Clause 31 (Assignments and Transfers), the name of the proposed registered Holder of the Exchange Notes to be issued pursuant to the Exchange Request, and the address (or account, as the case may be) for delivery of the Exchange Notes to be delivered thereto;

(iv)
the principal amount of that Lender’s Advance to be repaid and the corresponding principal amount of Exchange Notes to be issued pursuant to the Exchange Request, provided that the minimum denominations in which an Advance may be exchanged shall be at least €500,000 and integral multiples of €1,000;

(v)	the amount of each Exchange Note requested (which shall be at least €500,000 and integral multiples of €1,000 in excess thereof; and

(vi)	that the Exchange Request is delivered pursuant to this Clause 19.3.
In addition, such Lender shall provide such other information reasonably requested by the Facility Agent.

(b)
Upon receipt of an Exchange Request under this Clause 19.3, the Facility Agent shall send written or telecopy notice of such proposed Exchange to the Exchange Note Trustee, with a copy to the Borrower, that shall specify the information contained in such Exchange Request, and shall deliver the Exchange Note(s) to the Exchange Note Trustee for authentication and thereafter use all reasonable endeavours to deliver them to the registered Holder or Holders thereof on the date specified in the Exchange Request.

(c)	Upon delivery of the Exchange Notes pursuant to this Clause 19 the Facility Agent shall cancel each Advance so exchanged.

19.4	Not a registered security

(a)
Each Lender acknowledges that none of the Exchange Notes will be registered under the Securities Act and represents and agrees that it may only acquire Exchange Notes for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of the Exchange Notes (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each of the Lenders acknowledges that the Exchange Notes will bear a legend restricting the transfer thereof in accordance with the Securities Act.

(b)	Subject to the provisions of the previous paragraph, the Borrower and each Guarantor agrees that, with the consent of the Facility Agent, each Lender will

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be able to sell or transfer all or any part of the Exchange Notes to any third party in compliance with applicable laws.

19.5	Co-operation

(a)
The Borrower agrees that it will from and after the first Utilisation of the Facility commence and proceed with (i) preparation of a preliminary offering memorandum or private placement memorandum (the “Offering Document”) relating to an issuance of high yield notes for the purpose of refinancing the Facility (the “New High Yield Bonds”) and which contains, except as otherwise agreed to by the Arrangers, all financial statements and other data relating to the Borrower and the Group customarily included in such an offering memorandum and, except as otherwise customary and reasonably agreed by such Arrangers, all other data that would be necessary for such investment banks to receive customary “comfort” from independent accountants in connection with the offering of the New High Yield Bonds; (ii) the application process for the listing of the New High Yield Bonds on the official list of the Luxembourg Stock Exchange (or such other stock exchange or agreed by the Arrangers and the Borrower) and admission to trading on the Euro MTF, and (iii) the preparation of materials for a presentation to ratings agencies for a rating on the New High Yield Bonds. The Arrangers may rely, without independent verification, upon the accuracy and completeness of the Offering Document (other than with respect to any information contained therein provided by or on behalf of the Arrangers), and none of the Arrangers assumes any responsibility therefor (other than with respect to any information contained therein provided by or on behalf of such Arranger).

(b)
The Borrower will use commercially reasonable efforts to cause senior management of the Group and of the Borrower to make themselves reasonably available for customary due diligence, rating agency presentations and one or more road shows and other meetings with potential investors for the New High Yield Bonds as reasonably required by the Arrangers.

20.	ACCEDING GROUP COMPANIES

20.1	Assignment or Transfers by Obligors
Subject to Clause 20.2 (Facility Pushdown) below, none of the rights, benefits and obligations of the Obligors or any Security Provider under this Agreement shall be capable of being assigned or transferred and the each Obligor and the Security Provider undertakes not to seek to assign or transfer any of its rights, benefits and obligations under this Agreement.

20.2	Facility Pushdown

(a)
The Original Borrower may, at its option, effect a pushdown of its rights and obligations under the Finance Documents through one or more of a combination of methods contemplated in the definition of Debt Pushdown as defined and set out in Schedule 11 (Description of Notes) (a “Facility Pushdown”).

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(b)
The Original Borrower shall ensure that, where it elects to undertake a pushdown of the Senior B Unsecured Exchange Notes in accordance with the terms thereof (a “Note Pushdown”), it shall at the same time and in the same manner effect a Facility Pushdown so that no Note Pushdown occurs prior to the occurrence of a Facility Pushdown and so that the Pushdown Borrower in respect of any Facility Pushdown is the same entity as the pushdown issuer in respect of the Note Pushdown.

(c)	The Original Borrower shall ensure that simultaneous with the Facility Pushdown:

(i)
to the extent that, pursuant to a Facility Pushdown, the rights and obligations of the Original Borrower under the Finance Documents will be transferred to or assumed by another member of the Group, that member of the Group shall accede to this Agreement as the Pushdown Borrower in accordance Clause 20.3 (Pushdown Borrower);

(ii)
the Replacement Security Provider grants first ranking Security Interests in favour of the Security Agent for the benefit of the Finance Parties over 100 per cent. of the shares in the Pushdown Borrower on the same terms as the equivalent Security Interests granted by the Original Borrower to the Security Agent pursuant to the Borrower Security Documents;

(iii)
the Facility Agent has received all of the documents and evidence listed in paragraphs 1 and 2 of Schedule 10 (Accession Documents) in respect of the Replacement Security Provider (each in form and substance satisfactory to the Facility Agent (acting reasonably)); and

(iv)	each of the Finance Parties has confirmed that it has completed its “know your customer” requirements in respect of the Pushdown Borrower and the Replacement Security Provider.

(d)
The Facility Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that the conditions specified in paragraph (c) above have been satisfied (the date of such notice being the “Debt Pushdown Date”).

(e)
Without further action by any Party, on the Debt Pushdown Date, to the extent that the rights and obligations of the Original Borrower under the Finance Documents have been transferred to or assumed by another member of the Group, the Original Borrower will be released from all of its obligations as Borrower under the Finance Documents.

20.3	Pushdown Borrower

(a)
In respect of any member of the Group which is to accede to this Agreement as the Pushdown Borrower in accordance with Clause 20.2(c) (Facility Pushdown), that member of the Group shall become the Pushdown Borrower for the purpose of this Agreement if:

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(i)	the Original Borrower delivers to the Facility Agent a duly completed and executed Accession Notice;

(ii)	the Original Borrower confirms that no Event of Default is continuing or would occur as a result of that member of the Group becoming the Pushdown Borrower; and

(iii)
the Facility Agent has received all of the documents and other evidence listed in Schedule 10 (Accession Documents) in relation to that member of the Group, each in form and substance satisfactory to the Facility Agent (acting reasonably).

(b)	The Facility Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that the conditions specified in paragraph (a) above have been satisfied.

20.4	Guarantors

(a)
Subject to paragraph (b) below, the Borrower may, upon not less than 5 Business Days prior written notice to the Facility Agent, request that any member of the Group becomes a Guarantor under this Agreement.

(b)	Such member of the Group may become a Guarantor if:

(i)	the Borrower delivers to the Facility Agent a duly completed and executed Accession Notice;

(ii)	the Borrower confirms that no Event of Default is continuing or would occur as a result of that member of the Group becoming a Guarantor; and

(iii)
the Facility Agent has received all of the documents and other evidence listed Schedule 10 (Accession Documents) in relation to that member of the Group, each in form and substance satisfactory to the Facility Agent, acting reasonably.

(c)	The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied that the conditions specified in paragraph (b) above have been satisfied.

20.5	Assumption of Rights and Obligations
Upon satisfactory delivery of a duly executed Accession Notice to the Facility Agent, together with the other documents required to be delivered under Clause 20.3 (Pushdown Borrower) or 20.4 (Guarantors) (as applicable), the relevant member of the Group, the Obligors and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such member of the Group been an original party to this Agreement as the Original Borrower or a Guarantor (as applicable) and such member of the Group shall become a party to this Agreement as the Pushdown Borrower or a Guarantor (as applicable).

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21.	EVENTS OF DEFAULT

21.1	General
The provisions set out under the heading “Events of Default” of Schedule 11 (Description of Notes) are hereby incorporated herein with effect on and after the Signing Date as if set out in length in this Clause 21.1 mutatis mutandis.

22.	DEFAULT INTEREST

22.1	Consequences of Non-Payment
If any sum due and payable by an Obligor under this Agreement is not paid on the due date therefor in accordance with the provisions of Clause 27 (Payments) or if any sum due and payable by an Obligor pursuant to a judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the Business Day on which the obligation of such Obligor to pay the Unpaid Sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period (which shall be a Business Day) and the duration of each of which shall (except as otherwise provided in this Clause 22 (Default Interest)) be selected by the Facility Agent.

22.2	Default Rate
During each such period relating thereto as is mentioned in Clause 22.1 (Consequences of Non-Payment) an Unpaid Sum shall bear interest at the rate per annum which is the sum from time to time of (x) on or prior to the Conversion Date 1%, the Margin and EURIBOR, as the case may be, on the Quotation Date therefor or (y) after the Conversion Date 1% and the Interest Cap, provided that:

(a)
if, for any such period, EURIBOR, as the case may be, cannot be determined, the rate of interest applicable to each Lender’s portion of such Unpaid Sum shall be the rate per annum which is the sum of 1%, the Margin, (as aforesaid) and the rate per annum that shall be notified to the Facility Agent by such Lender as soon as practicable after the beginning of such period as being that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Unpaid Sum during such period; and

(b)
if such Unpaid Sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first Interest Period applicable to it shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such Interest Period shall be that which exceeds by 1% the rate which would have been applicable to it had it not so fallen due.

22.3	Maturity of Default Interest

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Any interest which shall have accrued under Clause 22.2 (Default Rate) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other dates as the Facility Agent may specify by written notice to the Obligor.

22.4	Construction of Unpaid Sum
Any Unpaid Sum shall (for the purposes of this Clause 22 (Default Interest), Clause 14 (Increased Costs) and Clause 25 (Borrower’s Indemnities)) be treated as an advance and accordingly in those provisions the term “Advance” includes any Unpaid Sum and the term “Interest Period”, in relation to an Unpaid Sum, includes each such period relating thereto as is mentioned in Clause 22.1 (Consequences of Non-Payment).

23.	GUARANTEE AND INDEMNITY

23.1	Guarantee
With effect from the Signing Date or if later, the date on which it accedes to this Agreement in such capacity, each Guarantor irrevocably and unconditionally guarantees, jointly and severally, to each of the Finance Parties the due and punctual payment by each other Obligor of all sums payable by that Obligor under each of the Finance Documents and agrees that promptly on demand it will pay to the Facility Agent each and every sum of money which each Borrower is at any time liable to pay to any Finance Party under or pursuant to any Finance Document and which has become due and payable but has not been paid at the time such demand is made and provided that before any such demand is made on a Restricted Borrower, demand for payment of the relevant sum shall first have been made on the relevant Borrower.

23.2	Indemnity
With effect from the Signing Date, or if later, the date upon which it accedes to this Agreement in such capacity, each Guarantor irrevocably and unconditionally agrees, jointly and severally, as primary obligor and not only as surety, to indemnify and hold harmless each Finance Party on demand by the Facility Agent from and against any loss incurred by such Finance Party as a result of any of the obligations of an Obligor under or pursuant to any Finance Document being or becoming void, voidable, unenforceable or ineffective as against any Obligor for any reason whatsoever (whether or not known to that Finance Party or any other person) the amount of such loss being the amount which the Finance Party suffering it would otherwise have been entitled to recover from the relevant Obligor and provided that the amount payable by a Guarantor under this Clause 23.2 (Indemnity) shall not exceed the amount such Guarantor would have had to pay under Clause 23.1 (Guarantee) if the amount claimed had been recoverable on the basis of a guarantee.

23.3	Continuing and Independent Obligations
The obligations of each Guarantor under this Agreement shall constitute and be continuing obligations which shall not be released or discharged by any intermediate payment or settlement of all or any of the obligations of each Obligor under the Finance

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Documents, shall continue in full force and effect until the unconditional and irrevocable payment and discharge in full of all amounts owing by each Obligor under each of the Finance Documents and are in addition to and independent of, and shall not prejudice or merge with, any other security (or right of set off) which any Finance Party may at any time hold in respect of such obligations or any of them.

23.4	Avoidance of Payments
Where any release, discharge or other arrangement in respect of any obligation of any Obligor, or any Security held by any Finance Party therefor, is given or made in reliance on any payment or other disposition which is avoided or must be repaid (whether in whole or in part) in an insolvency, liquidation or otherwise and whether or not any Finance Party has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid (in whole or in part), the provisions of this Clause 23.4 (Avoidance of Payments) shall continue as if such release, discharge or other arrangement had not been given or made.

23.5	Immediate Recourse
None of the Finance Parties shall be obliged, before exercising or enforcing any of the rights conferred upon them in respect of the Guarantors by this Agreement or by Law, to seek to recover amounts due from any other Obligor or to exercise or enforce any other rights or Security any of them may have or hold in respect of any of the obligations of any Obligor under any of the Finance Documents.

23.6	Waiver of Defences
Neither the obligations of the Guarantors contained in this Agreement nor the rights, powers and remedies conferred on the Finance Parties in respect of the Guarantors by this Agreement or by Law shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or reorganisation of any Obligor or any other person or any change in the status, function, control or ownership of any Obligor or any such person;

(b)
any of the obligations of any Obligor or any other person under any Finance Document or any Security held by any Finance Party therefor being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)
any time or other indulgence being granted to or agreed (i) to or with any Obligor or any other person in respect of its obligations or (ii) in respect of any security granted under any Finance Documents;

(d)	unless otherwise agreed, any amendment to, or any variation, waiver or release of, any obligation of, or any Security granted by, any Obligor or any other person under any Finance Document;

(e)	any total or partial failure to take, or perfect, any Security proposed to be taken in respect of the obligations of any Obligor or any other person under the Finance Documents;

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(f)
any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any security held by any Finance Party in respect of any Obligor’s obligations under any Finance Document;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

(h)
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security; or

(i)
any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors under this Agreement or any of the rights, powers or remedies conferred upon the Finance Parties or any of them by this Agreement or by Law.

23.7	No Competition
Until all amounts which may become payable by each Obligor under or in connection with the Finance Documents have been paid in full, no Guarantor will exercise any rights:

(a)	to claim by way of contribution or indemnity in relation to any of the obligations of the Obligors under any of the Finance Documents;

(b)	to claim or prove as a creditor of any Obligor or any other person or its estate in competition with the Finance Parties or any of them;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee); or

(e)	to exercise any right of set-off against any Obligor,
except to the extent that the Facility Agent so requires and in such manner and upon such terms as the Facility Agent may specify and each Guarantor shall hold any moneys, rights or security held or received by it as a result of the exercise of any such rights on trust for the Facility Agent for application in or towards payment of any sums at any time owed by the Obligors under any of the Finance Documents as if such moneys, rights or security were held or received by the Facility Agent under this Agreement.

23.8	Appropriation

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To the extent any Finance Party receives any sum from any Guarantor in respect of the obligations of any of the other Obligors under any of the Finance Documents which is insufficient to discharge all sums which are then due and payable in respect of such obligations of such other Obligors, such Finance Party shall not be obliged to apply any such sum in or towards payment of amounts owing by such other Obligor under any of the Finance Documents, and any such sum may, in the relevant Finance Party’s discretion, be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the relevant Finance Party may think fit) of such sums in or towards the discharge of such liabilities owed to it by such other Obligor under the Finance Documents as such Finance Party may select provided that such Finance Party shall promptly make such application upon receiving sums sufficient to discharge all sums then due and payable to it by such other Obligor under the Finance Documents.

23.9	Guarantee Limitations - Dutch
This guarantee does not apply to any liability to the extent that it would constitute unlawful financial assistance within the meaning of sections 2:98c of the Dutch Civil Code or equivalent provisions. This limitation shall cease to be applicable to a Dutch limited liability company upon the abolishment of sections 2:98c of the Dutch Civil Code and equivalent provisions.

24.	ROLE OF THE FACILITY AGENT, THE ARRANGERS AND OTHERS

24.1	Appointment of the Facility Agent
Each of the other Finance Parties under the Facility appoints Bank of America Merrill Lynch International Limited as the Facility Agent to act as its agent under and in connection with the Finance Documents and authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically delegated to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)
Without prejudice to Clause 31.12 (Copy of Transfer Deed, Transfer Agreement or Increase Confirmation), paragraph (a) above shall not apply to any Transfer Certificate, Assignment Agreement or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any Party.

(d)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

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(e)	The Facility Agent shall promptly inform each Lender of the contents of any notice or document received by it in its capacity as Facility Agent from a an Obligor under the Finance Documents.

(f)
The Facility Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Facility Agent shall not be deemed to have knowledge of the occurrence of a Default. However, if the Facility Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Lenders of such notice.

(g)	If so instructed by the Instructing Group, the Facility Agent shall refrain from exercising any power or discretion vested in it as agent under any Finance Document.

(h)	The duties of the Facility Agent under the Finance Documents are, save to the extent otherwise expressly provided, solely mechanical and administrative in nature.

(i)
The Facility Agent shall provide to the Borrower within 5 Business Days of request (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

24.3	Role of the Bookrunners and the Arrangers
Except as specifically provided in the Finance Documents, none of the Bookrunners or the Arrangers shall have any obligations of any kind to any other party under or in connection with any Finance Document.

24.4	No Fiduciary Duties

(a)	Nothing in the Finance Documents constitutes the Facility Agent or any of the Arrangers as a trustee or fiduciary of any other person.

(b)	None of the Facility Agent, the Security Agent or the Arrangers, shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5	Business with the Wider Group

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Any of the Facility Agent, the Arrangers [or the Security Agent] may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Wider Group.

24.6	Discretion of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)	no Default has occurred (unless the Facility Agent has actual knowledge of such Default).

(ii)	any right, power, authority or discretion vested in this Agreement upon any party, the Lenders or the Instructing Group has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Without prejudice to the generality of paragraph (e) above, the Facility Agent may disclose the identity of a Defaulting Lender to the other relevant Finance Parties and the Borrower and shall disclose the same upon the written request of the Borrower or the Instructing Group.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Arranger or the bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7	Instructing Group Instructions

(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall act in accordance with any instructions given to it by the Instructing Group

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(or, if so instructed by the Instructing Group, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and shall not be liable to any relevant Finance Party for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Instructing Group.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Instructing Group will be binding on all the Finance Parties.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Instructing Group, or, if appropriate, the Lenders until it has received such security or collateral as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with such instructions.

(d)
In the absence of instructions from the Instructing Group, or, if appropriate, the Lenders, the Facility Agent may act (or refrain from taking action) as it considers to be in the best interests of the Lenders.

(e)
The Facility Agent shall not be authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document without first obtaining the Lender’s consent to do so. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, presentation or protection of rights under the Borrower Security Documents or enforcement of the Security or Borrower Security Documents.

24.8	No Responsibility
None of the Facility Agent or any Arranger shall be:

(a)
responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party or an Obligor or any other person in or in connection with any Finance Document;

(b)
responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)
responsible for any determination as to whether any information provided or to be provided to any Finance Party is non public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9	Exclusion of Liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 27.8 (Disruption to Payment Systems), the Facility Agent will not be liable to any Finance Party for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

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(b)
No Party may take any proceedings, or assert or seek to assert any claim, against any officer, employee or agent of any Agent in respect of any claim it might have against such Agent, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and agrees that any such officer, employee or agent may enforce this provision.

(c)
The Facility Agent will not be liable for any failure to notify any person of any matter referred to in Clause 31.16 (Notification) or any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all reasonable steps to comply with Clause 31.16 (Notification) and taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

24.10	Lender’s Indemnity
Each Lender shall (in proportion to its share of the Total Commitments, or if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent from time to time within three Business Days of demand by the Facility Agent against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of its negligence or wilful misconduct or, in the case of any cost, loss or liability pursuant to Clause 27.8 (Disruption to Payment Systems) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as a Facility Agent under the Finance Documents (unless it has been reimbursed therefor by an Obligor pursuant to the terms of the Finance Documents).

24.11	Resignation

(a)
The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or the Netherlands as successor Facility Agent by giving notice to the Lenders and the Borrower.

(b)
The Facility Agent may resign without having designated a successor as agent under paragraph (a) above (and shall do so if so required by the Instructing Group) by giving 30 days notice to the Lenders and the Borrower, in which case the Instructing Group may appoint a successor Facility Agent (acting through an office in the United Kingdom or the Netherlands), approved by the Borrower, acting reasonably. If the Instructing Group has not appointed a successor Facility Agent in accordance with this paragraph (b) within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent (acting through an office in the United Kingdom or the Netherlands), approved by the Borrower, acting reasonably.

(c)
Provided no Default is outstanding, the Borrower may, by notice to the Facility Agent, require the Facility Agent to resign by giving five Business Days’ notice. In this event, the Facility Agent shall resign and the Borrower shall appoint a successor Facility Agent acting through an office in the United Kingdom or the Netherlands (without requiring consent from any Finance Party). The Borrower

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may exercise such right to replace the Facility Agent once during the life of the Facilities.

(d)
The retiring Facility Agent shall, at the Borrowers’ cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)	The resignation notice of the Facility Agent shall only take effect upon the appointment of a successor Facility Agent.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24 (Role of the Facility Agent and the Arrangers and others). The Facility Agent’s successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor Facility Agent had been an original party as Facility Agent.

24.12	Replacement

(a)
The Instructing Group may, with the prior written consent of Bidco, by giving 30 days' notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent.

(b)
The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(c)
The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Instructing Group to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 34.5 (Indemnity to the Facility Agent) and this Clause (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.13	Confidentiality

(a)
The Facility Agent (in acting as agent for the Finance Parties) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

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(b)
If information is received by another division or department of the Facility Agent it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Finance Parties are not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any Law.

24.14	Facility Office
The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

24.15	Credit Appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each of the Facility Agent, the Bookrunners and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, the Bookrunners, the Arrangers or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Security, the priority of any of the Security or the existence of any Security Interests affecting the Security.

24.16	Deduction from Amounts Payable by the Facility Agent

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If any amount is due and payable by any party to the Facility Agent under any Finance Document the Facility Agent may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that party shall be regarded as having received such payment without any such deduction.

24.17	Obligors’ Agent

(a)	Each Obligor (other than the Borrower) irrevocably authorises the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Borrower on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents notwithstanding that the same may affect such Obligor, without further reference to or the consent of such Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Borrower on its behalf, and in each such case such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions, executed such Finance Document and agreement or received any such notice, demand or other communication and each Finance Party may rely on any action purported to be taken by the Borrower on behalf of that Obligor.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors’ Agent under any Finance Document, or in connection with this Agreement (whether or not known to any other Obligor, as the case may be, and whether occurring before or after such person became Party), shall be binding for all purposes on all other Obligors as if the other Obligor had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors’ Agent or any other Obligor, those of the Obligors’ Agent shall prevail.

24.18	Co-operation with the Facility Agent

(a)
Each Lender and each Obligor will co-operate with the Facility Agent to complete any legal requirements imposed on the Facility Agent in connection with the performance of its duties under this Agreement and shall supply any information requested by the Facility Agent in connection with the proper performance of those duties provided that no Obligor shall be under any obligation to provide any information the supply of which would be contrary to any confidentiality obligation binding on the Borrower or any member of the Group or prejudice

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the retention of legal privilege in such information and provided further that no Obligor shall (and the Borrower shall procure that no member of the Group shall) shall be able to deny the Facility Agent any such information by reason of it having entered into a confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group.

(b)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic Communication) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Giving of Notice) and Clause 34.5(a)(iii) (Electronic Communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.19	Accession documents
The Facility Agent will promptly countersign each relevant accession document which is required for accession of the relevant parties to the Borrower Intercreditor Agreement.

25.	BORROWER'S INDEMNITIES

25.1	General Indemnities
The Borrower undertakes, on a joint and several basis, to indemnify:

(a)
each of the Finance Parties against any out-of-pocket cost, claim, loss, expense (including legal fees) or liability, which any of them may sustain or incur as a consequence of the occurrence of any Default; and

(b)
each Lender against any out-of-pocket loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower under this Agreement (save as a result of such Lender’s own gross negligence or wilful default).

25.2	Break Costs

(a)
A Borrower shall, within 10 Business Days of demand by the Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of any Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

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(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

26.	CURRENCY OF ACCOUNT

26.1	Currency
Euros is the currency of account and payment for each and every sum at any time due from any Obligor under this Agreement provided that:

(a)	each repayment of any Outstandings or Unpaid Sum (or part of it) shall be made in the currency in which those Outstandings or Unpaid Sum are denominated on their due date;

(b)	interest shall be payable in the currency in which the sum in respect of which such interest is payable was denominated when that interest accrued;

(c)	each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(d)	each payment pursuant to Clause 13.3 (Tax Indemnity) or Clause 14.1 (Increased Costs) shall be made in the currency specified by the Finance Party claiming under it, acting reasonably.

26.2	Currency Indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

27.	PAYMENTS

27.1	Payment to the Facility Agent

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On each date on which this Agreement requires an amount to be paid by any Obligor or any of the Lenders under this Agreement, such Obligor or, as the case may be, such Lender shall make the same available to the Facility Agent by payment in same day funds (or such other funds as may for the time being be customary for the settlement of transactions in the relevant currency) to such account or bank as the Facility Agent (acting reasonably) may have specified for this purpose and any such payment which is made for the account of another person shall be made in time to enable the Facility Agent to make available such person’s portion of it to such other person in accordance with Clause 27.2 (Distributions by the Facility Agent).

27.2	Distributions by the Facility Agent
Save as otherwise provided in this Agreement, each payment received by the Facility Agent for the account of another person shall be made available by the Facility Agent to such other person (in the case of a Lender, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in a Participating Member State or London as such person shall have previously notified to the Facility Agent by not less than 5 Business Days’ notice for this purpose.

27.3	Clear Payments
Any payment required to be made by any Obligor under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

27.4	Impaired Agent

(a)
If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 27.1 (Payment to the Facility Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account (the “Trust Account”) held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Finance Party beneficially entitled to that payment under the Finance Documents. In each case such payments must be made within 5 Business Days of the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A party which has made a payment in accordance with this Clause 27.4 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

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(d)
Promptly upon the appointment of a successor Facility Agent in accordance with Clause 24.11 (Resignation), each Party which has made a payment to a trust account in accordance with this Clause 27.4 (Impaired Agent) shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with this Agreement.

27.5	Partial Payments
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by any Obligor under the Finance Documents, the Facility Agent shall, unless otherwise instructed by the Instructing Group, apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in payment in or towards payment pro rata of any unpaid fees, costs and expenses incurred by the Facility Agent and the Security Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under any Finance Document;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under any Finance Document; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents, and such application shall override any appropriation made by an Obligor.

27.6	Indemnity
Where a sum is to be paid under the Finance Documents to the Facility Agent for the account of another person, the Facility Agent shall not be obliged to make the same available to that other person (or to enter into or perform any exchange contract in connection therewith) until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum (or the proceeds of such exchange contract) was (or were) so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify and hold harmless the Facility Agent from and against any cost or loss it may have suffered or incurred by reason of its having paid out such sum (or the proceeds of such exchange contract) prior to its having received such sum. This indemnity shall only apply to the Obligors with effect from the Signing Date.

27.7	Notification of Payment
Without prejudice to the liability of each Party to pay each amount owing by it under this Agreement on the due date therefor, whenever a payment is expected to be made by any of the Finance Parties, the Facility Agent shall give notice prior to the expected date

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for such payment, notify all such Finance Parties of the amount, currency and timing of such payment.

27.8	Disruption to Payment Systems
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem reasonably necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Finance Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments);

(e)
the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 27.8 (Disruption to Payment Systems); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27.9	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the immediately succeeding Business Day in the same calendar month (if there is one) or the immediately preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement, interest is payable on such amount at the rate payable on the original due date.

28.	SET-OFF

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28.1	Right to Set-off
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.2	No Obligation
No Lender shall be obliged to exercise any right given to it by Clause 28.1 (Right to Set-off).

29.	SHARING AMONG THE FINANCE PARTIES

29.1	Payments to Finance Parties
If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from any Obligor other than in accordance with Clause 27 (Payments) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 27.5 (Partial Payments), without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial Payments).

29.2	Redistribution of Payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and shall distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 27.5 (Partial Payments).

29.3	Recovering Finance Party’s Rights
On a distribution by the Facility Agent under Clause 29.2 (Redistribution of Payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the sum recovered equal to the Sharing Payment will be treated as not having been paid by that Obligor.

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29.4	Reversal of Redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of Payments) shall, upon the request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5	Exceptions

(a)
This Clause 29 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29 (Sharing among the Finance Parties), have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party under this Clause 29 (Sharing among the Finance Parties), any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified such other Finance Party of the legal or arbitration proceedings; and

(ii)
such other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice of it or did not take separate legal or arbitration proceedings.

30.	CALCULATIONS AND ACCOUNTS

30.1	Day Count Convention
Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (in the case of amounts denominated in euro) or 360 days (in the case of amounts denominated in any other currency) (as appropriate or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed and any Tax Deductions required to be made from any payment of interest shall be computed and paid accordingly.

30.2	Reference Banks

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Save as otherwise provided in this Agreement, on any occasion a Reference Bank, Alternative Reference Bank or Lender fails to supply the Facility Agent with an interest rate quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

30.3	Maintain Accounts
Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under this Agreement.

30.4	Control Accounts
The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded:

(a)	the amount any Advance or Unpaid Sum and the face amount, and each Lender’s share in it;

(b)	the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Lenders under the Finance Documents and each Lender’s share in it; and

(c)	the amount of any sum received or recovered by the Facility Agent under this Agreement and each Lender’s share in it.

30.5	Prima Facie Evidence
In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 30.3 (Maintain Accounts) and Clause 30.4 (Control Accounts) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

30.6	Certificate of Finance Party
A certificate of a Finance Party as to the amount for the time being required to indemnify it against any Tax pursuant to Clause 13.3 (Tax Indemnity) or any Increased Cost pursuant to Clause 14.1 (Increased Costs) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

30.7	Certificate of the Facility Agent
A certificate of the Facility Agent as to the amount at any time due from the Borrower under this Agreement (or the amount which, but for any of the obligations of the Borrower under this Agreement being or becoming void, unenforceable or ineffective, at any time, would have been due from the Borrower under this Agreement) shall, in the absence of manifest error, be prima facie evidence for the purposes of Clause 23 (Guarantee and Indemnity).

31.	ASSIGNMENTS AND TRANSFERS

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31.1	Successors and Assignees
This Agreement shall be binding upon and enure to the benefit of each Party and its or any subsequent successors, permitted assignees and transferees.

31.2	Assignments or Transfers by Lenders

(a)	Subject to this Clause 31, a Lender (the "Existing Lender") may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,
under any Finance Document to any person (the "New Lender").

31.3	Conditions of assignment or transfer

(a)
An Existing Lender must obtain the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) before it may make an assignment or transfer in accordance with Clause 31.2 (Assignments and Transfers by the Lenders) unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund advised and/or managed by a common entity or an Affiliate thereof, to any other fund managed by such common entity or Affiliate; or

(iii)	made at a time when an Event of Default is continuing.

(b)
it shall not be unreasonable for the Borrower to withhold consent under paragraph (a) above to an assignment or transfer to a person which is not a lender under any existing facility that has been made available to any member of the Wider Group.

(c)	No Lender shall be entitled to effect any assignment or transfer:

(i)
in respect of any portion of its Commitment and/or Outstandings in an amount of less than €1,000,000 unless its Commitment and Outstandings is less than such amount, in which case it shall be permitted to transfer its entire Commitment and Outstandings; or

(ii)
which would result in it or the proposed assignee or transferee holding an aggregate participation of more than zero but less than €1,000,000 in the Facilities, [save that an assignment or transfer may be made to or by a trust, fund or other non-bank entity which customarily participates in the institutional market which would result in such entity holding an aggregate participation of less than €1,000,000.

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(d)
For the purposes of satisfying the minimum hold requirement set out in paragraph (c) (i) above, any participations held by funds advised and/or managed by a common entity or an Affiliate thereof may be aggregated.

(e)
Notwithstanding any other provision of this Clause 31.331.2 (Conditions of Assignments or Transfers), no assignment or transfer shall be permitted to settle or otherwise become effective within the period of five Business Days prior to (i) the end of any Interest Period or (ii) any Termination Date.

(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the transferring Lender would have been had it remained a Lender.

(g)
Without limiting any right or discretion of the Facility Agent under the Finance Documents, the Facility Agent may in its discretion stop processing assignments or transfers under this Clause 31.3 (Conditions of assignment or transfer) when a notice of prepayment has been received by it under this Agreement, for a period of five Business Days prior to the date the prepayment is required or expected to be made.

(h)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Borrower Intercreditor Agreement; and

(iii)
the performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(i)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 31.4 (Procedure for transfer) is complied with.

31.4	Procedure for transfer

(a)	Subject to the conditions set out in Clause 31.3 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the

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Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 31.15 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Security and their respective rights against one another under the Finance Documents and in respect of the Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

31.5	Procedure for assignment

(a)
Subject to the conditions set out in Clause 31.3 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered

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in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 31.15 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 31.5 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 31.4 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 31.3 (Conditions of assignment or transfer).

31.6	Limitation of Responsibility of Transferor

(a)
Unless expressly agreed to the contrary, a Lender which assigns or transfers its rights and/or obligations under any Finance Document (a “Transferor”) makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other document; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

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(b)	Each New Lender confirms to the Transferor and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Transferor or any other Finance Party in connection with any Finance Document or the Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges a Transferor to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 31 (Assignments and Transfers); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

31.7	Transfer Fee
On the date upon which an assignment or transfer takes effect pursuant to Clause 31.4 (Procedure for transfer) the New Lender in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of €2,000.

31.8	Disclosure of Information

(a)
Each of the Facility Agent, the Security Agent, the Bookrunners, the Arrangers and each Lender agrees to maintain the confidentiality of all information received from any member of the Wider Group relating to any member of the Wider Group or its business other than any such information that:

(i)	is or becomes public knowledge other than as a direct result of any breach of this Clause 31.8 (Disclosure of Information);

(ii)
is available to the Facility Agent, the Security Agent, the Bookrunners, the Arrangers or the Lenders on a non-confidential basis prior to receipt thereof from the relevant member of the Group or Borrower; or

(iii)
is lawfully obtained by any of the Facility Agent, the Security Agent, the Bookrunners, the Arrangers and any the Lender after that date of receipt other than from a source which is connected with the Group and which, as far as the relevant recipient thereof is aware, has not been obtained in

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violation of, and is not otherwise subject to, any obligation of confidentiality.

(b)
Notwithstanding paragraph (a) above, any Lender may disclose to any of its Affiliates, to any actual or potential assignee or New Lender, to any person who may otherwise enter into contractual relations with such Lender in relation to this Agreement or any person to whom, and to the extent that, information is required to be disclosed by any applicable Law, such information about the Obligors or the Wider Group as a whole as such Lender shall consider appropriate (including any Finance Document) provided that any such Affiliate, actual or potential assignee or New Lender or other person who may otherwise enter into contractual relations in relation to this Agreement shall first have entered into a Confidentiality Undertaking.

31.9	Disclosure to Numbering Service Providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligor the following information:

(i)	name of the Obligor;

(ii)	country of domicile of the Obligor;

(iii)	place of incorporation of the Obligor;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification service.

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(b)
The Parties acknowledge and agree that such identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

31.10	Disclosure to Administration/Settlement Services Providers
Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any person appointed by:

(a)	that Finance Party;

(b)
a person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or as any other agent or trustee under this Agreement; and/or

(c)
a person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made, or may be made, by reference to one or more Finance Documents and/or one or more the Borrower, to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 31.10 (Disclosure to Administration/Settlement Services Providers) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking before such disclosure.

31.11	No Increased Obligations
If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date of the assignment, transfer or change of Facility Office, an Obligor would be obliged to make a payment to the assignee, New Lender or the Lender acting through its new Facility Office under Clause 13.2 (Tax Gross-up), Clause 13.3 (Tax Indemnity) or Clause 14 (Increased Costs),

then the assignee, New Lender or the Lender acting through its new Facility Office shall only be entitled to receive payment under those Clauses to the same extent as the assignor, transferor or the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

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31.12	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or an Increase Confirmation.

31.13	The Register

(a)	The Facility Agent, acting for this purpose as the agent of the Obligor, shall maintain at its address:

(i)	each Transfer Certificate or Assignment Agreement and each Increase Certificate delivered to and accepted by it; and

(ii)
a register for the recording of the names and addresses of the Lenders and the Commitment of, and principal amount owing to, each Lender from time to time (the “Register”) under the Facility, which may be kept in electronic form.

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Facility Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Obligors at any reasonable time and from time to time upon reasonable prior notice.

(b)
Each Party irrevocably authorises the Facility Agent to make the relevant entry in the Register (and which the Facility Agent shall do promptly) on its behalf for the purposes of this Clause 31.13 (The Register) without any further consent of, or consultation with, such Party.

(c)
The Facility Agent shall, upon request by an Existing Lender or a New Lender, confirm to that Existing Lender or New Lender whether a transfer or assignment from that Existing Lender or (as the case may be) to that New Lender has been recorded on the Register (including details of the Commitment of that Existing Lender or New Lender in the Facility).

31.14	Security Over Lenders’ Rights
In addition to the other rights provided to Lenders under this Clause 31 (Assignments and Transfers) each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a government authority, department or agency as well as a federal reserve or central bank; and

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(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

31.15	Pro rata Interest Settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Transferors and New Lenders then (in respect of any transfer or assignment pursuant to this Clause 31 the date of transfer or assignment of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Transferor up to but excluding the date of transfer (“Accrued Amounts”) and shall become due and payable to the Transferor (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Transferor will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Transferor; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 31.15 (Pro rata Interest Settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

31.16	Notification
The Facility Agent shall, within 10 Business Days of receiving a notice relating to an assignment pursuant to Clause 31.5 (Procedure for assignment) or a notice from a Lender or the giving by the Facility Agent of its consent, in each case, relating to a change in such Lender’s Facility Office, notify the Borrower of any such assignment, transfer or change in Facility Office, as the case may be.

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31.17	Debt Purchase

(a)	For so long as:

(i)	a Borrower Affiliate beneficially owns a Commitment (whether drawn or undrawn); or

(ii)
has entered into a sub-participation agreement relating to a Commitment (whether drawn or undrawn) or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, then:

(iii)
in determining whether the requisite level of consent has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(iv)
for the purposes of Clause 37.2 (Consents), such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender.

32.	COSTS AND EXPENSES

32.1	Transaction Expenses
The Borrower shall within ten Business Days of demand pay the Facility Agent the amount of all costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and perfection of the Finance Documents and any other documents referred to in this Agreement.

32.2	Amendment Costs
If an Obligor requests an amendment, waiver or consent under or in connection with any Finance Document the Borrower shall, within ten Business Days of demand, reimburse the Facility Agent or, as the case may be, the Security Agent, for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or, as the case may be, the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

32.3	Enforcement Costs
The Borrower shall, within ten Business Days of demand, pay to the Facility Agent on behalf of each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

32.4	Stamp Duties

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The Borrower shall pay and, within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Tax Liabilities payable in respect of any relevant Finance Document (other than those imposed by reason of any assignment, transfer, novation or sub-participation by any Finance Party).

32.5	Other Indemnities
The Borrower shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(d)	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.

32.6	Indemnity to the Facility Agent
The Borrower shall, within ten Business Days of demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

33.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

34.	NOTICES AND DELIVERY OF INFORMATION

34.1	Writing

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Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

34.2	Giving of Notice
Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall in the case of any person other than a Lender (unless that other person has by 10 Business Days written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below or, in the case of a Lender, at the address from time to time designated by it to the Facility Agent for the purpose of this Agreement (or, in the case of a New Lender at the end of the Transfer Certificate or Assignment Agreement to which it is a party as New Lender) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at the address or (as the case may be) 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Facility Agent shall be effective only when received by the Facility Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or such other department or officer as the relevant Agent shall from time to time specify by not less than 10 Business Days prior written notice to the Borrower for this purpose).

34.3	Use of Websites/E-mail

(a)
An Obligor may (and upon request by the Facility Agent, shall) satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who have not objected to the delivery of information electronically by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) or by e-mailing such information to the Facility Agent, if:

(i)	the Facility Agent expressly agrees that it will accept communication and delivery of any documents required to be delivered pursuant to this Agreement by this method;

(ii)	in the case of posting to the Designated Website, the Borrower and the Facility Agent are aware of the address of, and any relevant password specifications for, the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Facility Agent.

(b)
If any Lender (a “Paper Form Lender”) objects to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.

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(c)
The Facility Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by the Borrower and the Facility Agent.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within 10 Business Days.

(e)
Subject to the other provisions of this Clause 34.3 (Use of Websites/E-mail), any Obligor may discharge its obligation to supply more than one copy of a document under this Agreement by posting one copy of such document to the Designated Website or e-mailing one copy of such document to the Facility Agent.

(f)	For the purposes of paragraph (a) above, the Facility Agent hereby expressly agrees that:

(i)
it will accept delivery of documents required to be delivered under the paragraph entitled “Reports” of Schedule 11 by the posting of such documents to the Designated Website or by email delivery to the Facility Agent; and

(ii)	it has agreed to the format of the information required to be delivered under the paragraph entitled “Reports” (Financial information) of Schedule 11.

34.4	Public or Private Information
Each Lender shall confirm to the Facility Agent whether it wishes to receive any information required to be provided by the group (or any member thereof) under the Finance Documents on a public or private basis taking into account applicable securities laws and regulations applicable to such Lender.

34.5	Electronic Communication

(a)	Any communication to be made under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if those two parties:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

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(b)
Any electronic communication made between those two parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

34.6	Certificates of Officers
All certificates of officers of any company hereunder may be given on behalf of the relevant company and in no event shall personal liability attach to such an officer.

34.7	Patriot Act
Each Lender subject to the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Obligors and other information that will allow such Lender to identify the Obligors and the other Borrower in accordance with the Patriot Act.

34.8	Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Finance Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the Finance Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

35.	ENGLISH LANGUAGE
Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation of it into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation of it.

36.	PARTIAL INVALIDITY
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of such provision under the Law of any other jurisdiction.

37.	AMENDMENTS

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37.1	Amendments Generally
Except as otherwise provided in this Agreement, the Facility Agent, if it has the prior written consent of the Instructing Group and the Obligors, may from time to time agree in writing to amend any Finance Document or to consent to or waive, prospectively or retrospectively, any of the requirements of any Finance Document and any amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Obligors. For the avoidance of doubt, any amendments relating to this Agreement shall only be made in accordance with the provisions of this Agreement notwithstanding any other provisions of the Finance Documents.

37.2	Consents
An amendment, consent or waiver relating to the following matters (including any technical consequential amendments relating to such amendment, consent or waiver) may be made with the prior written consent of each Lender affected thereby and without the consent of any other Lender:

(a)	without prejudice to Clause 2.3 (Increase) any increase in the principal amount of any Commitment of a Lender;

(b)
a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from any Obligors under this Agreement to which such Lender is entitled;

(c)	a decrease in any Margin for, or the principal amount of, any Advance or any interest payment, fees or other amounts due under this Agreement to such Lender from any Obligors or any other Party;

(d)	any change in the currency of payment of any amount under the Finance Documents;

(e)	any reduction in the Interest Cap (as defined in Clause 9.2 (Interest Cap);

(f)	unless otherwise specified the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to such Lender from any Obligors or any other Party;

(g)	the deferral of the Initial Maturity Date, any Termination Date or Final Maturity Date;

(h)	amendment or waiver that amends the order of priority or subordination of a Lender's claim under the Finance Documents as set out in the Borrower Intercreditor Agreement;

(i)	any reduction to the percentages set forth in the definition of the Instructing Group; or

(j)	a change to this Clause 37.2 (Consents) and Clause 37.6 (Guarantees and Security).

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37.3	Facility Agent
The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.4	Technical, Operational and OID Amendments

(a)
Notwithstanding any other provision of this Clause 37, the Facility Agent may at any time without the consent or sanction of the Lenders, concur with the Borrower in making any modifications to any Finance Document, which in the opinion of the Facility Agent would be proper to make provided that the Facility Agent is of the opinion that such modification:

(i)
would not be materially prejudicial to the position of any Lender and in the opinion of the Facility Agent such modification is of a formal, minor or technical nature or is to correct a manifest error; or

(ii)
relates to the increase in the principal amount of a Commitment of a Lender in relation to any Facility and such increased Commitment has been requested by the Borrower to fund any original issue discount required to be paid to that Lender in relation to that Facility under any Fee Letter.

(b)
Any such modification shall be made on such terms as the Facility Agent may determine, shall be binding upon the Lenders, and shall be notified by the Borrower to the Lenders as soon as practicable thereafter.

37.5	Post-Signing Amendments

(a)
The Parties agree to negotiate in good faith any amendments, variations or supplements to this Agreement (and/or the Borrower Intercreditor Agreement) to the extent reasonably requested by the Lenders, the Mandated Lead Arrangers or the Borrower (in each case to the extent that such amendments, variations or supplements are not materially adverse to the interests of the Lenders, the Mandated Lead Arrangers or the Borrower). Each Party agrees that they will not unreasonably withhold consent to any request to amend, vary or supplement this Agreement, in particular any amendments, supplements or variations that are:

(i)	designed to correct any ambiguity, omission, defect, error or inconsistency in the documentation; or

(ii)	of an administrative nature; or

(iii)
designed to make conforming or clarificatory amendments or variations which are necessary as a result of amendments or variations being or having been made to equivalent provisions of the Bidco Facility Agreement, or to take into account operational or technical factors that affect the Group,

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provided that the Mandated Lead Arrangers, the Lenders or Facility Agent shall not be required to consent to any amendment to the financial covenant ratio levels or related definitions to the tranching of such debt, to any pricing levels, to the security and guarantee package, the repayment and mandatory prepayment provisions, the Intercreditor and ranking arrangements, majority voting arrangements, transfers and assignments by the Lenders, amendments and waivers.

(b)
If any such requested amendments are agreed to by the Parties, the Parties agree to promptly enter into any amendments, variations or supplements to this Agreement or any other Finance Document to effect such amendments prior to the Closing Date. This Clause is without prejudice to paragraph (a)(ii) of Clause 37.4 (Technical, Operational and OID Amendments).

37.6	Guarantees and Security
A waiver of issuance or the release of any Guarantor from its obligations under Clause 23 (Guarantee and Indemnity), a release of any Security under the Borrower Security Documents or any change in the nature or scope of the assets subject the of any Security in each case, other than as permitted in accordance with the terms of any Finance Document shall require the prior written consent of the Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 90 per cent. of the Available Facilities plus aggregate Outstandings.

37.7	Release of Guarantees and Security

(a)
Subject to paragraph (b) below, at the time of completion of any disposal by the Borrower or of any Obligor, or any other security provider of any shares, assets or revenues, the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the request of and cost of the relevant Obligor, execute such documents as may be required to:

(i)
release those shares, assets or revenues from Security constituted by any relevant Borrower Security Document or certify that any floating charge constituted by any relevant Borrower Security Documents over such assets, revenues or rights has not crystallised; and

(ii)
release any person which as a result of that disposal ceases to be a Subsidiary of the Borrower, from any guarantee, indemnity or Borrower Security Document to which it is a party and its other obligations under any other Finance Document.

(b)
The Security Agent shall only be required under paragraph (a) above to grant the release of any Security or to deliver a certificate of non-crystallisation on account of a disposal as described in that paragraph if:

(i)
the disposal is permitted (i) under the terms of the Borrower Intercreditor Agreement, (ii) under the section entitled “Limitation on Sales of Assets and Subsidiary Stock” of Schedule 11 (Description of Notes) or (iii) if the consent of the Instructing Group has been obtained; and

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(ii)
to the extent that the disposal is to be in exchange for replacement assets the Security Agent has either received (or is satisfied, acting reasonably, that it will receive immediately following the disposal) one or more duly executed Borrower Security Documents granting Security over those replacement assets or is satisfied, acting reasonably, that the replacement assets will be subject to Security pursuant to any existing Borrower Security Documents.

(c)
The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor , execute such documents as may be required or desirable to effect any release: (i) permitted under the Borrower Intercreditor Agreement: (ii) to which a prior written consent of the relevant Lenders has been granted in accordance with Clause 37.6 (Guarantees and Security); and (iii) required to permit the granting of any Security Interest permitted under the section entitled “Limitation on Liens” of Schedule 11 (Description of Notes).

(d)
Notwithstanding any other provision of this Agreement, the Borrower may require the Security Agent to, and the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect the release of the Security granted over any asset of an Obligor pursuant to the Borrower Security Documents to which it is a party to enable the relevant Obligor to grant in connection with that asset any encumbrance permitted under the section entitled “Limitation on Liens” of Schedule 11 (Description of Notes).

37.8	Amendments Affecting the Facility Agent
Notwithstanding any other provision of this Agreement, the Facility Agent shall not be obliged to agree to any amendment, consent or waiver if the same would:

(a)
amend or waive any provision of Clause 24 (Role of the Facility Agent, the Arrangers and Others), Clause 31.8 (Disclosure of Information), Clause 32 (Costs and Expenses) or this Clause 37 (Amendments); or

(b)	otherwise amend or waive any of the Facility Agent’s rights under this Agreement or subject the Facility Agent to any additional obligations under this Agreement.

37.9	Calculation of Consent
Where a request for a waiver of, or an amendment to, any provision of any Finance Document has been sent by the Facility Agent to the Lenders at the request of an Obligor, each Lender that does not respond to such request for waiver or amendment within 10 Business Days after receipt by it of such request (or within such other period as the Facility Agent and the Borrower shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment was granted.

37.10	Disenfranchisement of Defaulting Lenders

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(a)
For so long as a Defaulting Lender has any Available Commitments, in determining whether the requisite level of consent has been obtained for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 37.10 (Disenfranchisement of Defaulting Lenders), the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

37.11	Replacement of Lenders

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender; or

(ii)	any Lender becomes a Non-Funding Lender,
then the Borrower may, on not less than 3 Business Days prior notice to the Facility Agent and that Lender (A), replace that Lender by requiring it to (and that Lender shall) transfer all of its rights and obligations under this Agreement to a Lender or other person selected by the Borrower for a purchase price equal to the outstanding principal amount of such Lender’s share in the outstanding Advances and all accrued interest and fees and other amounts payable to it under this Agreement or (B) prepay that Lender all but not part of its share in its outstanding Advances and all accrued interest and fees and other amounts payable to it under this Agreement. Any notice delivered under this paragraph (a) shall be accompanied by a Transfer Certificate or Assignment Agreement complying with Clause 31 (Assignments and Transfers), which Transfer Certificate or Assignment Agreement shall be immediately executed by the relevant Non-Consenting Lender or, as the case may be, Non-Funding Lender and returned to the Borrower. If a Lender does not execute and/or return a Transfer Certificate or Assignment Agreement as required by this paragraph (a) within two Business Days of delivery by the Borrower, the Facility Agent shall execute (and is hereby irrevocably authorised by the relevant Lender to do so) that Transfer Certificate or Assignment Agreement on behalf of such Lender.

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(b)
the Borrower shall have no right to replace the Arrangers, the Facility Agent or the Security Agent and none of the foregoing nor shall any Lender have any obligation to the Borrower to find a replacement Lender or other such entity. The Borrower may only exercise its replacement or prepayment rights in respect of any relevant Lender within 90 days of becoming entitled to do so on each occasion such Lender is a Non-Consenting Lender or a Non-Funding Lender.

(c)
In no event shall the Lender being replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender being replaced pursuant to this Agreement.

37.12	Amendments – Schedules
The Borrower shall notify the Facility Agent if, upon the occurrence of a Successful Exchange, between the date of this Agreement and the Closing Date, the terms of the Senior B Unsecured Exchange Notes differ in any material respect from the Description of Notes, in which case the Parties acknowledge and agree that on and from the Successful Exchange Date, Schedule 11 (Description of Notes) shall be replaced in its entirety with the final description of notes in respect of the Senior B Unsecured Exchange Notes without any requirement to obtain any consent under this Agreement or any other Finance Document.

38.	THIRD PARTY RIGHTS

(a)	A person which is not a Party (a “third party”) shall have no right to enforce any of its provisions except that:

(i)	a third party shall have those rights it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect; and

(ii)
each of Clause 13.3 (Tax Indemnity), Clause 14 (Increased Costs) and Clause 24.9 (Exclusion of Liability) shall be enforceable by any third party referred to in such clause as if such third party were a Party.

(b)	The Parties may without the consent of any third party vary or rescind this Agreement.

39.	COUNTERPARTS
This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

40.	GOVERNING LAW
This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law, provided however that the provisions of Schedule 11 (Description of Notes), to the extent incorporated in this Agreement, shall be interpreted in accordance with the laws of the State of New York.

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41.	JURISDICTION

41.1	Courts
Each of the Parties irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

41.2	Waiver
Each of the Obligors irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.

41.3	Service of Process
Each Obligor which is not incorporated in England agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to Liberty Global Europe Limited, 38 Hans Crescent, London, SW1X 0LZ. If the appointment of the person mentioned in this Clause 41.3 (Service of Process) ceases to be effective in respect of such Party shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such person by notice to the relevant Obligor. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law.

41.4	Proceedings in Other Jurisdictions
Nothing in Clause 41.1 (Courts) shall (and shall not be construed so as to) limit the right of the Finance Parties or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

41.5	General Consent
Each Obligor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

41.6	Waiver of Immunity
To the extent that any Obligor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not

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claimed), such Borrower irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

42.	COMPLETE AGREEMENT
The Finance Documents contain the complete agreement between the Parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
Part 1:    Lenders and Commitments

Lender	Commitment (€)
ABN AMRO Bank N.V.	46,700,000
Bank of American, N.A., London Branch	186,800,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International)	46,700,000
Crédit Agricole Corporate and Investment Bank	46,700,000
Credit Suisse AG, London Branch	186,800,000
Deutsche Bank AG, London Branch	46,700,000
HSBC Bank plc	46,700,000
ING Bank N.V.	46,700,000
JPMorgan Chase Bank, N.A., London Branch	93,400,000
Morgan Stanley Senior Funding, Inc.	46,700,000
Nomura International Plc	46,700,000
Scotiabank Europe PLC	46,700,000
Société Générale, London Branch	46,700,000
Total	934,000,000

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Part 2:    Bookrunners

ABN AMRO Bank N.V.
Bank of America Merrill Lynch International Limited
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International)
Crédit Agricole Corporate and Investment Bank
Credit Suisse AG, London Branch.
Deutsche Bank AG, London Branch
HSBC Bank plc
ING Bank N.V.
J.P. Morgan Limited
Morgan Stanley Bank International Limited
Nomura International Plc
Société Générale, London Branch
The Bank of Nova Scotia

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Part 3:     Mandated Lead Arrangers

ABN AMRO Bank N.V.
Bank of America Merrill Lynch International Limited
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International)
Crédit Agricole Corporate and Investment Bank
Credit Suisse AG, London Branch.
Deutsche Bank AG, London Branch
HSBC Bank plc
ING Bank N.V.
J.P. Morgan Limited
Morgan Stanley Bank International Limited
Nomura International Plc
Société Générale, London Branch
The Bank of Nova Scotia

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Schedule 2
CONDITIONS PRECEDENT
Part 1: (A) Conditions Precedent to Signing

1.	Corporate Documents

(a)	A copy of the constitutional documents of the Borrower (including without limitation an extract of registration from the Trade Register of the Chamber of Commerce in respect of the Borrower).

(b)	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Borrower:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	If applicable, a copy of a resolution of the board of directors of the Borrower, establishing the committee referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the relevant Finance Documents and related documents.

(e)
A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower (as applicable) to be exceeded.

(f)
A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Part 1(A) of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Ziggo Acquisition Agreement
A copy of the duly executed Ziggo Acquisition Agreement together with any amendments thereto provided that any amendments to Clause 5 (Financing) thereto shall not be materially adverse to the interests of the Lenders without the prior consent of the Instructing Group).

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3.	Finance Documents and other documents

(a)	A copy of this Agreement duly executed by the Borrower.

(b)	A copy of each Fee Letter duly executed by the Borrower or its Affiliates (as applicable).

(c)	The Bidco Facility Agreement, duly executed by each of the parties thereto.

(d)	A copy of the Borrower Intercreditor Agreement, duly executed by each of the parties thereto.

4.	Security Documents
The Borrower Share Pledge in substantially agreed form.

5.	Legal Opinions

(a)
A legal opinion of Allen & Overy LLP, legal advisers to the Facility Agent and the Mandated Lead Arrangers as to English law, substantially in the form distributed to the Original Lenders prior to the Signing Date.

(b)
A legal opinion of Clifford Chance LLP, legal advisers to the Facility Agent and the Mandated Lead Arrangers as to Dutch law, substantially in the form distributed to the Original Lenders prior to the Signing Date.

6.	Other documents and evidence

(a)	An executed copy of the Refinancing Facilities Agreement.

(b)	A copy of the Information Memorandum (provided that it shall not be required to be satisfactory in form and substance, to the Facility Agent).

(c)	A copy of the Group Structure Chart.

(d)	The Structure Memorandum (provided that it shall not be required to be satisfactory, in form and substance, to the Facility Agent).

(e)	Evidence that the process agent referred to in Clause 41.3 (Service of Process) has accepted its appointment.

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Part 1 (B) Conditions Precedent to Funding
1.    Security
A copy of the Borrower Share Pledge duly executed by the parties thereto.
2.     Other Documents and Evidence

(a)
A certificate of the Original Security Provider (signed by a director) confirming that securing the Total Commitments would not cause any security or similar limit binding on the Original Security Provider to be exceeded.

(b)	A copy of the constitutional or other organisational documents of the Original Security Provider.

(c)	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Original Security Provider:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)
A certificate of an authorised signatory of the Original Security Provider certifying that each copy document relating to it specified in this Part 1(B) of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of Utilisation.

(e)	Either:

(i)	evidence that an irrevocable redemption notice has been issued in respect of the Original Senior Unsecured Notes; and/or

(ii)
a copy of the executed indenture in connection with the exchange notes relating to the Original Senior Unsecured Notes (to the extent that any such exchange notes have been issued) providing that such exchange notes will automatically on the Closing Date be further exchanged for new notes to be issued by the Borrower, such that a combination of (e)(i) and (e)(ii) above, shall result in no Original Senior Unsecured Notes remaining outstanding at the end of the redemption period.

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(f)	All "know your client" information required by law and regulation relating to the Original Borrower satisfactory to the Finance Parties (acting reasonably).

(g)	A copy of the public announcement in respect of the Ziggo Acquisition (provided that it shall not be required to be satisfactory, in form and substance, to the Facility Agent).

7.	Ziggo Acquisition
Evidence that on, or substantially contemporaneously with, the Closing Date, Bidco will directly or indirectly hold shares representing at least 65% of the outstanding shares in Ziggo N.V. and such evidence shall take the form of a notice from Bidco declaring that the Ziggo Acquisition is unconditional.

8.	Works Council
It has received an unconditional positive or neutral works council advice (advies) with regard to the Offer.

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Schedule 3
FORM OF UTILISATION REQUEST (ADVANCES)
From:    [Name of Borrower] (the “Borrower”)

To:	[●]

as Facility Agent

Date:	[●]
Dear Sirs
We refer to the facility agreement dated [●] (as from time to time amended, varied, novated or supplemented, the “Facility Agreement”) and made between, inter alia, [●]. Terms defined in the Facility Agreement shall have the same meanings in this Utilisation Request.
We, being authorised signatories of the Borrower named below, give you notice that, pursuant to the Facility Agreement, we wish the Lenders to make an Advance on the following terms:

(a)	Amount: EUR[●]

(b)	Interest Period: [●] month[s]

(c)	Proposed date of Advance: [●] (or if that day is not a Business Day, the next Business Day)
We confirm that, at the date of this Utilisation Request, Repeating Representations are true in all material respects and no Default is continuing or would result from the Advance to which this Utilisation Request relates. The proceeds of this Utilisation should be credited to [insert account details].
This Utilisation Request is made by the authorised signatories of the Borrower named below and is given without personal liability.
Yours faithfully,

...................................................	...................................................
Authorised Signatory	Authorised Signatory
for and on behalf of	for and on behalf of
[Name of Borrower]	[Name of Borrower]

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Schedule 4

FORM OF TRANSFER CERTIFICATE
To:    [          ] as Facility Agent and [            ] as Security Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
Facility Agreement
dated [                ] (the "Facility Agreement")

1.
We refer to the Facility Agreement and to the Borrower Intercreditor Agreement (as defined in the Facility Agreement). This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purpose of the Facility Agreement and as a [Creditor Accession Undertaking] for the purposes of the Borrower Agreement (and as defined in the Borrower Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause [●] (Procedure for transfer) of the Facility Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause [●] (Procedure for transfer) all of the Existing Lender's rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause [●] (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause [●] (Limitation of responsibility of Existing Lenders).

[3/4].
We refer to clause [●] ([●]) of the Borrower Intercreditor Agreement. In consideration of the New Lender being accepted as a [Senior] Lender for the purposes of the Borrower Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Borrower Intercreditor Agreement as a [Senior] Lender, and undertakes to perform all the obligations expressed in the Borrower Intercreditor Agreement to be assumed by a [Senior] Lender and agrees that it shall be bound by all the provisions of the Borrower Intercreditor Agreement, as if it had been an original party to the Borrower Intercreditor Agreement.

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[4/5].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[5/6].	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[6/7].	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:
This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Facility Agent, and as a [Creditor Accession Undertaking] for the purposes of the Borrower Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [      ].
[Facility Agent]
By:

[Security Agent]
By:

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Schedule 5

To:	[ ] as Facility Agent and [ ], [ ] as Security Agent, [ ] as Parent, for and on behalf of each Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated:
Facility Agreement
dated [    ] (the "Facility Agreement")

1.
We refer to the Facility Agreement and to the Borrower Intercreditor Agreement (as defined in the Facility Agreement). This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Facility Agreement and as a [Creditor Accession Undertaking] for the purposes of the Borrower Intercreditor Agreement (and as defined in the Borrower Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause [●] (Procedure for assignment) of the Facility Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.[1]

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Borrower Intercreditor Agreement) as a Lender; and

_______________
1 If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c). this issue should be addressed at Primary documentation stage. This footnote is not intended to be included in the scheduled form of Assignment Agreement in the signed Facilities Agreement.

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(b)	Party to the Borrower Intercreditor Agreement as a [Senior] Lender (as defined in the Borrower Intercreditor Agreement).

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause [●] (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause [●] (Limitation of responsibility of Existing Lenders).

[7/8]
We refer to clause [●] ([●]) of the Borrower Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Borrower Intercreditor Agreement (and as defined in the Borrower Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Borrower Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Borrower Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Borrower Intercreditor Agreement, as if it had been an original party to the Borrower Intercreditor Agreement.

[8/9]
This Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause [●] (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

[9/10]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[11/12]	This Agreement and any non-contractual obligations arising out of or in connection with it, are governed by English law.

[12/13]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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THE SCHEDULE
Commitment/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:
This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent, and as a [Creditor Accession Undertaking] for the purposes of the Borrower Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [  ].
Signature of this Agreement by the Facility Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

[Security Agent]
By:

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Schedule 6
Form of Exchange Request pursuant to
Clause 19.3 (Manner of Exchange of Term Loans)
To:    [●] as Facility Agent
From:    [The Lender]
[Date]
Facility Agreement dated [●] (the “Facility Agreement”)

1.
We refer to the Facility Agreement. This is an Exchange Request pursuant to Clause 19.3 (Manner of Exchange of Term Loans) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We confirm as follows:

(a)	our legal name is [●];

(b)	the Exchange Date for this Exchange Request is [●], a Business Day not fewer than ten Business Days after the date of this Exchange Request;

(c)	the name of the proposed registered Holder of the Exchange Notes to be issued pursuant to this Exchange Request is [●];

(d)
the principal amount of our participation in the Advances to be exchanged for Exchange Notes pursuant to this Exchange Request is [●], which amount complies with the requirements of Clause 19.3 (Manner of Exchange of Term Loans) of the Facility Agreement; and

(e)	the amount of each Exchange Note requested hereunder is [●], which complies with the requirements of Clause 19.3 (Manner of Exchange of Term Loans) of the Facility Agreement.

3.	We confirm that:

(a)
we are either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that we are engaged in the business of purchasing and selling securities of entities such as the Borrower or (ii) are not a U.S. person (and are not acquiring any Exchange Notes for the account or benefit of a U.S. person) and are acquiring any Exchange Notes pursuant to an offshore transaction pursuant to Regulation S under the Securities Act. We are requesting any Exchange Notes hereunder for our own account or for one or more accounts (each of which is an institutional “accredited investor” as defined above) as to each of which we exercise sole investment discretion. We are acquiring Exchange Notes solely for investment purposes and not with

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a view to the resale or distribution of Exchange Notes, except in accordance with U.S. securities laws.

(b)
we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Notes, and we are experienced in investing in capital markets and are able to bear the economic risk of investing in the Exchange Notes.

(c)	an investment in the Exchange Notes involves a high degree of risk, and the Exchange Notes are, therefore, a speculative investment.

(d)
none of the Obligors, the Arrangers, the Facility Agent or any of their respective agents or affiliates has given any investment advice or rendered any opinion to us as to whether an investment in the Exchange Notes is prudent or suitable, and we are not relying on any representation or warranty by the Obligors, the Arrangers, the Facility Agent or any of their respective agents or affiliates.

(e)
we acknowledge that none of the Obligors, the Arrangers, the Facility Agent or any of their respective agents or affiliates has provided, and will not be providing, us with any material regarding the Exchange Notes or the Borrower. We acknowledge that neither the Arrangers nor the Facility Agent are responsible for the contents of any document. We have not requested the Obligors, the Arrangers, the Facility Agent or any of their respective agents or affiliates to provide us with any other information. In addition, we acknowledge that the Facility Agent may facilitate the exchange of information between us and the Borrower, but that such information is not being provided by the Facility Agent. We also acknowledge that, prior to the date hereof, the Borrower has (i) offered us the opportunity to ask questions and receive answers from the Borrower or persons acting on behalf of the Borrower, (iu) offered to furnish us with all other materials that we consider relevant to an investment in the Exchange Notes and (iii) offered to give us the opportunity fully to perform our own due diligence.

(f)
we have access to all information that we believe is necessary, sufficient or appropriate in connection with our receipt and investment in the Exchange Notes. We have made an independent decision to invest in the Exchange Notes from the Borrower based on the information concerning the business and financial condition of the Borrower and other information available to us, which we have determined is adequate for that purpose, and we have not relied on any information (in any form, whether written or oral) furnished by the Facility Agent or on their behalf in making that decision.

(g)
in making our decision to invest in the Exchange Notes, (i) we have not relied on any investigation that the Facility Agent, or any person acting on their behalf, may have conducted with respect to the Borrower or the Exchange Notes and (ii) we have made our own investment decision regarding the Exchange Notes (including, without limitation, the income tax consequences of purchasing, owning or disposing of the Exchange Notes in light of our particular situation and tax residence(s) as well as any consequences arising under the laws of any taxing jurisdiction) based on our own knowledge (and information we may have

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or which is publicly available) with respect to the Borrower and the Exchange Notes.

(h)
we acknowledge that the Facility Agent, the Borrower and their respective agents and affiliates may possess material non public information not known to us regarding or relating to the Borrower or the Exchange Notes, including, but not limited to, information concerning the business, financial condition, results of operations, prospects or restructuring plans of the Borrower. We acknowledge that none of the Facility Agent, the Borrower or any of their respective agents or affiliates has disclosed any material, non public information to us and we have not requested that any such information be disclosed.

(i)
we understand that the Exchange Notes have not been registered under the Securities Act and we are receiving the Exchange Notes in accordance with a valid exemption from the registration requirements under the Securities Act. We will not reoffer, resell, pledge or otherwise transfer any Exchange Notes except (a) pursuant to Rule 144A under the Securities Act (if available) to qualified institutional buyers (as defined in Rule 144A), (b) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act, (c) pursuant to Rule 144 under the Securities Act (if available) or (d) pursuant to another applicable exemption under the Securities Act, and that, in each case, such offer, sale, pledge or transfer must be made in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction.

(j)
we understand that none of the Obligors, the Arrangers, the Facility Agent or any of their agents or affiliates make any representation as to the availability of Rule 144A, Regulation S or Rule 144 under the Securities Act for the reoffer, resale, pledge or transfer of the Exchange Notes.

[Lender]

By: [●]

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Schedule 7
FORM OF INCREASE CONFIRMATION

To:	[●] as Facility Agent, [●] as Security Agent, and [●] as Borrower
From:    [the Increase Lender] (the “Increase Lender”)
Dated:
Facility Agreement dated [●] (as from time to time amended, varied, novated or supplemented, the “Facility Agreement”)
We refer to the Facility Agreement and the Borrower Intercreditor Agreement (as each of those terms are defined in the Facility Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.
We refer to Clause 2.3 (Increase) of the Facility Agreement.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement.
The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].
On the Increase Date, the Increase Lender becomes party to the Finance Documents.
The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 34 (Notices and Delivery of Information) are set out in the Schedule.
The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.3 (Increase).
[We further refer to clause [●] of the Borrower Intercreditor Agreement. In consideration of the Increase Lender being accepted as a [●] for the purposes of the Borrower Intercreditor Agreement (and as defined therein), the Increase Lender confirms that, as from [●], it intends to be party to the Borrower Intercreditor Agreement as a [●], and undertakes to perform all the obligations expressed in the Borrower Intercreditor Agreement to be assumed by a [●] and agrees that it shall be bound by all the provisions of the Borrower Intercreditor Agreement, as if it had been an original party to the Borrower Intercreditor Agreement.]
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Facility Agent, and the Increase Date is confirmed as [●].
Facility Agent
By:

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Schedule 8
TIMETABLES

Advance in euro
Delivery of a duly completed Utilisation Request under Clause 4.1(a) (Conditions to Utilisation)	U-2 9 a.m.
Agent determines notifies the Lenders of the Advance in accordance with Clause 4.2 (Lenders’ Participation)	U-2 noon
EURIBOR is fixed	Quotation Date 11:00 a.m. (Brussels time)
“U”        =    date of utilisation
“U - X”    =    X Business Days prior to date of utilisation

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Schedule 9
FORM OF ACCESSION NOTICE
THIS ACCESSION NOTICE is entered into on [●] by [insert name of Subsidiary] (the “Subsidiary”)] and [●] (the “Borrower”)] by way of a deed in favour of the Facility Agent, the Mandated Lead Arrangers and the Lenders (each as defined in the Facility Agreement referred to below).
BACKGROUND

1.	We refer to the facility agreement dated [●] (as from time to time amended, varied, novated or supplemented, the “Facility Agreement”) and made between, inter alia, [●].

2.	The Borrower has requested that the Subsidiary become a [Pushdown Borrower]/[Guarantor] pursuant to Clause [[●] (Pushdown Borrower)]/[[●](Guarantors)]] of the Facility Agreement.
NOW THIS DEED WITNESS AS FOLLOWS:

1.	Terms defined in the Facility Agreement have the same meanings in this Accession Notice.

2.	The Subsidiary is a company [or specify any other type of entity] duly incorporated, established or organised under the laws of [insert relevant jurisdiction].

3.	The Subsidiary confirms that it has received from the Borrower a true and up-to-date copy of the Facility Agreement and the other Finance Documents.

4.
The Subsidiary agrees to perform all the obligations expressed to be undertaken by [the Pushdown Borrower]/[a Guarantor] under and as defined in the Facility Agreement, the Borrower Intercreditor Agreement and the other Finance Documents and agrees that it shall be bound by the Facility Agreement, the Borrower Intercreditor Agreement and the other Finance Documents in all respects as if it had been an original party to them as a [Borrower]/[Guarantor] or, in the case of the Borrower Intercreditor Agreement, a Debtor (as defined therein) .

5.	The Borrower confirms that no Event of Default is continuing or will occur as a result of the Subsidiary becoming the [Pushdown Borrower]/[a Guarantor].

6.	The Subsidiary makes, in relation to itself, the Repeating Representations expressed to be made by an Obligor in Clause 19 (Representations and Warranties) of the Facility Agreement.

7.	[The Subsidiary confirms that it has appointed to be its process agent for the purposes of accepting service of Proceedings on it.]

8.	The Subsidiary's administrative details for the purposes of the Facility Agreement are as follows:
_______________
2 Accession Notice to be amended to contemplate accession of the Debt Pushdown Borrowoer

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Address:
Contact:
Telephone No:
Fax No:

9.	This Accession Notice, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

10.	This Accession Notice has been executed as a Deed by the Borrower and the Subsidiary and signed by the Facility Agent on the date written at the beginning of this Accession Notice.
[THE SUBSIDIARY
EXECUTED as a DEED by
[Name of Subsidiary] acting by

Director                )    ……….……….……….……….……….
[insert name of director]
)    ……….……….……….……….……….
WITNESS
Witness name:
Address:
Occupation:
THE BORROWER
EXECUTED as a DEED by
[●]

acting by

Director                )    ……….……….……….……….……….
[insert name of director]

)    ……….……….……….……….……….
WITNESS
Witness name:
Address:
Occupation:

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THE FACILITY AGENT
[●]
By:
By:

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Schedule 10
ACCESSION DOCUMENTS

1.	Corporate Documents
In relation to each proposed acceding Obligor:

(a)	a copy of its up-to-date constitutional documents;

(b)
a board resolution or a manager’s resolution or a partner’s resolution of such person approving the execution and delivery of the relevant Accession Notice, its accession to the this Agreement as a Obligor and the performance of its obligations under the Finance Documents and authorising a person or persons identified by name or office to sign such Accession Notice and any other documents to be delivered by it pursuant thereto;

(c)
to the extent legally necessary, a copy of a shareholders’ resolution of all the shareholders of such person approving the execution, delivery and performance of the Finance Documents to which it is a party and the terms and conditions to it; and

(d)	a duly completed certificate of a duly authorised officer of such person substantially in the form provided under paragraph (g) of Part 1 of Schedule 2.

2.	Legal Opinions
Such legal opinions as the Facility Agent may reasonably require of such legal advisers as may be acceptable to the Facility Agent, as to:

(a)	the due incorporation, capacity and authorisation of the relevant acceding Obligor; and

(b)	the relevant obligations to be assumed by the relevant acceding Obligor under the Finance Documents to which it is a party being legal, valid, binding and enforceable against it, in each case, under the relevant laws of the jurisdiction of organisation or establishment of such acceding Obligor, as the case may be.

3.	Miscellaneous
Subject to Clause 18.7 (Further Assurance) a copy of any other authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Notice or any Borrower Security Document.

4.	Security Documents

(a)	At least 2 original copies of any Borrower Security Documents required by the Facility Agent, acting reasonably in accordance with the terms of this Agreement

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duly executed by the proposed acceding Obligor together with all documents required to be delivered pursuant to it.

(b)	To the extent necessary, confirmatory security in respect of the Borrower Security Documents referred to at (a) above.

5.	Process Agent
Written confirmation from any process agent referred to in the relevant Accession Notice that it accepts its appointment as process agent.

6.	Financial Statements
The latest annual audited financial statements of the relevant acceding Obligor, if any.

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Schedule 11
DESCRIPTION OF NOTES
Pursuant to the Acquisition Exchange (as defined herein), LGE HoldCo VI B.V. (the “Company”) will issue the Notes (as defined below) under an indenture (the “Indenture”) to be dated as of the Issue Date, between, among others, the Company and Deutsche Trustee Company Limited, as trustee (the “Trustee”) and security trustee (the “Security Trustee”). The Indenture will not be qualified under, incorporate provisions by reference to, or be subject to, the U.S. Trust Indenture Act of 1939, as amended. You will find the definitions of capitalized terms used in this Description of the New 2024 Notes under the heading “—Certain Definitions”. Certain capitalized terms used in this “Description of the New 2024 Notes” may have different definitions that the same terms used in other sections of this Offering Memorandum, including “Description of the New 2018 Note” and “Description of the Exchanged Original Notes”. For purposes of this “Description of the New 2024 Notes”, prior to the Debt Pushdown Date (as defined below), references to the “Company”, “we”, “our” and “us” refer only to LGE HoldCo VI B.V. and not to its Subsidiaries. After the Debt Pushdown Date, references to the “Company”, “we”, “our” and “us” refer to the Pushdown Issuer (as defined below) and not to its Subsidiaries.
The Indenture will be unlimited in aggregate principal amount, but the issuance in the Acquisition Exchange will be up to €934 million of senior notes due 2024 (the “Notes”). Thereafter, we may issue an unlimited amount of additional notes having identical terms and conditions to the Notes (the “Additional Notes”). We will only be permitted to issue such Additional Notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes to be issued in the Acquisition Exchange and will vote on all matters with the holders of the Notes. Unless expressly stated otherwise, in this Description of the New 2024 Notes, when we refer to the Notes, the reference includes any Additional Notes.
The Company will apply to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade on the Euro MTF of the Luxembourg Stock Exchange (the “Euro MTF”).
This Description of the New 2024 Notes is intended to be a useful overview of the material provisions of the Notes, the Indenture and the Security Documents and refers to the Intercreditor Agreement. Since this Description of the New 2024 Notes is only a summary, you should refer to the forms of the Indenture and the Security Documents and the Intercreditor Agreement for a complete description of the obligations of the Company and your rights. Copies of the forms of the Indenture and the Security Documents and the Intercreditor Agreement are available as set forth under “Listing and General Information”.
Debt Pushdown
Following the issuance of the Notes in connection with the Acquisition Exchange on the Issue Date, the Company may, at its option, effect a pushdown of the Notes and obligations thereunder through its corporate structure through one or a combination of the following methods (the “Debt Pushdown”): (i) the assumption by Ziggo Bond Company B.V. or another Restricted Subsidiary of the Company of the obligations of the Company under the Notes, provided that such Restricted Subsidiary (the applicable entity, the “Parent Issuer”) (A) is still a Parent of the Ziggo Group operating Subsidiaries, (B) is not an obligor under the Senior Secured Credit Facility or any other Indebtedness secured by the same assets as the Senior Secured Credit Facility (other than any Hedging Obligations related to the Notes or other Indebtedness incurred by such Restricted Subsidiary) and (C) is a first-tier or second-tier Parent of any obligor under the Senior Secured Credit Facility or any other Indebtedness secured by the same assets as the Senior Secured Credit Facility (other than any Hedging Obligations related to the Notes or other Indebtedness incurred by such Restricted Subsidiary), (ii) the merger of the Company with the Parent Issuer, (iii) the combination or other transfer of the Company into the Ziggo Group structure (together with the Notes), as a result of which the Company (or its successor) will be the first tier or second tier Parent of the Ziggo Group operating Subsidiaries (provided that the Company (or its successor) will not be an obligor under the Senior Secured Credit Facility or any other Indebtedness secured by the same assets as the Senior Secured Credit Facility (other than any Hedging Obligations related to the Notes or other Indebtedness incurred by such Restricted Subsidiary), through the transfer of the Capital Stock of the Company in one or more intermediate steps into the Ziggo Group, or otherwise, or (iv) any similar transaction.

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The date of the consummation of the Debt Pushdown is referred to herein as the “Debt Pushdown Date”. Following the consummation of the Debt Pushdown, the new or acceding issuer is referred to as the “Pushdown Issuer”.
Post-Closing Reorganization and Other Restructuring Transactions
Following the issuance of the Notes and consummation of the Acquisition, Liberty Global may effect a reorganization of its group (the “Post-Closing Reorganizations”). The Post-Closing Reorganizations are expected to include (i) a distribution or other transfer of the Company and its Subsidiaries or a Parent of the Company to Liberty Global or a first-tier or second-tier Subsidiary of Liberty Global through one or more mergers, transfers, consolidations or other similar transactions, and/or (ii) the issuance by the Company of Capital Stock to Liberty Global or a first-tier or second-tier Subsidiary of Liberty Global and, as consideration therefor, the assignment or transfer by Liberty Global or such first-tier or second-tier Subsidiary of Liberty Global of assets to the Company, provided that any new holder of Capital Stock of the Company grants a pledge over such Capital Stock (having the same ranking as prior to the transfer taking the Intercreditor Agreement into account) for the benefit of the holders of the Notes substantially concurrently with the consummation of such transfer.
Following the consummation of the Acquisition, Liberty Global may effect further restructuring transactions that could result in the combination of the Issuer and its subsidiaries with the UPC NL Group and one or more other groups of companies, or otherwise in the creation of a separate credit pool that includes the Issuer and its subsidiaries, as well as the UPC NL Group and one or more other groups of companies. The provisions related to the UPC Exchange Transaction and the Majority Exchange Transaction described below are intended to facilitate any such restructuring transactions (subject to participation by a majority in aggregate principal amount of the Notes as provided in the definitions of UPC Exchange Transaction and Majority Exchange Transaction). However, there can be no assurance that any such restructuring transaction will be consummated.
General
The Notes
The Notes will mature on May 15, 2024 and will initially be secured as described below under “— Ranking of the Notes and Security”.
The Company will issue the Notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Interest
Interest on the Notes will accrue at the rate of        % per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on the first interest payment date following the Issue Date. Interest on the Notes will accrue from the date of original issuance of the Notes. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding May 1 and November 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Payments on the Notes
Principal, premium, if any, interest, and Additional Amounts (as defined below under “—Withholding Taxes”), if any, on the Global Notes (defined below) will be payable, at the corporate trust office or agency of the Trustee in London, England, provided that, such payments with respect to any Global Notes will be made to the common depository as the registered holder of the Global Notes. The rights of holders to receive any payment in respect of any Global Notes are subject to applicable procedures of Euroclear and Clearstream (in each case as defined below under ―Form of Notes and Transfer and Exchange).
Principal, premium, if any, interest, and Additional Amounts, if any, on the Notes issued in certificated non-global form (“Definitive Registered Notes”) will be payable at the corporate trust office or agency of the Trustee in London, England, except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders of Definitive Registered Notes as such address appears in the register for Definitive Registered Notes. The Company will pay interest on Definitive Registered Notes to Persons who are

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registered holders at the close of business on the record date immediately preceding the interest payment date for such interest. Such holders must surrender their Definitive Registered Notes to a Paying Agent to collect principal payments.
If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the holders thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.
Paying Agent and Registrar
The Company will maintain one or more paying agents (each, a “Paying Agent”) for the Notes in the City of London (the “Principal Paying Agent”). Deutsche Bank AG, London Branch in London, will initially act as Paying Agent in London.
The Company will also maintain one or more registrars (each, a “Registrar”) for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require. The Company will also maintain a transfer agent. The initial Registrar will be Deutsche Bank Luxembourg S.A. in Luxembourg. The initial transfer agent will be Deutsche Bank Luxembourg S.A. The Registrar and the transfer agent will maintain a register on behalf of the Company for so long as the Notes remain outstanding reflecting ownership of Definitive Registered Notes outstanding from time to time and will make payments on and facilitate transfer of Definitive Registered Notes on behalf of the Company. In the event that the Notes are no longer listed, the Company or its agent will maintain a register reflecting ownership of the Notes.
The Company may change a Paying Agent, Registrar or transfer agent for the Notes without prior notice to the holders of Notes, and the Company may act as Paying Agent, Registrar or transfer agent for the Notes. In the event that a Paying Agent, Registrar or transfer agent is replaced, the Company will provide notice thereof in accordance with the procedures described under “Notices.”
In addition, the Company undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.
Form of Notes and Transfer and Exchange
The Notes will be represented initially by one or more global notes in registered form. Each series of Notes exchanged for 2018 Notes represented by one or more Rule 144A global Notes will be represented by one or more global Notes (the “Rule 144A Global Notes”), and each series of Notes exchanged for 2018 Notes represented by one or more Regulation S global notes will be represented by one or more global Notes (the “Regulation S Global Notes”). The combined principal amounts of the Rule 144A Global Notes and the Regulation S Global Notes (together, the “Global Notes”) will at all times equal the outstanding principal amount of the Notes represented thereby.
The Global Notes will, on the Issue Date, be deposited with a common depositary (the “Common Depositary” for the accounts of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream. Such beneficial interests in the Notes are referred to as “Book-Entry Interests”.
Book-Entry Interests in the Rule 144A Global Notes may be transferred to a person who takes delivery in the form of Book-Entry Interests in the Regulation S Global Notes denominated in the same currency only upon delivery by the transferor of a written certification (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act.

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Regulation S Book-Entry Interests may be transferred to a person who takes delivery in the form of Rule 144A Book-Entry Interests only upon delivery by the transferor of a written certification (in the form provided in the Indenture) to the effect that such transfer is being made to a person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or otherwise in accordance with the transfer restrictions described under “Transfer Restrictions” and in accordance with any applicable securities law of any other jurisdiction.
Any Book-Entry Interest that is transferred as described in the immediately preceding paragraphs will, upon transfer, cease to be a Book-Entry Interest in the Global Note from which it was transferred and will become a Book-Entry Interest in the Global Note to which it was transferred. Accordingly, from and after such transfer it will become subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in the Global Note to which it was transferred.
Holders of Book-Entry Interests will be entitled to receive Definitive Registered Notes in exchange for their holdings of Book-Entry Interests only in the limited circumstances set forth in “Book-Entry, Delivery and Form”. Title to the Definitive Registered Notes will pass upon registration of transfer in accordance with the provisions of the Indenture. In no event will Definitive Registered Notes in bearer form be issued.
If Definitive Registered Notes are issued, they will be issued only in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof upon receipt by the Registrar of instructions relating thereto and any certificates, opinions and other documentation required by the Indenture. It is expected that such instructions will be based upon directions received by Euroclear or Clearstream, as applicable, from the participant which owns the relevant Book-Entry Interests. Definitive Registered Notes issued in exchange for a Book-Entry Interest will, except as set forth in the Indenture or as otherwise determined by the Company to be in compliance with applicable law, be subject to, and will have a legend with respect to, the restrictions on transfer summarized below and described more fully under “Transfer Restrictions”.
Subject to the restrictions on transfer referred to above, Notes issued as Definitive Registered Notes may be transferred or exchanged, in whole or in part, in minimum denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof. In connection with any such transfer or exchange, the Indenture will require the transferring or exchanging holder to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at Euroclear or Clearstream where appropriate, to furnish certain certificates and opinions, and to pay any taxes, duties and governmental charges in connection with such transfer or exchange. Any such transfer or exchange will be made without charge to the holder, other than any taxes, duties and governmental charges payable in connection with such transfer.
Notwithstanding the foregoing, the Company is not required to register the transfer of any Definitive Registered Note:

(1)	for a period of 15 calendar days prior to any date fixed for the redemption of the Notes;

(2)	for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(3)	for a payment period of 15 calendar days prior to the record date with respect to any interest payment date; or

(4)	that the registered holder of Notes has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer.
The Company, the Trustee and the Paying Agents will be entitled to treat the registered holder of a Note as the owner of it for all purposes.
Ranking of the Notes and Security
General
The Notes:

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•	will be general senior obligations of the Company;

•	will mature on May 15, 2024;

•	will be secured as described below under the caption “—Security”;

•
will rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Company and senior in right of payment to any existing and future Subordinated Obligations of the Company;

•
be effectively subordinated to any existing and future secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (unless such assets also secure the Notes on an equal and ratable or prior basis); and

•	will be effectively subordinated to any existing and future Indebtedness of the Company’s Subsidiaries.
The Company conducts all of its operations through its Subsidiaries and, therefore, the Company depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company’s Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that the Company is itself recognized as a creditor of the Subsidiary, in which case the claims of the Company would still be subordinated in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Company.
Although the Indenture will limit the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to incur substantial amounts of indebtedness in certain circumstances. See “—Certain Covenants—Limitation on Indebtedness” below.
Security
Upon the Acquisition Exchange, the Notes will be secured by a first-ranking pledge of all of the issued Capital Stock of the Company (the “Share Pledge” and together with any future security, the “Collateral”). The Company, the Trustee and the Security Trustee will enter into the Share Pledge which defines the terms of the Lien that secure the Notes. The Share Pledge will secure the payment and performance when due of all of the obligations of the Company under the Indenture and the Notes as provided in the Security Documents.
The Indenture will provide that the Security Documents may be enforced only upon an acceleration of the amounts due under the Notes following an Event of Default. The Security Trustee will enter into the Security Documents in its own name for the benefit of the Trustee and the holders of the Notes. The rights of the Trustee and the holders of the Notes will not be directly secured by the Security Documents, but through the parallel debt claim acknowledged by the Company by way of an independent acknowledgement of Indebtedness to the Security Trustee that is equal to the total amounts payable by the Company under the Indenture and the Notes. Neither the Trustee nor the holders of the Notes may, individually or collectively, take any direct action to enforce any rights in their favor under the Security Documents. The holders of the Notes may only take action through the Security Trustee.
The Collateral will be automatically and unconditionally released and discharged:

(1)	upon repayment in full of the Notes;

(2)	as described under “—Amendments and Waivers”;

(3)
following a Default under the Indenture or a default under any other Indebtedness secured by the Collateral, pursuant to an Enforcement Sale (see “[Description of Other Indebtedness — Intercreditor Agreement — Limitations on Enforcement]”);

(4)
in connection with any transfer of the Capital Stock of the Company, or issuance of new Capital Stock of the Company, pursuant to the Post-Closing Reorganizations or a Spin-Off; provided that the transferee of the Capital Stock of the Company grants a pledge over the Capital Stock

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of the Company (having the same ranking as prior to such transfer taking the Intercreditor Agreement into account) held by such transferee for the benefit of the holders of the Notes substantially concurrently with the consummation of such transfer;

(5)
in connection with the Debt Pushdown; provided that following the Debt Pushdown Date, the Parent of the Pushdown Issuer grants a pledge over the Capital Stock of the Pushdown Issuer (having the same ranking as prior to such transfer taking the Intercreditor Agreement into account) held by such Parent for the benefit of the holders of the Notes substantially concurrently with the Debt Pushdown Date;

(6)
if such Collateral is the Capital Stock of a Restricted Subsidiary, in connection with any sale or other disposition of Capital Stock of that Restricted Subsidiary to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary that is in compliance with the Indenture, including but not limited to the provisions described under “—Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock”;

(7)
if the applicable Subsidiary of which such Capital Stock or assets are pledged or assigned is designated as an Unrestricted Subsidiary in compliance with the covenant entitled “— Certain Covenants — Limitation on Restricted Payments”;

(8)	to release and/or re-take any Lien under the Security Documents to the extent otherwise permitted by the terms of the Indenture, the Security Documents or the Intercreditor Agreement; or

(9)
with the consent of holders of at least seventy-five percent (75%) in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

In addition, the Liens created by the Security Documents will be released in accordance with the Security Documents and the Intercreditor Agreement. The Liens will also be released upon the defeasance or discharge of the Notes as provided in “— Certain Covenants — Defeasance” or “— Certain Covenants — Satisfaction and Discharge”, in each case, in accordance with the terms and conditions of the Indenture.
Upon certification by the Company, the Trustee and the Security Trustee shall take all necessary actions, including the granting of releases or waivers under the Intercreditor Agreement, to effectuate any release in accordance with these provisions, subject to customary protections and indemnifications. The Security Trustee and/or Trustee (as applicable) will agree to any release of the Liens created by the Security Documents that is in accordance with the Indenture, the Security Documents and the Intercreditor Agreement without requiring any consent of the holders.
The Trustee, acting on behalf of the holders of the Notes, will enter into the Intercreditor Agreement on the Issue Date, which will effectively provide that all Additional Notes, Pari Passu Indebtedness and Hedging Obligations may be secured by a pledge of the Collateral to the extent permitted by the applicable provisions of the Indenture.
For the purposes of calculating the amount of Indebtedness secured by the security documents denominated in a currency other than euro, the principal amount of any such Indebtedness shall be determined based on the euro equivalent thereof as of the date of incurrence of such Indebtedness. See “[Description of Other Indebtedness — Intercreditor Agreement — Limitations on Enforcement]”
Affiliate Issuer and Affiliate Subsidiaries
The Company may designate an Affiliate as an Affiliate issuer (the “Affiliate Issuer”) by causing it to execute and deliver to the Trustee a supplemental indenture to the Indenture whereby the Affiliate Issuer will provide a Note Guarantee (as defined below) (the “Affiliate Issuer Guarantee”) and accede as an Affiliate Issuer (the “Affiliate Issuer Accession”), subject to the Trustee's completion of customary client identification processes for any such Affiliate Issuer in compliance with applicable money laundering regulations and internal policies, provided that, prior to or immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

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Concurrently with the Affiliate Issuer Accession, the Parent of the Affiliate Issuer will enter into a pledge of all of the issued Capital Stock of the Affiliate Issuer (which will rank pari passu with the Share Pledge taking into account the Intercreditor Agreement) as security for the Affiliate Issuer Guarantee (the “Affiliate Issuer Share Pledge”). The Security Trustee will not be required to accept any security or its perfection over collateral if it is of a type or in a jurisdiction which the Security Trustee reasonably determines does not meet or comply with its internal regulations or policies or with any law or regulation, or which might impose liabilities on the Security Trustee, in which case the Trustee and/or the Company will appoint a delegate to hold such security.
The Company may designate an Affiliate as an Affiliate Subsidiary by causing it to execute and deliver to the Trustee a supplemental indenture to the Indenture whereby the Affiliate Subsidiary will provide a Note Guarantee (as defined below), subject to the Trustee's completion of customary client identification processes for any such Affiliate Subsidiary in compliance with applicable money laundering regulations and internal policies, provided that, prior to or immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
Future Guarantees
The Company may from time to time designate a Restricted Subsidiary or an Affiliate as a guarantor of the Notes (the “Guarantors”) by causing it to execute and deliver to the Trustee a supplemental indenture to the Indenture, subject to the Trustee's completion of customary client identification processes for any such Guarantor in compliance with applicable money laundering regulations and internal policies. Each Guarantor will, jointly and severally, with the other Guarantors, if applicable, irrevocably guarantee (each guarantee, an “Note Guarantee”), as primary obligor and not merely as surety, on a senior or senior subordinated basis the full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all payment obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on or in respect of the Notes, fees, expenses, indemnification or otherwise. The obligations of any Guarantor will be contractually limited under its Note Guarantee to prevent the relevant Note Guarantee from constituting a fraudulent conveyance under applicable law, or otherwise to reflect limitations under applicable law.
A Note Guarantee will be released:

•
upon the sale or other disposition (including through merger or consolidation) in compliance with the Indenture of the Capital Stock of the relevant Guarantor (other than the Afffiliate Issuer, if any) (whether directly or through the disposition of a parent thereof), following which such Guarantor is no longer a Restricted Subsidiary or Affiliate Subsidiary (other than a sale or other disposition to the Company or any of the Restricted Subsidiaries);

•
in the case of a Guarantor that is prohibited or restricted by applicable Law from guaranteeing the Notes (other than customary legal and contractual limitations on the Note Guarantee of such Guarantor); provided that such Note Guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;

•
upon the legal defeasance, covenant defeasance or satisfaction and discharge of the Notes and the Indenture as provided in “– Certain Covenants – Defeasance” or “– Certain Covenants – Satisfaction and Discharge”, in each case in accordance with the terms and conditions of the Indenture;

•
with respect to a Note Guarantee given under the covenant captioned “— Certain Covenants — Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries”, upon release of the guarantee that gave rise to the requirement to issue such Note Guarantee so long as no Event of Default would arise as a result and no other Indebtedness that would give rise to an obligation to give a Note Guarantee is at that time guaranteed by the relevant Guarantor;

•	if such Guarantor is designated as an Unrestricted Subsidiary in compliance with the covenant entitled “— Certain Covenants— Limitation on Restricted Payments”;

•
if such Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into or with the Company, another Restricted Subsidiary of the Company which is not an Affiliate Subsidiary, the Affiliate Issuer or a Guarantor;

•	as a result of a transaction permitted by, and in compliance with, the covenant entitled “— Certain Covenants — Merger and Consolidation”;

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•	as described under “— Certain Covenants — Amendments and Waivers”; or

•	upon the full and final payment and performance of all obligations of the Company and the Guarantors under the Indenture and the Notes.
Optional Redemption
Special Optional Redemption
At any time on or prior to the date that is three months from the Issue Date, the Company may, at its option, elect to redeem all or a portion of the Notes (the “Special Optional Redemption”) at a redemption price (the “Special Optional Redemption Price”) equal to 104% of the principal amount of the Notes, plus accrued but unpaid interest and Additional Amounts, if any, to the date of the Special Optional Redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of the Special Optional Redemption will be mailed or delivered to the Trustee (with an instruction to the Trustee to deliver the same to each holder of the Notes) by the Company, and will provide that the Notes shall be redeemed on a date that is no later than the tenth Business Day after such notice is mailed or delivered (the “Special Optional Redemption Date”). On the Special Optional Redemption Date, the Company shall pay to the Principal Paying Agent for payment to each holder the Special Optional Redemption Price for such holder’s Notes. Any such Special Optional Redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.
If the Special Optional Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.
Optional Redemption on or after May 15, 2019
Except as described below and under “—Redemption for Taxation Reasons”, the Notes are not redeemable until May 15, 2019. On or after May 15, 2019, the Company may redeem all, or from time to time a part, of the Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on May 15 of the years set out below:

Year	Percentage

2019	%
2020	%
2021	%
2022; and thereafter	100.000%

In each case above, any such redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.
If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

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Optional Redemption prior to May 15, 2019
At any time prior to May 15, 2019, the Company may redeem all, or from time to time a part, of the Notes upon not less than 10 nor more than 60 days’ notice, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Additional Amounts, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
In each case above, any such redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.
If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.
Optional Redemption upon Equity Offerings
At any time, or from time to time, prior to May 15, 2017, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings (except for sales of Capital Stock of a Parent the proceeds of which are contributed as Subordinated Shareholder Loans) to redeem, upon not less than 10 nor more than 60 days’ notice, up to 40% of the principal amount of the Notes issued under the Indenture (including the principal amount of any Additional Notes) at a redemption price of         % of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)	at least 60% of the principal amount of the Notes (which includes Additional Notes, if any) issued under the Indenture remains outstanding immediately after any such redemption; and

(2)	the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.
In each case above, any such redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.
If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.
Special Optional Redemption upon UPC Exchange Transaction
At any time after the Issue Date, the Company may, at its option, following completion of a UPC Exchange Transaction, redeem all, but not less than all, of the Notes issued under the Indenture upon not less than 10 nor more than 60 days’ notice (which notice of redemption shall be given no later than 10 business days following the completion of such UPC Exchange Transaction), at a redemption price (expressed as a percentage of the principal amount thereof) of 102% plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person

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in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

Special Optional Redemption upon Majority Exchange Transaction
At any time after the Issue Date, the Company may, at its option, following completion of a Majority Exchange Transaction, redeem all, but not less than all, of the Notes issued under the Indenture upon not less than 10 nor more than 60 days’ notice (which notice of redemption shall be given no later than 10 business days following the completion of such Majority Exchange Transaction), at a redemption price (expressed as a percentage of the principal amount thereof) of 102% plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

Selection and Notice
In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis (or, in the case of Notes issued in global form, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements, although no Notes of €100,000 or less can be redeemed in part. The Trustee will not be liable for selections made by it in accordance with this paragraph. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.
For Notes which are represented by Global Notes held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.
Redemption for Taxation Reasons
The Company may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), and Additional Amounts (as defined below under “—Withholding Taxes”), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of:

(1)
any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below under “—Withholding Taxes”) affecting taxation; or

(2)
any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the relevant Payor (as defined below under “—Withholding Taxes”) is, or on the next interest payment date in respect of the Notes or the Note Guarantees would be, required to pay more than de minimis Additional Amounts

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(but if the relevant Payor is a Guarantor, then only if the payment giving rise to such requirement cannot be made by the Company or another Guarantor without the obligation to pay Additional Amounts), and such obligation cannot be avoided by taking reasonable measures available to it (including, without limitation, by appointing a new or additional paying agent in another jurisdiction). The Change in Tax Law must become effective on or after the date of this Offering Memorandum. In the case of a successor to the Company or a relevant Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment in respect of the Notes or the Note Guarantee. Notice of redemption for taxation reasons will be published in accordance with the procedures described in the Indenture as described under “Notices”. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the relevant Payor would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee (a) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the relevant Payor cannot avoid the obligations to pay Additional Amounts by taking reasonable measures available to it; and (b) an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept and shall be entitled to rely on such Officers’ Certificate and opinion as sufficient evidence of the existence of satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes.
The foregoing provisions will apply mutatis mutandis to any successor to a Payor after such successor person becomes a party to the Indenture.
Redemption at Maturity
On May 15, 2024, the Company will redeem the Notes that have not been previously redeemed or purchased and cancelled at 100% of their principal amount plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Withholding Taxes
All payments made by the Company or any Guarantor or, in each case, any successor thereto (a “Payor”) on or with respect to the Notes or the Note Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, including any penalties, interest and other similar liabilities related thereto (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	The Netherlands or any political subdivision or governmental authority thereof or therein having power to tax;

(2)	any jurisdiction from or through which payment on the Notes or the Note Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(3)
any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Notes or the Note Guarantees, including payments of principal, redemption price, interest or premium, the relevant Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of the Notes, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

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(a)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner and the Relevant Taxing Jurisdiction imposing such Taxes (other than the mere ownership or holding of such Note, enforcement of rights thereunder or under any Note Guarantee or the Indenture, or the receipt of payments in respect thereof);

(b)
any Taxes that would not have been so imposed if the holder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (A) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (B) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in the Indenture) by the relevant Payor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(c)
any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);

(d)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Notes or any Note Guarantee;

(e)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(f)
any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

(g)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union;

(h)	all United States backup withholding taxes;

(i)
any withholding or deduction imposed pursuant to (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986 (as amended), as of the date of the Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of (a) above or (c) any agreement pursuant to the implementation of (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction; or

(j)	any combination of items (a) through (i) above.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (a) to (j) inclusive above.
The relevant Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The relevant Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies (or, if certified copies are not available despite reasonable efforts of the relevant Payor, other evidence of payment reasonably satisfactory to the Trustee) to each holder. The relevant Payor will attach to each certified copy (or other evidence) a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the

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amount of such withholding Taxes paid per €1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the holders of the Notes upon request and will be made available at the offices of the Paying Agent if the Notes are then listed on the Luxembourg Stock Exchange.
At least 30 days prior to each date on which any payment under or with respect to the Notes or the Note Gurantees is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the relevant Payor will be obligated to pay Additional Amounts with respect to such payment, the relevant Payor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters. The Trustee shall be entitled to rely solely on each such Officers’ Certificate as conclusive proof that such payments are necessary.
Wherever mentioned in the Indenture, the Notes or this Description of the New 2024 Notes, in any context: (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest, or (4) any other amount payable on or with respect to the Notes or the Note Gurantees, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Company and the Guarantors will pay and indemnify the holders of any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes, any Note Gurantees or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the United Kingdom, Grand Dutchy of Luxembourg, the Netherlands or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Note Gurantees, the Collateral or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.
The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.
Certain Covenants
Change of Control
If a Change of Control shall occur at any time, the Company shall, pursuant to the procedures described below and in the Indenture, offer (the “Change of Control Offer”) to purchase all Notes in whole or in part in denominations of €100,000 and in integral multiples of €1,000 in excess thereof at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus any Additional Amounts and accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date) provided, however, that the Company shall not be obliged to repurchase Notes as described under this subsection “—Change of Control” in the event and to the extent that it has unconditionally exercised its right to redeem all of the Notes as described under “—Optional Redemption” or all conditions to such redemption have been satisfied or waived. No such purchase in part shall reduce the principal amount at maturity of the Notes held by any holder to below €100,000.
Unless the Company has unconditionally exercised its right to redeem all the Notes as described under “—Optional Redemption” or all conditions to such redemption have been satisfied or waived, within 30 days of any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes stating, among other things:

•	that a Change of Control has occurred or may occur and the date, or expected date, of such event;

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•	the circumstances and relevant facts regarding such Change of Control;

•
the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed or delivered, or such later date as is necessary to comply with requirements under the Exchange Act;

•
that any Note not tendered will continue to accrue interest and unless the Company defaults in payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•	certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.
If and for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of such Stock Exchange so require, the Company will publish a public announcement with respect to the results of any Change of Control Offer in a leading newspaper of general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange. The ability of the Company to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. See “Risk Factors—Risks Relating to the Notes and our Capital Structure—We may not be able to obtain enough funds necessary to finance an offer to repurchase your New 2024 Notes upon the occurrence of certain events constituting a change of control (as defined in the New 2024 Notes Indenture) as required by the New 2024 Notes Indenture”.
The Trustee or its authenticating agent will promptly authenticate and deliver a new note or notes equal in principal amount to any unpurchased portion of Notes surrendered, if any, to the holder of Notes in global form or to each holder of certificated notes; provided that each such new note will be in a principal amount of €100,000 and in integral multiples of €1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.
The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elect to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.
The provisions of the Indenture will not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its Affiliates or certain other sale transactions, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control.

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The provisions under the Indenture related to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes prior to the occurrence of a Change of Control.
The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this covenant (other than the obligation to make an offer pursuant to this covenant), the Company will comply with the securities laws and regulations and will not be deemed to have breached its obligations described in this covenant by virtue thereof.
Limitation on Indebtedness
The Company and the Affiliate Issuer will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that:

(1)
the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis (a) the Consolidated Net Leverage Ratio for the Company and its Restricted Subsidiaries would not exceed 4.00 to 1.00 and (b) the Consolidated Net Leverage Ratio would not exceed 5.00 to 1.00; and

(2)
the Company and/or the Affiliate Issuer may Incur Pari Passu Indebtedness (including Acquired Indebtedness constituting Pari Passu Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio would not exceed 5.00 to 1.00.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)
Pari Passu Indebtedness of the Company and the Affiliate Issuer and Indebtedness of the Restricted Subsidiaries under Credit Facilities in the aggregate principal amount at any one time outstanding not to exceed (A) an amount equal to the greater of (i) (a) €[4,385.0] million plus (b) the amount of any Credit Facilities incurred under the first paragraph of this covenant or any other provision of the second paragraph of this covenant to acquire any property, other assets or shares of Capital Stock of a Person (other than the Bridge Facility or any Take-Out Financing) and (ii) 5.0% of Total Assets, plus (B) any accrual or accretion of interest that increases the principal amount of Indebtedness under Credit Facilities and (C) in the case of any refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)
Indebtedness of the Company or the Affiliate Issuer owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company, the Affiliate Issuer or any other Restricted Subsidiary (other than a Receivables Entity); provided, however, that:

(a)
any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, the Affiliate Issuer or a Restricted Subsidiary (other than a Receivables Entity); and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company, the Affiliate Issuer or a Restricted Subsidiary (other than a Receivables Entity), shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be and provided, further, that if the Company or the Affiliate Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the Note Guarantee by the Affiliate Issuer, as applicable;

(3)	(a) Indebtedness represented by the Notes (other than any Additional Notes issued after the Issue Date) and (b) Indebtedness of the Guarantors represented by the Note Guarantees;

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(4)
any Indebtedness (other than the Indebtedness described in clauses (1), (2) and (3)) outstanding on the Issue Date after giving effect to the Acquisition and Related Transactions, including Indebtedness under the Senior Bridge Facility or any Take-Out Financing;

(5)
any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (3), clause (4), this clause (5), clause (6), clause (8), clause (15) or clause (16) or Incurred pursuant to the first paragraph of this covenant;

(6)
Indebtedness of the Company, the Affiliate Issuer or a Restricted Subsidiary Incurred after the Issue Date (a) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or the Affiliate Issuer or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, the Affiliate Issuer or any Restricted Subsidiary or was designated the Affiliate Issuer or an Affiliate Subsidiary, (b) Incurred to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or the Affiliate Issuer or was otherwise acquired by the Company, the Affiliate Issuer or a Restricted Subsidiary or was designated the Affiliate Issuer or an Affiliate Subsidiary or (c) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or the Affiliate Issuer or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, the Affiliate Issuer or any Restricted Subsidiary (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company, the Affiliate Issuer or a Restricted Subsidiary); provided, however, that with respect to (a) and (b) of this clause (6) only, immediately following the consummation of the acquisition of such Restricted Subsidiary by the Company or the Affiliate Issuer or such other transaction, (x) the Company, the Affiliate Issuer and Restricted Subsidiaries would have been able to Incur €1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving pro forma effect to the relevant acquisition or other transaction and the Incurrence of such Indebtedness pursuant to this clause (6) or (y) the Consolidated Net Leverage Ratio would not be greater than immediately prior to such acquisition or such other transaction;

(7)
Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements entered into for bona fide hedging purposes of the Company, the Affiliate Issuer or the Restricted Subsidiaries and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company);

(8)
Indebtedness consisting of (a) mortgage financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or useful in the business of the Company, the Affiliate Issuer or such Restricted Subsidiary or (b) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal) or equipment that is used or useful in the business of the Company, the Affiliate Issuer or such Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Refinancing Indebtedness which refinances, replaces or refunds such Indebtedness, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) will not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets at any time outstanding so long as such Indebtedness exists on the date of such purchase, design, construction, installation or improvement, or is created within 270 days thereafter;

(9)
Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, bid, indemnity, surety, judgment, appeal, performance or appeal bonds, completion guarantees, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company, the Affiliate Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or in respect of any government requirement, (b) letters of credit, bankers’ acceptances, guarantees or other similar instruments

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or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, (c) the financing of insurance premiums in the ordinary course of business and (d) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10)
Indebtedness arising from agreements of the Company, the Affiliate Issuer or a Restricted Subsidiary providing for indemnification, obligations in respect of earn-outs or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds) actually received by the Company, the Affiliate Issuer and the Restricted Subsidiaries in connection with such disposition;

(11)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within thirty Business Days of Incurrence;

(12)
guarantees by the Company, the Affiliate Issuer or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company, the Affiliate Issuer or any Restricted Subsidiary (other than of any Indebtedness Incurred by such Restricted Subsidiary in violation of this covenant);

(13)	[Reserved];

(14)	Subordinated Shareholder Loans Incurred by the Company or the Affiliate Issuer;

(15)
Pari Passu Indebtedness of the Company or the Affiliate Issuer and Indebtedness of the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company or the Affiliate Issuer from the issuance or sale (other than to the Company, the Affiliate Issuer or a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity of the Company, in each case, subsequent to the Issue Date (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock or an Excluded Contribution); provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under clauses 4(c)(ii) and 4(c)(iii) of the first paragraph and clause (1) of the third paragraph of the covenant described below under “Certain Covenants—Limitation on Restricted Payments” to the extent the Company, the Affiliate Issuer or any Restricted Subsidiary incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (15) to the extent the Company, the Affiliate Issuer or any Restricted Subsidiary makes a Restricted Payment under clauses 4(c)(ii) and 4(c)(iii) of the first paragraph and clauses (1) of the third paragraph of the covenant described below under “Certain Covenants—Limitation on Restricted Payments” in reliance thereon;

(16)
in addition to the items referred to in clauses (1) through (15) above, Pari Passu Indebtedness of the Company or the Affiliate Issuer and Indebtedness of the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets at any time outstanding; and

(17)
intra-group Indebtedness with Affiliates reasonably required to effect or consummate the Acquisition and any Related Transaction, including transactions to consolidate the holding of Share Capital in Ziggo N.V.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

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(1)
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, and, from time to time, may reclassify all or a portion of such Indebtedness, in any manner that complies with this covenant;

(2)	guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)
if obligations in respect of letters of credit are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)
the principal amount of any Disqualified Stock of the Company or the Affiliate Issuer, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(6)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS.
Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Preferred Stock or Disqualified Stock and increases in the amount of Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company or the Affiliate Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Limitation on Indebtedness” covenant, the Company or the Affiliate Issuer shall be in Default of this covenant).
For purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the Euro Equivalent principal amount of Indebtedness denominated in a foreign currency shall be (1) calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; and (2) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the swapped rate of such Indebtedness (if swapped into euro) as of the date of the applicable swap. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company, the Affiliate Issuer and the Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

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For purposes of determining compliance with the first paragraph of this covenant, the Euro Equivalent principal amount of Indebtedness denominated in a foreign currency (if such Indebtedness has not been swapped into euros, or if such Indebtedness has been swapped into a currency other than euros) shall be calculated using the same weighted average exchange rates for the relevant period used in the consolidated financial statements of the Reporting Entity for calculating the Euro Equivalent of Consolidated EBITDA denominated in the same currency as the currency in which such Indebtedness is denominated or into which it has been swapped.
Limitation on Restricted Payments
The Company and the Affiliate Issuer will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly:

(1)
to declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company, the Affiliate Issuer or any of the Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company or the Affiliate Issuer (other than Disqualified Stock) or Subordinated Shareholder Loans; and

(b)
dividends or distributions payable to the Company, the Affiliate Issuer or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2)
to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company, the Affiliate Issuer, any Affiliate Subsidiary or any Parent of the Company, the Affiliate Issuer or any Affiliate Subsidiary held by Persons other than the Company, the Affiliate Issuer or a Restricted Subsidiary;

(3)
to purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (x) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (y) Indebtedness permitted under clause (2) of the second paragraph under the covenant described under “—Limitation on Indebtedness”); or

(4)	to make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) is referred to herein as a “Restricted Payment”), if at the time the Company, the Affiliate Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)
the Company or the Affiliate Issuer is not able to Incur an additional €1.00 of Pari Passu Indebtedness pursuant to the first paragraph under the covenant described under “—Limitation on Indebtedness”, after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to May 7, 2010 and not returned or rescinded would exceed the sum of:

(i)
50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after May 7, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)
100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company or the Affiliate Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock)

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or Subordinated Shareholder Loans or other capital contributions subsequent to May 7, 2010 (other than (x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to the Company, the Affiliate Issuer or a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company, the Affiliate Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (y) Excluded Contributions or (z) Net Cash Proceeds and fair market value of such assets received in connection with the Acquisition);

(iii)
100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company, the Affiliate Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Company, the Affiliate Issuer or a Restricted Subsidiary) by the Company, the Affiliate Issuer or any Restricted Subsidiary subsequent to May 7, 2010 of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company or the Affiliate Issuer (other than Disqualified Stock) or Subordinated Shareholder Loans;

(iv)	the amount equal to the net reduction in Restricted Investments made by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries resulting from:

(A)
repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company, the Affiliate Issuer or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company, the Affiliate Issuer or any Restricted Subsidiary; or

(B)
the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company, the Affiliate Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (iv); and

(v)
100% of the Net Cash Proceeds and the fair market value (as determined in accordance with the next succeeding paragraph) of marketable securities, or other property or assets, received by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries in connection with: (A) the sale or other disposition (other than to the Company, the Affiliate Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, the Affiliate Issuer or any Subsidiary of the Company or Affiliate Issuer for the benefit of its employees to the extent funded by the Company, the Affiliate Issuer or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary; and (B) any dividend or distribution made by an Unrestricted Subsidiary to the Company, the Affiliate Issuer or a Restricted Subsidiary; provided however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (v).

The fair market value of property or assets other than cash covered by the preceding sentence shall be the fair market value thereof as determined in good faith by the Board of Directors or senior management of the Company.
The provisions of the preceding paragraph will not prohibit:

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(1)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Loans or Subordinated Obligations of the Company or the Affiliate Issuer made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the sale within 90 days of, Capital Stock of the Company or the Affiliate Issuer (other than Disqualified Stock or Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company, the Affiliate Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), Subordinated Shareholder Loans or a substantially concurrent capital contribution to the Company or the Affiliate Issuer; provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or issuance of Capital Stock or Subordinated Shareholder Loans or from such capital contribution will be excluded from clause (c)(ii) of the preceding paragraph;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or the Affiliate Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or the Affiliate Issuer that is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company, the Affiliate Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Disqualified Stock of the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)
dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5)
the purchase, repurchase, defeasance, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company, the Affiliate Issuer or any Restricted Subsidiary or any parent of the Company or the Affiliate Issuer held by any existing or former employees or management of the Company, the Affiliate Issuer or any Subsidiary of the Company or Affiliate Issuer or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed an amount equal to €10.0 million in the aggregate during any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(6)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above; provided, however, that such dividends will be excluded from subsequent calculations of the amount of Restricted Payments;

(7)
purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that

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such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(8)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation:

(a)
at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “—Change of Control” covenant;

(b)
at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Limitation on Sales of Assets and Subsidiary Stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and provided, further, that such purchase, redemption or other acquisition will be excluded from subsequent calculations of the amount of Restricted Payments; or

(c)
(i) consisting of Acquired Indebtedness (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company, the Affiliate Issuer or a Restricted Subsidiary) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness;

(9)	dividends, loans, advances or distributions to any Parent or other payments by the Company, the Affiliate Issuer or any Restricted Subsidiary in amounts equal to:

(i)	the amounts required for any Parent to pay Parent Expenses;

(ii)
the amounts required for any Parent to pay Public Offering Expenses or fees and expenses related to any other equity or debt offering of such Parent that are directly attributable to the operation of the Company, the Affiliate Issuer and the Restricted Subsidiaries;

(iii)	the amounts required for any Parent to pay Related Taxes; and

(iv)	amounts constituting payments satisfying the requirements of clauses (11) and (12) of the second paragraph of the covenant described under “—Limitation on Affiliate Transactions”, provided, that such dividends, loans, advances, distributions or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(10)
Investments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause, provided that the amount of such Investments will be excluded from subsequent calculations of the amount of Restricted Payments;

(11)
payments by the Company or the Affiliate Issuer, or loans, advances, dividends or distributions to any parent company of the Company or the Affiliate Issuer to make payments to holders of Capital Stock of the Company or the Affiliate Issuer or any parent company of the Company or Affiliate Issuer in lieu of the issuance of fractional shares of such Capital Stock; provided that the net amount of such payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(12)
so long as no Default or Event of Default of the type specified in clauses (1) or (2) under “—Events of Default” has occurred and is continuing, Restricted Payments to be applied to scheduled cash interest payments on Indebtedness of any Parent to the extent that such Indebtedness is

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guaranteed by the Company or the Affiliate Issuer pursuant to a guarantee otherwise permitted to be Incurred under the Indenture; provided, however, that the amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(13)
so long as no Default or Event of Default of the type specified in clauses (1) or (2) under “—Events of Default” has occurred and is continuing, any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would not exceed 5.00 to 1.00, provided that the net amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(14)
Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this clause (14), not to exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets, in the aggregate in any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(15)
the distribution, as a dividend or otherwise, of shares of Capital Stock of or, Indebtedness owed to the Company, the Affiliate Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries; provided, however, that such distributions will be excluded from subsequent calculations of the amount of Restricted Payments;

(16)
following a Public Offering of the Company, the Affiliate Issuer or any Parent, the declaration and payment by the Company, the Affiliate Issuer or such Parent, or the making of any cash payments, advances, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of the Company, the Affiliate Issuer or any Parent; provided that the aggregate amount of all such dividends or distributions under this clause (16) shall not exceed in any fiscal year the greater of (a) 6% of the Net Cash Proceeds received from such Public Offering or subsequent Equity Offering by the Company or the Affiliate Issuer or contributed to the capital of the Company or the Affiliate Issuer by any Parent in any form other than Indebtedness or Excluded Contributions and (b) following the Initial Public Offering, an amount equal to the greater of (i) 7% of the Market Capitalization and (ii) 7% of the IPO Market Capitalization, provided that after giving pro forma effect to the payment of any such dividend or making of any such distribution, the Consolidated Net Leverage Ratio of the Company and the Affiliate Issuer would not exceed 5.00 to 1.00; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(17)
after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or property or other assets of such Unrestricted Subsidiary that in each case is held by the Company, the Affiliate Issuer or any Restricted Subsidiary; provided, however, that (x) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the property or other assets being transferred; (y) any property or other assets received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (17) only if such property or other assets, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company, the Affiliate Issuer or such Restricted Subsidiary; and (z) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company, the Affiliate Issuer and the Restricted Subsidiaries on a Consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock or property or other assets of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under clause (c)(iv) of the preceding paragraph above; and

(18)
Restricted Payments reasonably required to consummate the Acquisition and any Related Transaction, including any Restricted Payment to any Parent in an amount equal to any loan, equity contribution or other amount made or paid to the Company to fund scheduled cash interest

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payments on the Notes; provided that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments.
For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (18) above, or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined in good faith by the Board of Directors or senior management of the Company.
Limitation on Liens
The Company and the Affiliate Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness (such Lien, the “Initial Lien”), unless contemporaneously with the Incurrence of such Initial Lien effective provision is made to secure the Indebtedness due under the Indenture and the Notes equally and ratably with (or prior to, in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured.
Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) any sale, exchange or transfer to any Person other than the Company, the Affiliate Issuer or any Restricted Subsidiary of the property or assets secured by such Initial Lien, (iii) the full and final payment of all amounts payable by the Company under the Notes and the Indenture, or (iv) the defeasance or discharge of the Notes in accordance with the defeasance provisions described under “—Defeasance”.
Notwithstanding the foregoing, the Company and the Affiliate Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any Collateral (other than Permitted Collateral Liens).
Limitation on Restrictions on Distributions from Restricted Subsidiaries
The Company and the Affiliate Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, the Affiliate Issuer or any Restricted Subsidiary;

(2)	make any loans or advances to the Company, the Affiliate Issuer or any Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Company, the Affiliate Issuer or any Restricted Subsidiary;
provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company, the Affiliate Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Company, the Affiliate Issuer or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.
The preceding provisions will not prohibit:

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(1)
any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture, including, without limitation, the Indenture, the Senior Credit Facilities, any Credit Facility, the Senior Secured Notes, the Intercreditor Agreement, the Security Documents and any related documentation, in each case, as in effect on the Issue Date;

(2)
any encumbrance or restriction pursuant to an agreement or instrument of a Person relating to any Capital Stock or Indebtedness of a Person, Incurred on or before the date on which such Person was acquired by or merged or consolidated with or into the Company, the Affiliate Issuer or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Company, the Affiliate Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or the Affiliate Issuer or was merged or consolidated with or into the Company, the Affiliate Issuer or any Restricted Subsidiary or in contemplation of such transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company, the Affiliate Issuer or any other Restricted Subsidiary other than the assets and property so acquired and provided, further, that for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company, the Affiliate Issuer or any Restricted Subsidiary when such Person becomes the Successor Company;

(3)
any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement referred to in clause (1) or (2) of this paragraph or this clause (3) or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of this paragraph or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (1) or (2) of this paragraph (as determined in good faith by the Board of Directors or senior management of the Company);

(4)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(i)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(ii)
contained in Liens permitted under the Indenture securing Indebtedness of the Company, the Affiliate Issuer or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company, the Affiliate Issuer or any Restricted Subsidiary;

(5)
any encumbrance or restriction pursuant to (a) Purchase Money Obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(6)
any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary to effect such Qualified Receivables Transaction;

(7)
any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

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(8)
customary provisions in leases, asset sale, joint venture agreements and other agreements and instruments entered into by the Company, the Affiliate Issuer or any Restricted Subsidiary in the ordinary course of business;

(9)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, government license or order, or required by any regulatory authority;

(10)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction pursuant to Currency Agreements, Commodity Agreements or Interest Rate Agreements; and

(12)
any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” if (a) the encumbrances and restrictions taken as a whole are not materially less favorable to the holders of the Notes than the encumbrances and restrictions contained in the Senior Credit Facilities, the Senior Secured Notes, the Intercreditor Agreement and the Security Documents, in each case, as in effect on the Issue Date (as determined in good faith by the Board of Directors or senior management of the Company) or (b) such encumbrances and restrictions taken as a whole are not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Board of Directors or senior management of the Company) and, in each case, either (x) the Company reasonably believes that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

Limitation on Sales of Assets and Subsidiary Stock
The Company and the Affiliate Issuer will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

(1)
the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors or senior management of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)
unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be:

(a)
to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company (including the Notes), Indebtedness of the Affiliate Issuer or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company, the Affiliate Issuer or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company, the Affiliate Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

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(b)
to the extent the Company, the Affiliate Issuer or such Restricted Subsidiary elects to invest in or commit to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive agreement or a commitment approved by the Board of Directors or senior management of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 6 months of such 365th day;

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company, the Affiliate Issuer and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.
Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds”. On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds €100.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Indebtedness of the Company or the Affiliate Issuer that does not constitute Subordinated Obligations, to all holders of such other Indebtedness outstanding with similar provisions requiring the Company or the Affiliate Issuer to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition (“Other Asset Disposition Indebtedness”), to purchase the maximum principal amount of Notes and any such Other Asset Disposition Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Other Asset Disposition Indebtedness plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Other Asset Disposition Indebtedness, as applicable, in each case in a principal amount of €100,000 and in integral multiples of €1,000 in excess thereof.
To the extent that the aggregate amount of Notes and Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and Other Asset Disposition Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Other Asset Disposition Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Other Asset Disposition Indebtedness. For the purposes of calculating the principal amount of any such Indebtedness not denominated in euro, such Indebtedness shall be calculated by converting any such principal amounts into their Euro Equivalent determined as of a date selected by the Company that is within the Asset Disposition Offer Period. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
The Asset Disposition Offer, insofar as it relates to the Notes, will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Other Asset Disposition Indebtedness required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Other Asset Disposition Indebtedness validly tendered in response to the Asset Disposition Offer.
To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than the currency in which the Notes are denominated, the amount thereof payable in respect of such Notes shall not exceed the net amount of funds in the currency in which such Notes are denominated that is actually received by the Company upon converting such portion into such currency.
If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

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On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Other Asset Disposition Indebtedness or portions of Notes and Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn, in each case in a principal amount of €100,000 and in integral multiples of €1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Other Asset Disposition Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee (or its authenticating agent), upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of €100,000 and in integral multiples of €1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Other Asset Disposition Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.
For the purposes of this covenant, the following will be deemed to be cash:

(1)
the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or the Affiliate Issuer or Indebtedness of a Restricted Subsidiary and the release of the Company, the Affiliate Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) above);

(2)
securities, notes or other obligations received by the Company, the Affiliate Issuer or any Restricted Subsidiary from the transferee that are converted by the Company, the Affiliate Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)
Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company, the Affiliate Issuer and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Company, the Affiliate Issuer or any Restricted Subsidiary; and

(5)
any Designated Non-Cash Consideration received by the Company, the Affiliate Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of €120.0 million and 5% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.
Limitation on Affiliate Transactions
The Company and the Affiliate Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any

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property or the rendering of any service) with any Affiliate of the Company or the Affiliate Issuer (an “Affiliate Transaction”) involving aggregate consideration in excess of €15.0 million for such Affiliate Transactions in any fiscal year, unless:

(1)
the terms of such Affiliate Transaction are not materially less favorable, taken as a whole, to the Company, the Affiliate Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)
in the event such Affiliate Transaction involves an aggregate consideration in excess of €100.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company.

The preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(2)
any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, the Affiliate Issuer or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants approved by the Board of Directors of the Company or the Affiliate Issuer, in each case in the ordinary course of business;

(3)
loans or advances to employees, officers or directors in the ordinary course of business of the Company, the Affiliate Issuer or any of the Restricted Subsidiaries but in any event not to exceed €15.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4)
(a) any transaction between or among the Company, the Affiliate Issuer and a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary in connection with such transaction) or between or among Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary in connection with such transaction) and (b) any guarantees issued by the Company, the Affiliate Issuer or a Restricted Subsidiary for the benefit of the Company, the Affiliate Issuer or a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary in connection with such transaction), as the case may be, in accordance with “—Limitation on Indebtedness”;

(5)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which, taken as a whole, are fair to the Company, the Affiliate Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company or the Affiliate Issuer or the senior management of the Company, the Affiliate Issuer or the relevant Restricted Subsidiary, as applicable, or are on terms no less materially favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(6)	[Reserved];

(7)	the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company, the Affiliate Issuer or any Restricted Subsidiary;

(8)
the performance of obligations of the Company, the Affiliate Issuer or any of the Restricted Subsidiaries under (a) the terms of any agreement to which the Company, the Affiliate Issuer or any of the Restricted Subsidiaries is a party as of or on the Issue Date, or (b) any agreement

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entered into after the Issue Date on substantially similar terms to an agreement under clause (a) of this covenant, in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any such agreement or amendment, modification, supplement, extension or renewal to such agreement, in each case, entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date;

(9)
sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(10)	the issuance of Capital Stock or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company or the Affiliate Issuer to any Affiliate;

(11)
the payment to any Permitted Holder of all reasonable out-of-pocket expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company, the Affiliate Issuer and their Subsidiaries and unpaid amounts accrued for prior periods (but after the Issue Date);

(12)
the payment to any Parent or Permitted Holder (1) of Management Fees (a) on a bona fide arm’s-length basis in the ordinary course of business, (b) of up to the greater of €15.0 million and 0.5% of Total Assets in any calendar year or (2) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company or the Affiliate Issuer or (3) Parent Expenses;

(13)	guarantees of Indebtedness and other obligations otherwise permitted under the Indenture;

(14)
if not otherwise prohibited under the Indenture, the issuance of Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans (including the payment of cash interest thereon; provided that, after giving pro forma effect to any such cash interest payment, the Consolidated Net Leverage Ratio for the Company, the Affiliate Issuer and the Restricted Subsidiaries would not exceed 5.00 to 1.00) of the Company or the Affiliate Issuer to any direct Parent of the Company or the Affiliate Issuer or any Permitted Holder;

(15)
arrangements with customers, clients, suppliers, contractors, lessors or sellers of goods or services that are negotiated with an Affiliate, in each case, which are otherwise in compliance with the terms of the Indenture; provided that the terms and conditions of any such transaction or agreement as applicable to the Company, the Affiliate Issuer and the Restricted Subsidiaries, taken as a whole are fair to the Company, the Affiliate Issuer and the Restricted Subsidiaries and are on terms not materially less favorable to the Company, the Affiliate Issuer and the Restricted Subsidiaries than those that could have reasonably been obtained in respect of an analogous transaction or agreement that would not constitute an Affiliate Transaction (in each case, as determined in good faith by the Board of Directors or the senior management of the Company or the Affiliate Issuer);

(16)
(a) transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Company, the Affiliate Issuer or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally, and (b) transactions with Affiliates in their capacity as borrowers of Indebtedness from the Company, the Affiliate Issuer or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness generally;

(17)
any payments or other transactions pursuant to a tax sharing agreement between the Company or the Affiliate Issuer and any other Person or a Restricted Subsidiary and any other Person with which the Company, the Affiliate Issuer or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company or the Affiliate Issuer or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation, provided that

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any such tax sharing agreement does not permit or require payments in excess of the amounts of tax that would be payable by the Company, the Affiliate Issuer and the Restricted Subsidiaries on a stand-alone basis;

(18)	transactions relating to the provision of Intra-Group Services in the ordinary course of business;

(19)
any transaction in the ordinary course of business between or among the Company, the Affiliate Issuer or any Restricted Subsidiary and any Affiliate of the Company or the Affiliate Issuer that is an Unrestricted Subsidiary or a joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company, the Affiliate Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity;

(20)
commercial contracts entered into in the ordinary course of business between an Affiliate of the Company, , the Affiliate Issuer or any Restricted Subsidiary that are on arm’s-length terms or on a basis which the Company or the Affiliate Issuer reasonably believes allocates costs fairly; and

(21)	any Related Transaction.
Limitation on Layering
The Company and the Affiliate Issuer will not, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or the Affiliate Issuer which ranks pari passu with the Notes or the Note Gurantee by the Affiliate Issuer, as applicable, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Note Gurantee by the Affiliate Issuer, as applicable, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or the Affiliate Issuer.
Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries
The Company and the Affiliate Issuer shall not permit any Restricted Subsidiary to, directly or indirectly, guarantee or otherwise become obligated under any Indebtedness of the Company or the Affiliate Issuer in an amount in excess of €50 million unless such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary; provided that:

(1)
if such Restricted Subsidiary is not a Significant Subsidiary, such Significant Subsidiary shall only be obligated to guarantee the payment of the Notes if such Indebtedness is Indebtedness of the Company or the Affiliate Issuer;

(2)
if the Indebtedness is pari passu in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its guarantee of the Notes;

(3)
if the Indebtedness is subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the guarantee of the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;

(4)
a Restricted Subsidiary’s guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (a) each of the Company, the Affiliate Issuer and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (b) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Notes); and

(5)	for so long as it is not permissible under applicable law for a Restricted Subsidiary to become a guarantor, such Restricted Subsidiary need not become a guarantor (but, in such a case, each of the

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Company, the Affiliate Issuer and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).
The preceding paragraph shall not apply to: (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company or the Affiliate Issuer; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this covenant immediately prior to such refinancing.
Notwithstanding the foregoing, any guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)
such Subsidiary ceasing to be a Restricted Subsidiary (including as a result of any sale, exchange or transfer, to any Person, of all of the Company’s or Affiliate Issuer’s Capital Stock in such Restricted Subsidiary) in compliance with the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” (including the requirements relating to the application of proceeds) and otherwise in compliance with the Indenture; or

(2)
the release by the holders or lenders of the Indebtedness of the Company or Affiliate Issuer described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness (but not under the relevant guarantee)), at a time when (a) no other Indebtedness of the Company or the Affiliate Issuer has been guaranteed by such Restricted Subsidiary or (b) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness (but not under the relevant guarantee)) and, in either such case, such Restricted Subsidiary is not obligated in respect of any Indebtedness incurred by such Restricted Subsidiary under the provisions described in the last sentence of the first paragraph under the caption “—Limitation on Indebtedness”.

Reports
The Reporting Entity will provide to the Trustee and, in each case of clauses (2) and (3) below, will post on its website (or make similar disclosure); provided, however, that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or Liberty Global’s website, such reports shall be deemed to be provided to the Trustee:

(1)
within 150 days after the end of each fiscal year ending subsequent to the Issue Date, an annual report of the Reporting Entity, containing the following information: (a) audited combined or consolidated balance sheets of the Reporting Entity as of the end of the two most recent fiscal years and audited combined or consolidated income statements and statements of cash flow of the Reporting Entity for the three most recent fiscal years, in each case prepared in accordance with IFRS, including appropriate footnotes to such financial statements and a report of the independent public accountants on the financial statements; (b) to the extent relating to such annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources and critical accounting policies; and (c) a description of the business, management and shareholders of the Reporting Entity, and a description of all material debt instruments; provided, however, that such reports need not (i) contain any segment data other than as required under IFRS in its financial reports with respect to the period presented, (ii) include any exhibits, or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;

(2)
within 60 days after each of the first three fiscal quarters in each fiscal year, a quarterly report of the Reporting Entity containing the following information: (a) unaudited combined or consolidated income statements of the Reporting Entity for such period, prepared in accordance

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with IFRS, and (b) a financial review of such period (including a comparison against the prior year’s comparable period), consisting of a discussion of (i) the financial condition and results of operations of the Reporting Entity on a consolidated basis, and material changes between the current period and the period of the prior year, (ii) material developments in the business of the Reporting Entity and its Restricted Subsidiaries, (c) financial developments and trends in the business in which the Reporting Entity and its Restricted Subsidiaries is engaged and (d) information with respect to any material acquisition or disposal during the period provided, however, that such reports need not (i) contain any segment data other than as required under IFRS in its financial reports with respect to the period presented, (ii) include any exhibits, or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses; and

(3)
within 10 days after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Reporting Entity, (b) any material acquisition or disposal, and (c) any material development in the business of the Reporting Entity and its Restricted Subsidiaries.

If the Reporting Entity has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Reporting Entity, then the annual and quarterly information required by the clauses (1) and (2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Reporting Entity and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.
Following any election by the Reporting Entity to change its accounting principles in accordance with the definition of IFRS set forth below under “— Certain Definitions”, the annual and quarterly information required by clauses (1) and (2) of the first paragraph of this covenant shall include any reconciliation presentation required by clause (2)(b) of the definition of IFRS set forth below under “— Certain Definitions”.
To the extent that the Company is not the Reporting Entity and material differences exist between the management, business, assets, shareholding or results of operations or financial condition of (i) the Reporting Entity and (i) the Company and Affiliate Issuer, the annual and quarterly reports shall give a reasonably detailed description of such differences and include an unaudited reconciliation of the Reporting Entity’s financial statements to the Company’s and Affiliate Issuer’s financial statement; provided, however, that if the total revenues, Consolidated EBITDA or Total Assets of the Reporting Entity and its Subsidiaries for any applicable period (on either a historical or pro forma basis) would deviate from any such measurement of the Company, the Affiliate Issuer and the Restricted Subsidiaries by 10% or more, then a separate annual or quarterly report, as the case may be, shall be provided for the Company and the Affiliate Issuer (in which case no report need be provided for the Reporting Entity).
In addition, so long as the Notes remain outstanding and during any period during which the Reporting Entity is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b) of the Exchange Act, the Reporting Entity shall furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Merger and Consolidation
Neither the Company nor the Affiliate Issuer will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all their assets to, any Person, unless:

(1)
the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of any member of the state of the European Union that is a member of the European Union on the date of the Indenture, or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company or the Affiliate Issuer, as applicable) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture or the Affiliate Issuer under its Note Guarantee and the Indenture, as applicable;

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(2)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)
either (a) immediately after giving effect to such transaction, the Company, the Affiliate Issuer or such Successor Company would be able to Incur at least an additional €1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Consolidated Net Leverage Ratio of the Company or such Successor Company would be no greater than that of the Company immediately prior to giving effect to such transaction; and

(4)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and that the supplemental indenture, the Indenture and the Notes are legal, valid and binding obligations of the Successor Company, enforceable (subject to customary exceptions and exclusions) in accordance with their terms.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or one or more Subsidiaries of the Affiliate Issuer (as applicable), which properties and assets, if held by the Company or the Affiliate Issuer (as applicable) instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or the Affiliate Issuer (as applicable) on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or the Affiliate Issuer (as applicable).
The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Affiliate Issuer (as applicable) under the Indenture, and upon such substitution, the predecessor Company will be released from its obligations under the Indenture and the Notes or the Note Guarantee (as applicable), but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
The provisions set forth in this “—Merger and Consolidation” covenant shall not restrict (and shall not apply to): (i) any merger, consolidation or transfer of assets reasonably required to effect or consummate the Acquisition or any Related Transaction, including any liquidation or other transaction to facilitate the acquisition of any remaining minority ownership interests in Ziggo N.V., (ii) any Restricted Subsidiary from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to the Company, the Affiliate Issuer or any other Restricted Subsidiary and (iii) the Company or the Affiliate Issuer consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile of such entity, reincorporating such entity in another jurisdiction, or changing the legal form of such entity, provided that, for the purposes of this clause (ii), clauses (1), (2) and (4) under the first paragraph of this covenant shall apply to any such transaction.
This “—Merger and Consolidation” covenant (other than clause (1) above) will not be applicable to the Debt Pushdown.
Impairment of Liens
The Company and the Affiliate Issuer shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing any Lien in the Collateral granted under the Security Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted Collateral Liens shall under no circumstances be deemed to materially impair any Lien in the Collateral granted under the Security Documents) for the benefit of the Trustee and the holders of the Notes, and the Company and the Affiliate Issuer shall not, and the Company and the Affiliate Issuer shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Trustee, for the benefit of the Trustee and the holders of the Notes and the other

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beneficiaries described in the Security Documents and the Intercreditor Agreement, any interest in any of the Collateral, except that (a) the Company, the Affiliate Issuer and the Restricted Subsidiaries may Incur Permitted Collateral Liens, (b) the Collateral may be discharged and released in accordance with the Indenture, the Security Documents and the Intercreditor Agreement, and (c) the Company and the Affiliate Issuer may consummate any other transaction permitted under “—Certain Covenants—Merger and Consolidation”; provided however, that, except with respect to any discharge or release of Collateral in accordance with the Indenture, the Security Documents or the Intercreditor Agreement, in connection with the Incurrence of Liens for the benefit of the Trustee and holders of Notes, or the release or replacement of any Collateral in compliance with the terms of the Indenture as described under “—Security”, no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the direction of the Company and without the consent of the holders of the Notes, the Trustee and the Security Trustee may from time to time (subject to customary protections and indemnifications from the Company) enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, manifest error, defect or inconsistency therein and (ii) provide for Permitted Collateral Liens; (iii) make any change necessary or desirable, in the good faith determination of the Company in order to implement transactions permitted under “—Certain Covenants—Merger and Consolidation”; (iv) provide for the release of any Lien on any properties and assets constituting Collateral from the Lien of the Security Documents, provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Notes; and (v) make any other change that does not adversely affect the holders of the Notes in any material respect provided that, contemporaneously with any such action in clauses (ii), (iv) and (v), the Company delivers to the Trustee either (1) a solvency opinion, in form and substance reasonably satisfactory to the Trustee, from an Independent Financial Advisor confirming the solvency of the Company, the Affiliate Issuer and their Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (2) a certificate from the responsible financial or accounting officer of the relevant grantor (acting in good faith) which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or (3) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Company complies with the requirements of this covenant, the Trustee shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement without the need for instructions from holders of the Notes.
Intercreditor Agreement; Additional Intercreditor Agreements
The Trustee will become party to the Intercreditor Agreement on or about the Issue Date, and each holder of a Note, by accepting such Note, will be deemed to have (i) authorized the Trustee to enter into the Intercreditor Agreement, (ii) agreed to be bound by all the terms and provisions of the Intercreditor Agreement applicable to such holder and (iii) irrevocably appointed each of the Trustee and the Security Trustee to act on its behalf and to perform the duties and exercise the rights, powers and discretions that are specifically given to them under Intercreditor Agreement.
The Indenture will provide that, at the request of the Company, in connection with the Incurrence by the Company or the Affiliate Issuer of any Indebtedness that is permitted to share the Collateral pursuant to the definition of Permitted Collateral Lien, the Company, the Affiliate Issuer, if any, and the Trustee shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) an intercreditor agreement, including a restatement, accession, amendment or other modification of an existing intercreditor agreement (an “Additional Intercreditor Agreement”), on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the holders); provided, that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or adversely affect the personal rights, duties, liabilities or immunities of the Trustee under the Indenture or the Additional Intercreditor Agreement.
At the direction of the Company and without the consent of the holders of the Notes, the Trustee and the Security Trustee will upon direction of the Company from time to time enter into one or more amendments to the Intercreditor Agreement or any Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, manifest

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error, defect or inconsistency therein; (ii) add other parties (such as representatives of new issuances of Indebtedness) thereto; (iii) further secure the Notes (including Additional Notes); (iv) make provision for equal and ratable grants of Liens on the Collateral to secure Additional Notes or to implement any Permitted Collateral Liens; (v) make any other change to the Intercreditor Agreement or such Additional Intercreditor Agreement to provide for additional Indebtedness (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Notes) or other obligations that are permitted by the terms of the Indenture to be Incurred and secured by a Lien on the Collateral on a senior, pari passu or junior basis with the Liens securing the Notes, (vi) add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement, (vii) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof or; (viii) make any change necessary or desirable, in the good faith determination of the Board of Directors or senior management of the Company, in order to implement any transaction that is subject to the covenants described under the caption “—Merger and Consolidation”; (ix) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the Collateral and that is not prohibited by the Indenture; or (x) make any other change thereto that does not adversely affect the rights of the holders of the Notes in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of any Note, enforcement of Liens over the Collateral, the application of proceeds from the enforcement of Collateral or the release of any Security in a manner than would adversely affect the rights of the holders of the Notes in any material respect except as otherwise permitted by the Indenture, the Intercreditor Agreement or any Additional Intercreditor Agreement immediately prior to such change. The Company will not otherwise direct the Trustee or the Security Trustee to enter into any amendment to the Intercreditor Agreement or, if applicable, any Additional Intercreditor Agreement, without the consent of the holders of a majority in principal amount of the outstanding Notes outstanding, except as described above or otherwise permitted below under “—Amendments and Waivers”, and the Company may only direct the Trustee and the Security Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or Security Trustee or, in the opinion of the Trustee or Security Trustee, adversely affect their respective rights, duties, liabilities or immunities under the Indenture or the Intercreditor Agreement or any Additional Intercreditor Agreement.
Each holder of a Note, by accepting such Note, will be deemed to have:

(a)	appointed and authorized the Trustee and the Security Trustee from time to time to give effect to such provisions;

(b)	authorized each of the Trustee and the Security Trustee from time to time to become a party to any Additional Intercreditor Agreement;

(c)	agreed to be bound by such provisions and the provisions of any Additional Intercreditor Agreement; and

(d)
irrevocably appointed the Trustee and the Security Trustee to act on its behalf from time to time to enter into and comply with such provisions and the provisions of any Additional Intercreditor Agreement, in each case, without the need for the consent of the holders.
The Indenture will also provide that, in relation to the Intercreditor Agreement or an Additional Intercreditor Agreement, the Trustee shall consent on behalf of the holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided, however, that such transaction would comply with the covenant described under “—Limitation on Restricted Payments”.
Suspension of Covenants on Achievement of Investment Grade Status
If, during any period after the Issue Date, the Notes have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period hereinafter referred to as an “Investment Grade Status Period”), then the Company will notify the Trustee of this fact and beginning on such date, the covenants in the Indenture described under “—Limitation on Indebtedness”, “—Limitation on Restricted Payments”, “—Limitation on Restrictions on Distributions from Restricted Subsidiaries”, “—Limitation on Sales

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of Assets and Subsidiary Stock”, “—Limitation on Affiliate Transactions”, and under “—Change of Control”, the provisions of clause (3) of the first paragraph of the covenant described under “—Merger and Consolidation” and any related default provisions of the Indenture will be suspended and will not, during such Investment Grade Status Period, be applicable to the Company and the Restricted Subsidiaries. As a result, during any such Investment Grade Status Period, the Notes will lose the covenant protection initially provided under the Indenture. No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require reversal or constitute a default under the Notes in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. An Investment Grade Status Period will terminate immediately upon the failure of the Notes to maintain Investment Grade Status. The Company will promptly notify the Trustee in writing of any failure of the Notes to maintain Investment Grade Status.
Events of Default
Each of the following is an Event of Default under the Indenture:

(1)	default in any payment of interest or Additional Amounts on any Note when due, which has continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase or otherwise;

(3)	failure by the Company or the Affiliate Issuer to comply with its obligations under “—Certain Covenants—Merger and Consolidation”;

(4)
failure by the Company or the Affiliate Issuer to comply for 30 days after notice specified in the Indenture with any of its obligations under the covenants described under ““—Certain Covenants” above (in each case, other than a failure to purchase the Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with “—Certain Covenants—Merger and Consolidation” which is covered by clause (3) above);

(5)	failure by the Company or the Affiliate Issuer to comply for 60 days after notice specified in the Indenture with its other agreements contained in the Notes or the Indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries), other than Indebtedness owed to the Company, the Affiliate Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a)	is caused by a failure to pay principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €75.0 million or more;

(7)
certain events of bankruptcy, insolvency or reorganization of the Company, the Affiliate Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited Consolidated financial statements delivered to the holders of the Notes pursuant to the covenant described under “— Reports” for the Company, the Affiliate Issuer and the Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”) have been commenced;

(8)
failure by the Company, the Affiliate Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited Consolidated financial statements delivered to holders of the Notes pursuant to the covenant described under “—Certain Covenants—Reports” for the Company, the Affiliate Issuer and its Restricted Subsidiaries, would constitute

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a Significant Subsidiary, to pay final judgments aggregating in excess of €75.0 million (net of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)
the Collateral having a fair market value in excess of €100.0 million shall, at any time, cease to be in full force and effect other than as a result of its release in accordance with the Indenture and the Security Documents or any Lien created thereunder for the benefit of the Trustee and holders of the Notes shall be declared invalid or unenforceable in a judicial proceeding and such Default continues for 60 days after the notice specified in the Indenture.

However, a default under clauses (4), (5) or (9) of the immediately preceding paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4), (5) or (9) of this immediately preceding paragraph after receipt of such notice.
If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company, the Affiliate Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal, premium or interest and Additional Amounts, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to non-payment of principal, premium, interest or Additional Amounts) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the non-payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and (3) the Company has paid the Trustee its compensation and reimbursed the Trustee for its properly incurred expenses, disbursements and advances.
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity, security or prefunding satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Amounts, if any, when due, no holder of Notes may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder of Notes has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 50% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders of Notes have offered the Trustee security, indemnity or prefunding satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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(5)
the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must give notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, interest or Additional Amounts, if any, on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.
Amendments and Waivers
Subject to certain exceptions, the Indenture, the Notes, the Intercreditor Agreement, the Security Documents and any Additional Intercreditor Agreement may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture, the Notes, the Intercreditor Agreement and the Security Documents may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, unless consented to by the holders of at least 90% of the aggregate principal amount of then outstanding Notes, an amendment may not:

(1)	reduce the principal amount of Notes whose holders must consent to an amendment or waiver;

(2)	reduce the stated rate of or extend the stated time for payment of interest or Additional Amounts on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)
whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (i) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described above under “Optional Redemption” (other than the notice provisions), or (ii) reduce the premium payable upon repurchase of any Note or change the time at which any Note is to be repurchased as described under “—Certain Covenants—Change of Control” or “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” at any time after the obligation to repurchase has arisen;

(5)	make any Note payable in money other than that stated in the Note (except to the extent the currency stated in the Notes has been succeeded or replaced pursuant to applicable law);

(6)
impair the right of any holder to receive payment of, premium, if any, principal of or interest or Additional Amounts, if any, on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(7)	make any change in the amendment or waiver provisions described in this sentence. .
In addition, without the consent of at least seventy-five per cent (75%) in aggregate principal amount of Notes then outstanding, no amendment or supplement may modify any Security Document or the provisions in the

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Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the holders or otherwise release all or substantially all of the Collateral other than pursuant to the terms of the Security Documents, the Intercreditor Agreement, any applicable Additional Intercreditor Agreement or as otherwise permitted by the Indenture.
Notwithstanding the foregoing, without the consent of any holder, the Company and the Trustee may amend the Indenture, the Notes, the Intercreditor Agreement, the Security Documents or any Additional Intercreditor Agreement to:

(1)	cure any ambiguity, omission, manifest error, defect or inconsistency;

(2)
provide for the assumption by a Successor Company of the obligations of the Company under the Indenture, the Notes, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	add guarantees with respect to the Notes;

(5)	secure the Notes or enter into additional or supplemental Security Documents;

(6)	add to the covenants of the Company and the Affiliate Issuer for the benefit of the holders or surrender any right or power conferred upon the Company or the Affiliate Issuer;

(7)	in the case of the Indenture, make any change that does not adversely affect the rights of any holder;

(8)	release the Collateral as provided by the terms of the Indenture;

(9)	issue Additional Notes in accordance with the terms of the Indenture;

(10)	give effect to Permitted Collateral Liens;

(11)	allow any Guarantor to execute a supplemental indenture and/or Note Gurantee with respect to the Notes;

(12)	release any Note Gurantee in accordance with the terms of the Indenture;

(13)	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(14)	to the extent reasonable required to allow for the Affiliate Issuer Accession and the Debt Pushdown;

(15)	to the extent necessary to grant a Lien for the benefit of any Person; provided that the granting of such Lien is permitted by the Indenture and the Security Documents;

(16)
make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes; or

(17)
to conform the text of the Indenture, the Notes, the Intercreditor Agreement and the Security Documents, to any provision of this Description of the 2024 Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of the Indenture, the Notes, the Intercreditor Agreement or the Security Documents.

In formulating its opinion on such matters, the Trustee shall be entitled to require and rely absolutely on such evidence as it deems appropriate, including an Opinion of Counsel and an Officers’ Certificate.
The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. For so long as the Notes are listed on the Luxembourg

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Stock Exchange and the guidelines of such Stock Exchange so require, the Company will notify the Luxembourg Stock Exchange of any such amendment, supplement and waiver.
Defeasance
The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.
The Company at any time may terminate its obligations under the covenants described under “Certain Covenants” (other than clauses (1) and (2) under “—Certain Covenants—Merger and Consolidation”) and the default provisions relating to such covenants under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Events of Default” above and the limitations contained in clauses (3) and (4) under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).
The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “—Events of Default” above or because of the failure of the Company to comply with clauses (3) or (4) under “—Certain Covenants—Merger and Consolidation” above.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee (or an agent nominated by the Trustee for such purpose) euro, euro-denominated European Government Obligations or a combination thereof for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including, among other things, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and defeasance and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States Federal income tax law.
Satisfaction and Discharge
The Indenture, the Security Documents and the rights, duties and obligations of the Trustee and the holders under the Intercreditor Agreement or any Additional Intercreditor Agreement will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)
all Notes (that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to a Paying Agent or Registrar for cancellation; or

(b)
(i) all Notes that have not been delivered to a Paying Agent or Registrar for cancellation (x) have become due and payable by reason of the mailing or delivery of a notice of redemption or otherwise or (y) will become due and payable within one year and (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders cash, Cash Equivalents, European Government Obligations or a combination thereof, in each case, denominated in euro or a combination thereof as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to

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a Paying Agent or Registrar for cancellation for principal, premium and Additional Amounts (if any) and accrued interest to the date of maturity or redemption;

(2)	the Company has paid or caused to be paid all other amounts payable by it under the Indenture; and

(3)
the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case, stating that all conditions precedent to satisfaction and discharge have been satisfied.
Currency Indemnity
The sole currency of account and payment for all sums payable by the Company under the Indenture with respect to the Notes is euro. Any amount received or recovered in a currency other than euro in respect of the Notes (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by the holder in respect of any sum expressed to be due to it from the Company will constitute a discharge of the Company only to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result. In any event the Company will indemnify the recipient against the cost of making any such purchase.
For the purposes of this indemnity, it will be sufficient for the holder to certify that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Company, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.
Listing
The Company will apply to list the Notes on the Official List of the Luxembourg Stock Exchange and will use all reasonable efforts to have the Notes admitted trading on the Euro MTF within a reasonable period after the Issue Date and will maintain such listing as long as the Notes are outstanding; provided, however, that if the Company can no longer maintain such listing or it becomes unduly burdensome to make or maintain such listing (for the avoidance of doubt, preparation of financial statements in accordance with GAAP (except pursuant to the definition of IFRS) or any accounting standard other than IFRS and any other standard pursuant to which the Company then prepares its financial statements shall be deemed unduly burdensome), the Company may cease to make or maintain such listing on the Luxembourg Stock Exchange provided that the Company will use its reasonable best efforts to obtain and maintain the listing of the Notes on another recognized listing exchange for high yield issuers (which may be a stock exchange that is not regulated by the European Union). There can be no assurance that the application to list the Notes on the Official List of the Luxembourg Stock Exchange and to admit the Notes on the Euro MTF Market will be approved and settlement of the Notes is not conditioned on obtaining this listing.
So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange shall so require, copies of the financial statements included in this Offering Memorandum may be obtained, free of charge, during normal business hours at the offices of the Paying Agent.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, member or stockholder of the Company, any of its Parents or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

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Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the United States federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Consent to Jurisdiction and Service of Process
The Indenture will provide that the Company will irrevocably appoint Law Debenture Corporate Services Inc. as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes and the Security Documents, as the case may be, brought in any federal or state court located in the Borough of Manhattan in the City of New York and that each of the parties submit to the jurisdiction thereof. If for any reason Law Debenture Corporate Services Inc. is unable to serve in such capacity, the Company shall appoint another agent reasonably satisfactory to the Trustee.
Concerning the Trustee
Deutsche Trustee Company Limited will be the Trustee and Security Trustee with regard to the Notes and Deutsche Bank AG, London Branch will be the Principal Paying Agent with regard to the Notes. Deutsche Bank Luxembourg S.A. in Luxembourg will be the Registrar and Transfer Agent with regard to the Notes. The Company will indemnify the Trustee and the agents for certain claims, liabilities and expenses incurred without gross negligence, willful misconduct or fraud on its part.
Governing Law
The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Notices
So long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, any such notice to the holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange and, in connection with any redemption, the Company will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding. In addition, for so long as any Notes are represented by Global Notes, all notices to holders of the Notes will delivered by or on behalf of the Company to Euroclear and Clearstream. Additionally, in the event the Notes are in the form of Definitive Registered Notes, notices will be sent, by first class mail, with a copy to the Trustee, to each holder of the Notes at such holder’s address as it appears on the registration books of the Registrar. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. If and so long as such Notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first class mail, postage prepaid, will be deemed given five calendar days after mailing.
Prescription
Claims against the Company for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Company for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.
Certain Definitions
“2018 Notes” means the senior notes due 2018 issued by Ziggo Bond Company B.V. which will be exchanged for Notes in the Acquisition Exchange.
“ABC B. V.” means Amsterdamse Beheer- en Consultingmaatschappij B.V. together with its successors.

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“Acquisition” means the acquisition by Bidco of shares in Ziggo N.V. following a recommended public offer pursuant to a merger protocol agreement dated January 27, 2014.
“Acquisition Exchange” means the issuance and exchange of the Notes for an equal amount of 2018 Notes on or about the date of the consummation of the Acquisition.
“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Assets” means:

(1)
any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, the Affiliate Issuer or a Restricted Subsidiary in a Related Business or are otherwise useful in a Related Business (it being understood that capital expenditure on property or assets already used in a Related Business or to replace any property or assets that are the subject of such Asset Disposition or any operating expenses Incurred in the day-to-day operations of a Related Business shall be deemed an Investment in Additional Assets);

(2)
the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, the Affiliate Issuer or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliate Subsidiary” refers to any Subsidiary of Liberty Global (other than a Subsidiary of the Company or the Affiliate Issuer) that provides a Note Guarantee of the Notes following the Issue Date.
“Applicable Premium” means with respect to a Note at any redemption date prior to May 15, 2019, the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on May 15, 2019 (such redemption price being described under “Optional Redemption — Optional Redemption on or after May 15, 2019” exclusive of any accrued and unpaid interest) plus (2) all required remaining scheduled interest payments due on such Note through May 15, 2019 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate plus 50 basis points over (B) the principal amount of such Note on such redemption date. For the avoidance of doubt, calculation of the Applicable Premium shall not be a duty or obligation of the Trustee, Security Trustee, Registrar or any Paying or Transfer Agent.
“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, (other than an operating lease entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company, the Affiliate Issuer or any

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of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)
a disposition by a Restricted Subsidiary to the Company or the Affiliate Issuer or by the Company, the Affiliate Issuer or a Restricted Subsidiary (other than a Receivables Entity) to a Restricted Subsidiary;

(2)	the sale or disposition of cash or Cash Equivalents or Investment Grade Securities in the ordinary course of business;

(3)	a disposition of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(4)
a sale, lease, transfer or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus, or worn out equipment or other equipment and assets that are no longer useful in the conduct of the business of the Company, the Affiliate Issuer and the Restricted Subsidiaries;

(5)	transactions permitted under “—Certain Covenants—Merger and Consolidation” or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or the Affiliate Issuer or to another Restricted Subsidiary;

(7)
for purposes of “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, the making of a Permitted Investment or a disposition subject to “Certain Covenants—Limitation on Restricted Payments”, or, solely for purposes of clause (3) of the first paragraph under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or Permitted Investments;

(8)
dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of €10.0 million and 1% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of €10.0 million and 1% of Total Assets of carried over amounts for any calendar year);

(9)	dispositions in connection with Permitted Liens;

(10)
dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property;

(12)	foreclosure, condemnation or similar action with respect to any property or other assets;

(13)
the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)	sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(15)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)
any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company, the Affiliate Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such

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acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18)
(a) disposals of assets, rights or revenue not constituting part of the Distribution Business of the Company, the Affiliate Issuer and the Restricted Subsidiaries, and (b) other disposals of non-core assets acquired in connection with any acquisition permitted under the Indenture;

(19)
disposals of assets or Capital Stock acquired in an acquisition which the Company, the Affiliate Issuer or an Restricted Subsidiary is required by a regulatory authority or court of competent jurisdiction to dispose of;

(19)	disposals of other interests in other entities in an amount not to exceed €5.0 million;

(20)	any disposition of real property; provided that the fair market value of the real property disposed of in any calendar year does not exceed the greater of €50 million and 1.0% of Total Assets; and

(21)
any other disposal of assets comprising in aggregate percentage value of 10% or less of the Total Assets of the Company, the Affiliate Issuer and the Restricted Subsidiaries as set forth in the most recent audited Consolidated financial statements of the Reporting Entity delivered to the holders of the Notes pursuant to the covenant described under “—Certain Covenants—Reports”.

In the event that a transaction (or any portion thereof) meets the criteria of a disposition permitted under clauses (1) through (21) above and would also be a Restricted Payments permitted to be made under the covenant described under “—Certain Covenants —Limitation on Restricted Payments” or a Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposition under permitted under clauses (1) through (21) above and/or one or more of the types of Restricted Payments permitted to be made under the covenant described under “—Certain Covenants —Limitation on Restricted Payments” or Permitted Investments.
“Bidco” refers to LGE HoldCo VII B.V.,together with its successors.
“Bidco Credit Facility” means the senior facility agreement dated January 27, 2014 between, among others, Bidco and certain financial institutions as lenders thereunder, as amended or supplemented from time to time, as described above under [“Description of Other Indebtedness—Bidco Credit Facility”].
“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof, or, in the case of the Company, its managing director; provided that (i) if and for so long as the Company is a Subsidiary of Liberty Global, any action required to be taken under the Indenture by the Board of Directors of the Company can, in the alternative, at the option of the Company, be taken by the Board of Directors of Liberty Global and (ii) following consummation of a Spin-Off, any action required to be taken under the Indenture by the Board of Directors of the Company can, in the alternative, at the option of the Company, be taken by the Board of Directors of the Spin Parent.
“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

(1)
“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to May 15, 2019 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to May 15, 2019; provided, however, that, if the period from such redemption dated to May 15, 2019 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given,

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except that if the period from such redemption date to  May 15, 2019, is less than one year, a fixed maturity of one year shall be used;

(2)
“Comparable German Bund Price” means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Company obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)	“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Company in good faith; and

(4)
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Company in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference German Bund Dealer at 3.30 p.m. Frankfurt, Germany, time on the third Business Day preceding the redemption date.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in the Netherlands or London, England are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with IFRS. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalents” means:

(1)
securities issued or directly and fully guaranteed or insured by the United States Government or a member state of the European Union as of January 1, 2004 (each a “Qualified Country”) or any agency or instrumentality thereof (provided that the full faith and credit of such Qualified Country is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)
marketable general obligations issued by any political subdivision of any Qualified Country or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the Qualified Country is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A2” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)
certificates of deposit, time deposits, eurodollar time deposits, bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender party to any Credit Facility or by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A-” or the equivalent thereof by Moody’s Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency);

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if

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both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.
“Change of Control” means:

(1)
Parent Company (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of each of the Company and the Affiliate Issuer and (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company and the Affiliate Issuer to, directly or indirectly, direct or cause the direction of management and policies of the Company and the Affiliate Issuer;

(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, the Affiliate Issuer and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(3)
the adoption by the stockholders of the Company or the Affiliate Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Affiliate Issuer, other than a transaction complying with the covenant described under “—Certain Covenants—Merger and Consolidation”;

provided that a Change of Control shall not be deemed to have occurred pursuant to clause (1) of this definition upon the consummation of the Post-Closing Reorganization or a Spin-Off.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” means any assets in which a Lien has been or will be granted pursuant to any Security Document to secure the Obligations under the Indenture or the Notes, including the Share Pledge and the Affiliate Issuer Share Pledge, if any.
“Commodity Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.
“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated EBITDA” means, for any period, operating income (loss) determined on the basis of IFRS of the Company, the Affiliate Issuer and the Restricted Subsidiaries on a Consolidated basis, plus the following (to the extent deducted from operating income (loss)):

(1)	Consolidated depreciation expense;

(2)	Consolidated amortization expense;

(3)	stock based compensation expense;

(4)
at the Company’s option, other non-cash charges reducing operating income (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating income to such extent, and excluding

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amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);

(5)
any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(6)
at the Company’s option, effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s Consolidated financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(7)
any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, the Affiliate Issuer or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(8)
the amount of Management Fees and other fees and related expenses paid in such period to the Permitted Holders to the extent permitted by the covenant described under “— Certain Covenants — Limitation on Affiliate Transactions”;

(9)
any reasonable expenses, charges or other costs related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of any Indebtedness permitted by the Indenture, in each case, as determined in good faith by an Officer of the Company;

(10)
at the Company’s option, any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

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(11)	the amount of loss on sale of assets in connection with a Qualified Receivables Transaction; and

(12)	Specified Legal Expenses.
“Consolidated Net Income” means, for any period, the net income (loss) determined on the basis of IFRS of the Company, the Affiliate Issuer and its Restricted Subsidiaries on a combined or Consolidated basis; provided, however, that there will not be included in such Consolidated Net Income:

(1)
subject to the limitations contained in clause (2) below, any net income (loss) of any Person (other than the Company or the Affiliate Issuer) if such Person is not a Restricted Subsidiary, except that (a) the Company’s or the Affiliate Issuer’s equity in the net income (loss) of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company, the Affiliate Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below) and (b) the Company’s or the Affiliate Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company, the Affiliate Issuer or a Restricted Subsidiary;

(2)
any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or the Affiliate Issuer by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Notes or the Indenture, (c) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary (including pursuant to the Notes, the Senior Credit Facilities, the Senior Secured Notes or the Intercreditor Agreement) and other restrictions with respect to any Restricted Subsidiary that, taken as a whole, are not materially less favorable to the holders than restrictions in effect on the Issue Date and (d) restrictions as in effect on the Issue Date specified in clause (8), or restrictions specified in clause (10), of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restrictions on Distributions from Restricted Subsidiaries”), except that the net income (loss) of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company, the Affiliate Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

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(3)
any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, the Affiliate Issuer or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(4)
any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(5)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(6)	any stock-based compensation expense;

(7)
all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness and any net gain (loss), including financing costs that are expensed as incurred, from any extinguishment, modification, exchange or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of Hedging Obligations;

(9)	any goodwill, other intangible or tangible asset impairment charge or write-off;

(10)	the impact of capitalized interest on Subordinated Shareholder Loans;

(11)	any derivative instruments gains or losses, foreign exchange gains or losses, and gains or losses associated with fair value adjustment on financial instruments;

(12)
at the Company’s option, effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s Consolidated financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(13)
accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition that are so required to be established as a result of such acquisition in accordance with IFRS; and

(14)
any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Company, the Affiliate Issuer or a Restricted Subsidiary has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed

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within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period).
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.
“Consolidated Net Leverage Ratio”, as of any date of determination, means the ratio of:

(1)
(a) the outstanding Indebtedness (other than (i) Subordinated Shareholder Loans, (ii) Indebtedness up to a maximum amount equal to the Revolving Facility Excluded Amount (or its equivalent in other currencies) at the relevant time incurred under any Permitted Revolving Credit Facility, (iii) any Indebtedness which is a contingent obligation of the Company, the Affiliate Issuer or a Restricted Subsidiary, (iv) any Indebtedness incurred pursuant to clause (16) of the second paragraph of the covenant under the caption “— Certain Covenants — Limitation on Indebtedness” and (v) for the purposes of determining the Consolidated Net Leverage Ratio under clause (1)(a) of the first paragraph under “—Certain Covenants—Limitations on Indebtedness”, outstanding Indebtedness of the Company and the Affiliate Issuer) of the Company, the Affiliate Issuer and the Restricted Subsidiaries on a Consolidated basis, less (b) the aggregate amount of cash and Cash Equivalents of the Company, the Affiliate Issuer and the Restricted Subsidiaries on a Consolidated basis, to

(2)
the Pro forma EBITDA for the period of the most recent two consecutive fiscal quarters for which financial statements have previously been furnished to holders of the Notes pursuant to the covenant described under “—Certain Covenants—Reports”, multiplied by 2.0.

For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.
“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries (excluding the Affiliate Subsidiaries) with those of the Company in accordance with IFRS consistently applied and together with the accounts of the Affiliate Issuer and the Affiliate Subsidiaries on a combined basis; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company, the Affiliate Issuer or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.
“Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the Senior Credit Facilities or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company or the Affiliate Issuer as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

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“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Board of Directors or senior management of the Company) of non-cash consideration received by the Company, the Affiliate Issuer or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “— Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)
is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company, the Affiliate Issuer or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or the Affiliate Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable), provided that the Company and the Affiliate Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company or the Affiliate Issuer with the provisions of the Indenture described under the captions “—Certain Covenants—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and such repurchase or redemption complies with “—Certain Covenants—Limitation on Restricted Payments”.
“Distribution Business” means: (1) the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi- channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or (2) any business which is incidental to or related to and, in either case, material to such business.
“Enforcement Sale” means (1) any sale or disposition (including by way of public auction) of the Collateral pursuant to an enforcement action taken by the Security Trustee in accordance with the provisions of the Intercreditor Agreement to the extent such sale or disposition is effected in compliance with the provisions of the Intercreditor Agreement, or (2) any sale or disposition of the Collateral pursuant to the enforcement of security in favor of other Indebtedness of the Company, the Affiliate Issuer or the Restricted Subsidiaries which complies with the terms of an Additional Intercreditor Agreement (or if there is no such intercreditor agreement, would substantially comply with the requirements of clause (1) hereof).

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“Equity Offering” means (1) the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off, (2) a sale of Capital Stock of the Company or the Affiliate Issuer (other than Disqualified Stock), or (3) Capital Stock of a Parent the proceeds of which are contributed as equity share capital to the Company or the Affiliate Issuer or (4) Subordinated Shareholder Loans, in each case, excluding any sales to the Company, the Affiliate Issuer or any Restricted Subsidiary.
“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company or the Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Board of Directors or senior management of the Company) on the date of such determination.
“European Government Obligations” means any security that is (1) a direct obligation of Ireland, Belgium, the Netherlands, France, The Federal Republic of Germany or any other country that is a member of the European Monetary Union on the date of the Indenture, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Issuer” means (i) the UPCNL Issuer or (ii) the SPV Issuer.
“Exchange Qualified Notes” means if the Exchange Issuer is the UPCNL Issuer, the UPCNL Qualified Notes and, if the Exchange Issuer is an SPV Issuer, the SPV Qualified Notes.
“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company or the Affiliate Issuer as capital contributions to the Company or the Affiliate Issuer after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company or the Affiliate Issuer, in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.
“fair market value” unless otherwise specified, wherever such term is used in the Indenture (except as otherwise specifically provided in this “Description of the New 2024 Notes”), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.
“GAAP” means generally accepted accounting principles in the United States.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“guarantor” means the obligor under a guarantee.

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“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.
“holder” means a Person in whose name a Note is registered on the Registrar’s books.
“Holding Company” means, in relation to a Person, an entity of which that Person is a Subsidiary.
“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect on the Issue Date or, for purposes of the covenant described under “—Certain Covenants—Reports”, a in effect from time to time. Except as otherwise expressly provided below or in the Indenture, all ratios and calculations based on IFRS contained in the Indenture shall be computed in conformity with IFRS. At any time after the Issue Date, the Company may elect to apply for all purposes of the Indenture, in lieu of IFRS, GAAP and, upon such election, references to IFRS herein will be construed to mean GAAP as in effect at the Issue Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to the Indenture shall be prepared on the basis of GAAP as in effect from time to time (including that, upon first reporting its fiscal year results under GAAP, the Reporting Entity shall restate its financial statements on the basis of GAAP for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of GAAP), and (2) from and after such election, all ratios, computations, and other determinations based on IFRS contained in the Indenture shall, at the Company’s option, (a) continue to be computed in conformity with IFRS (provided that, following such election, the annual and quarterly information required by clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants — Reports”, shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such IFRS presentation to the corresponding GAAP presentation of such financial information), or (b) be computed in conformity with GAAP with retroactive effect being given thereto assuming that such election had been made on the Issue Date. Thereafer, the Company may, at its option, elect to apply IFRS or GAAP and compute all ratios, computations and other determinations based on IFRS or GAAP, as applicable, all on the basis of the foregoing provisions of this definition of IFRS.
“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary or the Affiliate Issuer (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary or the Affiliate Issuer, as applicable, at the time it becomes a Restricted Subsidiary or the Affiliate Issuer, as applicable; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	money borrowed or raised and debit balances at banks;

(2)	any bond, note, loan stock, debenture or similar debt instrument;

(3)	acceptance or documentary credit facilities;

(4)	receivables sold or discounted (otherwise than on a non-recourse basis and other than in the normal course of business for collections);

(5)
payments for assets acquired or services supplied deferred for a period of over 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied) after the relevant assets were or are to be acquired or the relevant services were or are to be supplied, or after the relevant invoice date;

(6)	any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or any of (2) to (5) above;

(7)
the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); and

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(8)	the principal component of Indebtedness of other Persons to the extent guaranteed by such Person to the extent not otherwise included in the Indebtedness of such Person.
Notwithstanding the foregoing, “Indebtedness” shall not include (i) any deposits or prepayments received by the Company, the Affiliate Issuer or a Restricted Subsidiary from a customer or subscriber for its service, (ii) Capitalized Lease Obligations, (iii) any indebtedness in respect of Qualified Receivables Transactions, (iv) any “parallel debt” obligations to the extent such obligations mirror other Indebtedness, (v) any joint and several liability (hoofdelijke aansprakelijkheid) including any netting or set-off, as a result of the existence of a fiscal unity for Dutch tax purposes (fiscal eenheid) or under any analogous arrangement in any other jurisdiction; and (vi) any Indebtedness which has been cash-collateralized to the extent so cash-collateralized. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Company, qualified to perform the task for which it has been engaged.
“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company, the Affiliate Issuer, the Spin Parent or any direct or indirect parent company of the Company (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market.
“Intercreditor Agreement” means the intercreditor agreement dated on or about January 27, 2014, between, among others, the Company, the Parent of the Company, the Trustee and the Security Trustee, as amended, restated or otherwise modified or varied from time to time.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favorable, taken as a whole, to the Company, the Affiliate Issuer or a Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a Person that is not an Affiliate):

(1)	the sale of programming or other content by Liberty Global, the Spin Parent or any of their respective Subsidiaries to the Company, the Affiliate Issuer or any Restricted Subsidiary;

(2)
the lease or sublease of office space, other premises or equipment by the Company, the Affiliate Issuer or the Restricted Subsidiaries to Liberty Global, the Spin Parent or any of their Subsidiaries or by Liberty Global, the Spin Parent or any of their Subsidiaries to the Company, the Affiliate Issuer or the Restricted Subsidiaries; and

(3)
the provision or receipt of other administrative services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company, the Affiliate Issuer or the Restricted Subsidiaries to or from Liberty Global, the Spin Parent or any of their Subsidiaries, including, without limitation, (a) the employment of personnel, (b) provision of employee healthcare or other benefits, (c) acting as agent to buy equipment, other assets or services or to trade with residential or business customers, and (d) the provision of treasury, audit, accounting, banking, strategy, IT, telephony, office, administrative, compliance, payroll or other similar services; and

(4)
the extension, in the ordinary course of business and on terms not materially less favourable to the Company or the Restricted Subsidiaries than arm’s length terms, by or to the Company, the Affiliate Issuer or the Restricted Subsidiaries to or by Liberty Global or any of their Subsidiaries

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of trade credit not constituting Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) above.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)
an acquisition of assets, Capital Stock or other securities by the Company, the Affiliate Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company or the Affiliate Issuer.

For purposes of the definition of “Unrestricted Subsidiary” and “—Certain Covenants—Limitation on Restricted Payments”,

(1)
“Investment” will include the portion (proportionate to the Company’s or the Affiliate Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company and the Affiliate Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or the Affiliate Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s or Affiliate Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s or the Affiliate Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors or senior management of the Company.

If the Company, the Affiliate Issuer or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of Voting Stock of a Restricted Subsidiary such that such Subsidiary is no longer a Restricted Subsidiary, then the Investment of the Company or the Affiliate Issuer in such Person shall be deemed to have been made as of the date of such transfer or other disposition in an amount equal to the fair market value (as determined in good faith by the Board of Directors or senior management of the Company).
“Investment Grade Securities” means:

(1)
securities issued by the U.S. government or by any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by the U.S. government and in each case with maturities not exceeding two years from the date of the acquisition;

(2)
securities issued by or a member of the European Union as of January 1, 2004, or any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004, and in each case with maturities not exceeding two years from the date of the acquisition;

(3)
debt securities or debt instruments with a rating of A or higher by Standard & Poor’s Ratings Services or A-2 or higher by Moody’s Investors Service, Inc. or the equivalent of such rating by such rating organization, or if no rating of Standard & Poor’s Ratings Services or Moody’s

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Investors Service, Inc. then exists, the equivalent of such rating by any other nationally recognized securities ratings agency, by excluding any debt securities or instruments constituting loans or advances among the Company, the Affiliate Issuer and their Subsidiaries;

(4)
investments in any fund that invests exclusively in investments of the type described in clauses (1) through (3) which fund may also hold immaterial amounts of cash and Cash Equivalents pending investment and/or distribution; and

(5)
corresponding instruments in countries other than those identified in clauses (1) and (2) above customarily utilized for high quality investments and, in each case, with maturities not exceeding two years from the date of the acquisition.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)	a rating of “Baa3” (or the equivalent) or higher from Moody’s Investors Service, Inc. or any of its successors or assigns; and

(2)	a rating of “BBB—” (or the equivalent) or higher from Standard & Poor’s Ratings Services, or any of its successors or assigns, in each case, with a “stable outlook” from such rating agency.
“IPO Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (ii) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.
“Issue Date” means the date of first issuance of the Notes pursuant to the Acquisition Exchange.
“Liberty Global” means Liberty Global plc and any and all successors thereto.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Majority Exchange Transaction” means an exchange offer by the Exchange Issuer pursuant to which one or more series of Exchange Qualified Notes are offered in exchange for all outstanding Notes issued under the Indenture; provided, that (i) no Default or Event of Default has occurred and is continuing at the time any such exchange offer is made or would result therefrom, (ii) holders of a majority in aggregate principal amount of the outstanding Notes have elected to participate in such offer, (iii) for each €1,000 in principal amount of Notes tendered and accepted, each holder tendering such Notes will receive €1,000 in principal amount of Exchange Qualified Notes, (iv) the exchange offer complies with Rule 14e-1 under the Exchange Act and any other applicable securities law or regulation, (v) the Exchange Issuer accepts for exchange all Notes tendered in such exchange offer and issues the relevant Exchange Qualified Notes in exchange therefor, (vi) the exchange offer is open to all holders of the Notes on substantially similar terms and (vii) the exchange offer is not conditioned upon holders of the Notes consenting to any amendments to the terms of the notes or the Indenture. To the extent that the provisions of any applicable securities laws or regulations conflict with the requirements set forth in this definition, each of the Company and the Exchange Issuer will comply with the securities laws and regulations and will not be deemed to have breached such requirements by virtue thereof. Notwithstanding the foregoing, the Company and the Exchange Issuer shall be permitted in the Majority Exchange Transaction to exclude holders of Notes in any jurisdiction where the Majority Exchange Transaction would require the Company and the Exchange Issuer to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, United States federal securities laws and the laws of the European Union or its member states), if either the Company or the Exchange Issuer in its sole discretion determines (acting in good faith) (A) that such filing would be materially burdensome (it being understood that it would not be materially burdensome to submit the disclosure document(s) used in other jurisdictions to the securities or financial services authorities in any jurisdiction in accordance with the passporting provisions of the Prospectus Directive 2003/71/EC or similar regulations); or (B that such solicitation would otherwise not be permitted under applicable law in such jurisdiction.
“Management Fees” means any management, consultancy or other similar fees payable by the Company, the Affiliate Issuer or any Restricted Subsidiary.

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“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.
“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under IFRS (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company, the Affiliate Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“New Holdco” means the direct Subsidiary of Liberty Global following the Post-Closing Reorganizations, or, if the distribution or other transfer pursuant to the Post-Closing Reorganizations is to a second-tier Subsidiary of Liberty Global, such second-tier Subsidiary.
“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any Managing Director, the Treasurer or the Secretary of such Person or, in the case of the Company, its Managing Director.
“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Parent” means Liberty Global, any Subsidiary of Liberty Global of which the Company is a Subsidiary on the Issue Date and any other Person of which the Company or the Affiliate Issuer at any time is or becomes a Subsidiary after the Issue Date.
“Parent Company” means the direct Parent of the Company on the Issue Date and its successors. Notwithstanding the foregoing, upon consummation of (i) the Post-Closing Reorganization, “Parent Company” will mean New Holdco and its successors (ii) a Spin-Off, “Parent Company” will mean the Spin Parent and its successors, (iii) the Debt Pushdown, “Parent Company” will mean the direct Parent of the Pushdown Issuer or (iv)

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an Affiliate Issuer Accession, “Parent Company” will mean the Reporting Entity following the Affiliate Issuer Accession.
“Parent Expenses” means:

(1)
costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture or any other agreement or instrument relating to Indebtedness of the Company, the Affiliate Issuer or any Restricted Subsidiary;

(2)
indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person with respect to its ownership of the Company or the Affiliate Issuer or the conduct of the business of the Company, the Affiliate Issuer and the Restricted Subsidiaries;

(3)
obligations of any Parent in respect of director and officer insurance (including premiums therefor) with respect to its ownership of the Company or the Affiliate Issuer or the conduct of the business of the Company, the Affiliate Issuer and the Restricted Subsidiaries;

(4)
general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent or Subsidiary of a Parent related to the ownership or operation of the business of the Company, the Affiliate Issuer or any of the Restricted Subsidiaries, including acquisitions or dispositions by the Company, the Affiliate Issuer or the Subsidiaries permitted hereunder (whether or not successful) in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent;

(5)	fees and expenses payable by any Parent in connection with any Related Transaction.
“Pari Passu Indebtedness” means Indebtedness of the Company or the Affiliate Issuer that ranks equally or junior in right of payment with the Notes (after giving effect to any Note Guarantee by the Affiliate Issuer and the Intercreditor Agreement or any Additional Intercreditor Agreement).
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets, cash and Cash Equivalents between the Company, the Affiliate Issuer or any Restricted Subsidiaries and another Person.
“Permitted Business” means any business:

(1)
that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under the Indenture), operation, utilization and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi channel television and radio, programming, telephony, Internet services and content, high speed data transmission, video, multi media and related activities); or

(2)	engaged in by the Company or any of its Restricted Subsidiaries on the Issue Date;

(3)
or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date; or

(4)	that comprises being a Holding Company of one or more Persons engaged in any such business.
“Permitted Collateral Liens” means:

(1)
Liens on the Collateral arising by operation of law that are described in one or more of clauses (3), (4), (5), (6), (9) and (12) of clause (A) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Trustee to enforce the Lien in the Collateral granted under the Security Documents; and

(2)	Liens on the Collateral to secure any Additional Notes or Pari Passu Indebtedness.

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“Permitted Holders” means, collectively, (1) Liberty Global, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clause (1) above, and any successor to such Permitted Holder, Affiliate, or Related Person, (4) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company or the Affiliate Issuer, acting in such capacity and (5) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Change of Control”.
“Permitted Investment” means an Investment by the Company, the Affiliate Issuer or any Restricted Subsidiary in:

(1)
the Company, the Affiliate Issuer or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity);

(2)
another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, the Affiliate Issuer or a Restricted Subsidiary (other than a Receivables Entity);

(3)	cash and Cash Equivalents or Investment Grade Securities;

(4)
receivables owing to the Company, the Affiliate Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, the Affiliate Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of the Company, the Affiliate Issuer or such Restricted Subsidiary;

(7)
Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company, the Affiliate Issuer or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor;

(8)
Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(9)
any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Issue Date or made in compliance with the covenant entitled “— Certain Covenants— Limitation on Restricted Payments”; provided, that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

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(10)
Currency Agreements, Commodity Agreements and Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)
Investments by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of €350.0 million and 5% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(12)
Investments by the Company, the Affiliate Issuer or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company, the Affiliate Issuer or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(13)	guarantees issued in accordance with “—Certain Covenants—Limitation on Indebtedness” and other guarantees (and similar arrangements) of obligations not constituting Indebtedness;

(14)
pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(15)	the Notes;

(16)
so long as no Default or Event of Default of the type specified in clause (1) or (2) under “—Events of Default” has occurred and is continuing, (a) minority Investments in any Person engaged in a Permitted Business and (b) Investments in joint ventures that conduct a Permitted Business to the extent that, after giving pro forma effect to any such Investment, the Consolidated Net Leverage Ratio for the Company, the Affiliate Issuer and its Restricted Subsidiaries would not exceed 5.00 to 1.00;

(17)
any Investment to the extent made using as consideration Capital Stock of the Company or the Affiliate Issuer (other than Disqualified Stock), Subordinated Shareholder Loans or Capital Stock of any Parent;

(18)
Investments acquired after the Issue Date as a result of the acquisition by the Company, the Affiliate Issuer or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company, the Affiliate Issuer or any Restricted Subsidiary in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger and Consolidation” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(19)
any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under ‘‘—Certain Covenants—Limitation on Affiliate Transactions’’ (except those described in clauses (1), (5), (9) and (19) of that paragraph).

“Permitted Liens” means:

(A)	with respect to any Restricted Subsidiary:

(1)
Liens securing Indebtedness Incurred by the Restricted Subsidiaries in compliance with clause (1) of the first paragraph or clauses (1), (7) and (16) under the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

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(2)	Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(3)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)
Liens imposed by law, including carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by IFRS shall have been made in respect thereof;

(5)
Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to IFRS have been made in respect thereof;

(6)
Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(7)
encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company, the Affiliate Issuer and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company, the Affiliate Issuer and the Restricted Subsidiaries;

(8)	[Reserved];

(9)
Leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company, the Affiliate Issuer or any of the Restricted Subsidiaries;

(10)
Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11)
Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that such Liens do not encumber any other assets or property of the Company, the Affiliate Issuer or the Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto.

(12)
Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit

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account is not intended by the Company, the Affiliate Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(13)
Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company, the Affiliate Issuer and the Restricted Subsidiaries in the ordinary course of business;

(14)	Liens existing on, or provided for under written arrangements existing on, the Issue Date;

(15)
Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien shall only be in respect of Indebtedness of any Restricted Subsidiary and may not extend to any other property owned by the Company, the Affiliate Issuer or any Restricted Subsidiary;

(16)
Liens on property at the time the Company, the Affiliate Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Restricted Subsidiary; provided, however, that such Liens shall only be in respect of Indebtedness of any Restricted Subsidiary and may not extend to any other property owned by the Company, the Affiliate Issuer or such Restricted Subsidiary;

(17)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company, the Affiliate Issuer or a Restricted Subsidiary;

(18)	Liens securing the Notes;

(19)
Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(20)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(21)	Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(22)
any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(23)
Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Indebtedness Incurred by a Restricted Subsidiary, which Liens are created to secure payment of such Indebtedness; and

(24)	Liens Incurred with respect to obligations that do not exceed the greater of (i) €100.0 million and (ii) 2.0% of Total Assets at any time outstanding.

(B)	with respect to the Company and the Affiliate Issuer:

(1)	Liens securing the Notes;

(2)	Permitted Collateral Liens;

(3)
Liens securing guarantees of Indebtedness Incurred under Credit Facilities, to the extent the underlying Indebtedness was Incurred in compliance with the first paragraph or clause (1) under the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(4)
Liens on property at the time the Company or the Affiliate Issuer acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or the Affiliate Issuer; provided, however, that such Liens are not created,

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Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that such Liens may not extend to any other property owned by the Company or the Affiliate Issuer;

(5)
Liens over (i) Capital Stock of any Restricted Subsidiary and (ii) rights under loan agreements, notes or similar instruments representing Indebtedness of any Restricted Subsidiary owing to and held by the Company, securing Indebtedness Incurred by a Restricted Subsidiary in compliance with (a) clause (1) of the first paragraph or clauses (1), (7), (15) and (16) under the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (b) any Refinancing Indebtedness in respect of Indebtedness referred to in clause (a); and

(6)	Liens of the type described in clauses (3), (4), (5), (6), (7), (9), (10), (11), (12), (17), (19), (20), (21) and (23) of clause (A) of this definition of “Permitted Liens”.
“Permitted Revolving Credit Facility” means, one or more debt facilities or arrangements that may be entered into by the Restricted Subsidiaries providing for revolving credit loans, letters of credit or other revolving indebtedness or other advances, in each case, Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
“Pro forma EBITDA” means, for any period, the Consolidated EBITDA of the Company, the Affiliate Issuer and the Restricted Subsidiaries, provided, however, that for the purposes of calculating Pro forma EBITDA for such period, if, as of such date of determination:

(1)
since the beginning of such period the Company, the Affiliate Issuer or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio is such a Sale, Pro forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)
since the beginning of such period the Company, the Affiliate Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”) including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)
since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company, the Affiliate Issuer or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company, the Affiliate Issuer or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition and the definition of Consolidated Net Leverage Ratio, (i) whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including without

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limitation in respect of anticipated expense and cost reductions) including, without limitation, as a result of, or that would result from any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company, the Affiliate Issuer or any Restricted Subsidiary including, without limitation, in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared), (ii) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (iii) interest on any Indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).
“Public Market” means any time after an Equity Offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of €75 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.
“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).
“Public Offering Expenses” means expenses Incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness (whether or not successful):

(1)	where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company, the Affiliate Issuer or a Restricted Subsidiary; or

(2)	in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(3)
otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company, the Affiliate Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company, the Affiliate Issuer or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries pursuant to which the Company, the Affiliate Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company, the Affiliate Issuer or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Company, the Affiliate Issuer or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and

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other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables.
“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.
“Receivables Entity” means a Wholly Owned Subsidiary (or another Person in which the Company, the Affiliate Issuer or any Restricted Subsidiary makes an Investment and to which the Company, the Affiliate Issuer or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)
is guaranteed by the Company, the Affiliate Issuer or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company, the Affiliate Issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)
subjects any property or asset of the Company, the Affiliate Issuer or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)
with which neither the Company, the Affiliate Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company, the Affiliate Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or the Affiliate Issuer, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)
to which neither the Company, the Affiliate Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company or the Affiliate Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, including successive refinancings, provided, however, that:

(1)
if the Indebtedness being refinanced constitutes Subordinated Obligations, (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Notes;

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(2)
such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount to pay any interest, fees and expenses, premiums and defeasance costs, Incurred in connection therewith; and

(3)
in the case of the refinancing of any Subordinated Obligation, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Subordinated Obligation being extended, refinanced, renewed, replaced, defeased or refunded.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date.
“Related Person” with respect to any Permitted Holder, means:

(1)	any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder; or

(2)
in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

(3)
any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.

“Related Taxes” means:

(1)
any taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its:

(a)
being organized or incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, the Affiliate Issuer or any of the Company’s or Affiliate Issuer’s Subsidiaries), or

(b)	being a holding company parent of the Company, the Affiliate Issuer or any of the Company’s or Affiliate Issuer’s Subsidiaries, or

(c)	receiving dividends from or other distributions in respect of the Capital Stock of the Company or the Affiliate Issuer, or any of the Company’s or Affiliate Issuer’s Subsidiaries, or

(d)	having guaranteed any obligations of the Company, the Affiliate Issuer or any Subsidiary of the Company or Affiliate Issuer, or

(e)
having made any payment in respect to any of the items for which the Company or Affiliate Issuer is permitted to make payments to any Parent pursuant to “—Certain Covenants—Limitation on Restricted Payments”,

in each case, to the extent such taxes are not paid by another Subsidiary or such Parent; and

(2)
any taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Company, the Affiliate Issuer and their Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company, the Affiliate Issuer and their Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group

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consisting only of the Company, the Affiliate Issuer and their Subsidiaries and any taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company, the Affiliate Issuer and their Subsidiaries (reduced by any taxes measured by income actually paid by the Company, the Affiliate Issuer and their Subsidiaries).
“Related Transaction” means (1) any transactions to effect or consummate the Acquisition, including transactions to consolidate the holding of Share Capital in Ziggo N.V., which may include the contribution of an Affiliate entity by a Parent (“Contributed Entity”) which Contributed Entity holds Share Capital in Ziggo N.V., (2) intercompany indebtedness (A) by the Company, the Contributed Entity or a Restricted Subsidiary to an Affiliate or (B) by an Affiliate to the Company, the Contributed Entity or a Restricted Subsidiary, in each case, to effect or consummate the Acquisition, including transactions to consolidate the holding of Share Capital in Ziggo N.V., (3) any intercompany Indebtedness by the Company to any Affiliate as part of the Debt Pushdown (provided that such Indebtedness is extinguished upon, or shortly after, completion of the Debt Pushdown, (4) the other transactions contemplated by the Debt Pushdown as described in this Offering Memorandum, (5) any transaction to effect or consummate the Post-Closing Reorganization and (6) payment of fees, costs and expenses in connection with the Acquisition (including transactions to consolidate the holding of Share Capital in Ziggo N.V.), the Debt Pushdown and the Post-Closing Reorganization.
“Reporting Entity” refers to (i) the Company, or (ii) following any transaction whereby the Company is no longer the issuer of the Notes (including the Debt Pushdown), the new or acceding issuer of the Notes (including the Pushdown Issuer) or any Parent of the new or acceding issuer of the Notes, or (iii) following the accession of any Affiliate Subsidiary, the Company or a common Parent of the Company and the Affiliate Subsidiary, or (iv) following an Affiliate Issuer Accession, a common Parent of the Company and the Affiliate Issuer.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Subsidiary” means any Subsidiary of the Company or Affiliate Issuer together with any Affiliate Subsidiaries other than an Unrestricted Subsidiary.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Security Documents” means the Share Pledge and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which the Collateral is pledged, assigned or granted to or on behalf of the Security Trustee for the ratable benefit of the holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.
“Senior Bridge Facility” means the senior bridge facility agreement dated January 27, 2014 between, among others, the Company and certain financial institutions as lenders thereunder, as amended or supplemented from time to time, as described above under [“Description of Other Indebtedness—Bidco Parent Bridge Facility”].
“Senior Credit Facilities” means the Senior Secured Credit Facility, the Bidco Credit Facility and the Senior Bridge Facility.
“Senior Secured Credit Facility” means the senior facility agreement dated January 27, 2014 between, among others, ABC B.V., certain subsidiaries of ABC B.V. and certain financial institutions as lenders thereunder, as amended or supplemented from time to time, as described above under [“Description of Other Indebtedness—New Senior Secured Credit Facility”].
“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter Incurred, all amounts payable by, under or in respect of all other Indebtedness of the Company or the Affiliate Issuer, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or the Affiliate Issuer at the rate specified in the documentation with

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respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1)	any Indebtedness Incurred in violation of the Indenture;

(2)	any obligation of the Company or the Affiliate Issuer to any Restricted Subsidiary;

(3)	any liability for taxes owed or owing by the Company, the Affiliate Issuer or any Restricted Subsidiary;

(4)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(5)
any Indebtedness, guarantee or obligation of the Company or the Affiliate Issuer that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company or the Affiliate Issuer, including, without limitation, any Subordinated Obligation; or

(6)	any Capital Stock.
“Senior Secured Notes” means the €750 million aggregate principal amount of senior secured notes due 2020 issued by Ziggo B.V.
“Significant Subsidiary” means any Restricted Subsidiary that the Company’s, the Affiliate Issuer’s and the Restricted Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of such Restricted Subsidiary exceeds 10% of the Total Assets of the Company, the Affiliate Issuer and their Subsidiaries on a Consolidated basis as of the end of the most recently completed fiscal year.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).
“Spin-Off” means a transaction by which all outstanding ordinary shares of the Parent Company or a Parent of the Parent Company directly or indirectly owned by Liberty Global are distributed to all of Liberty Global’s shareholders in proportion to such shareholders' holdings in Liberty Global at the time of such transaction either directly or indirectly through the distribution of shares in a company holding the Parent Company’s shares or such Parent’s shares.
“Spin Parent” means the company the shares of which are distributed to the shareholders of Liberty Global pursuant to the Spin-Off.
“SPV Issuer” means a special purpose entity formed for the purpose of (a) issuing SPV Qualified Notes in exchange for the Notes in a Majority Exchange Transaction and (b) issuing additional senior notes, the net cash proceeds of which will be used to provide one or more loans to the Company or any Restricted Subsidiary, or to other covenant parties related to the SPV Issuer.
“SPV Qualified Notes” means new senior notes issued by the SPV Issuer; provided, that (i) the Indebtedness incurred under such new senior notes is permitted to be Incurred pursuant to the terms and conditions of any other Indebtedness of the SPV Issuer and its Subsidiaries outstanding upon consummation of the Majority Exchange Transaction and (ii) the terms and conditions of such new senior notes and the indenture governing such new senior notes shall be as disclosed in the relevant offering memorandum related to the Majority Exchange Transaction.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, the Affiliate Issuer or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory

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redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Obligation” means any Indebtedness of the Company or the Affiliate Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Notes or the Note Guarantee of the Affiliate Issuer pursuant to a written agreement.
“Subordinated Shareholder Loans” means Indebtedness of the Company or the Affiliate Issuer (and any security into which such Indebtedness, other than Capital Stock, is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Parent that (either pursuant to its terms or pursuant to an agreement with respect thereto):

(1)
does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or the Affiliate Issuer, as applicable, or any Indebtedness meeting the requirements of this definition);

(2)	does not require, prior to the first anniversary of the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;

(3)
contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Stated Maturity or the Notes;

(4)	does not provide for or require any Lien or encumbrance over any asset of the Company, the Affiliate Issuer or any of the Restricted Subsidiaries;

(5)
is subordinated in right of payment to the prior payment in full of the Notes or the Note Guarantee by the Affiliate Issuer, as applicable, in the event of (a) a total or partial liquidation, dissolution or winding up of the Company or the Affiliate Issuer, as applicable, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or the Affiliate Issuer or its property, as applicable, (c) an assignment for the benefit of creditors or (d) any marshalling of the Company’s or the Affiliate Issuer’s, as applicable, assets and liabilities;

(6)
under which the Company or the Affiliate Issuer, as applicable, may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (x) a payment Default on the Notes occurs and is continuing or (y) any other Default under the Indenture occurs and is continuing on the Notes that permits the holders of the Notes to accelerate their maturity and the Company receives notice of such Default from the requisite holders of the Notes, until in each case the earliest of (a) the date on which such Default is cured or waived or (b) 180 days from the date such Default occurs (and only once such notice may be given during any 360 day period); and

(7)
under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with the Indenture or as a result of a mandatory requirement of applicable law or (b) under circumstances described under clauses (5)(a) through (d) above, such holder will forthwith pay all such amounts to the Trustee to be held in trust for application in accordance with the Indenture.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

40810573_6

“Take-Out Financing” means any facility, securities or other financing entered into and Incurred to replace or refinance Indebtedness or commitments under the Senior Bridge Facility.
“Total Assets” means the Consolidated total assets of the Company, the Affiliate Issuer and the Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Reporting Entity (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).
“Unrestricted Subsidiary” means:

(1)
any Subsidiary of the Company or the Affiliate Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Subsidiary of the Company or the Affiliate Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company or the Affiliate Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	such designation and the Investment of the Company or the Affiliate Issuer in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments”; and

(3)
on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company, the Affiliate Issuer or any Restricted Subsidiary with terms substantially and materially less favorable to the Company, the Affiliate Issuer or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company or the Affiliate Issuer, except for any such agreement, contract, arrangement or understanding that would be permitted under “—Certain Covenants—Limitation on Affiliate Transactions”.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.
The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (x) the Company could Incur at least €1.00 of additional Indebtedness under the first paragraph of the covenant described under the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) the Consolidated Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.
“UPC Exchange Transaction” means an exchange offer by UPC Holding pursuant to which one or more series of UPC Qualified Notes are offered in exchange for all outstanding Notes issued under the Indenture; provided, that (i) no Default or Event of Default has occurred and is continuing at the time any such exchange offer is made or would result therefrom, (ii) holders of a majority in aggregate principal amount of the outstanding Notes have elected to participate in such offer, (iii) for each €1,000 in principal amount of Notes tendered and accepted, each holder tendering such Notes will receive €1,000 in principal amount of UPC Qualified Notes, (iv) the exchange offer complies with Rule 14e-1 under the Exchange Act and any other applicable securities law or regulation, (v) UPC Holding accepts for exchange all Notes tendered in such exchange offer and issues the relevant UPC Qualified Notes in exchange therefor, (vi) the exchange offer is open to all holders of the notes on substantially similar terms, (vii) the exchange offer is not conditioned upon holders of the Notes consenting to any amendments to the terms

40810573_6

of the notes or the Indenture and (viii) in connection therewith, the Company and its Restricted Subsidiaries will become direct or indirect Subsidiaries of UPC Holding. To the extent that the provisions of any applicable securities laws or regulations conflict with the requirements set forth in this definition, each of the Company and UPC Holding will comply with the securities laws and regulations and will not be deemed to have breached such requirements by virtue thereof. Notwithstanding the foregoing, the Company and UPC Holding shall be permitted in the UPC Exchange Transaction to exclude holders of Notes in any jurisdiction where the UPC Exchange Transaction would require the Company or UPC Holding to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, United States federal securities laws and the laws of the European Union or its member states), if either Issuer or UPC Holding in its sole discretion determines (acting in good faith) (A) that such filing would be materially burdensome (it being understood that it would not be materially burdensome to submit the disclosure document(s) used in other jurisdictions to the securities or financial services authorities in any jurisdiction in accordance with the passporting provisions of the Prospectus Directive 2003/71/EC or similar regulations); or (B that such solicitation would otherwise not be permitted under applicable law in such jurisdiction.
“UPC Holding” means UPC Holding B.V, together with its successors.
“UPC Holding Group” means UPC Holding and its Subsidiaries.
“UPCNL Group” means UPC Western Europe Holding BV or UPC Nederland BV, or any Parent or successor of the foregoing, together with its Subsidiaries following the sale, contribution or other extraction of such entity and Subsidiaries from the UPC Group.
“UPCNL Issuer” means a member of the UPCNL Group which issues UPCNL Qualified Notes pursuant to a UPCNL Exchange Transaction.
“UPCNL Qualified Notes” means new senior notes issued by the UPCNL Issuer; provided, that (i) the Indebtedness incurred under such new senior notes is permitted to be Incurred pursuant to the terms and conditions of any other Indebtedness of the UPCNL Issuer and its Subsidiaries outstanding upon consummation of the Majority Exchange Transaction and (ii) the terms and conditions of such new senior notes and the indenture governing such new senior notes shall be as disclosed in the relevant offering memorandum related to the Majority Exchange Transaction.
“UPC Qualified Notes” means senior notes issued by UPC Holding; provided, that (i) the Indebtedness incurred under such new senior notes is permitted to be Incurred pursuant to the terms and conditions of any other Indebtedness of UPC Holding and its Subsidiaries outstanding upon consummation of the UPC Exchange Transaction and (ii) the terms and conditions of such new senior notes and the indenture governing such new senior notes shall be as disclosed in the relevant offering memorandum related to the UPC Exchange Transaction.
“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company or the Affiliate Issuer, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company, the Affiliate Issuer or another Wholly Owned Subsidiary) is owned by the Company, the Affiliate Issuer or another Wholly Owned Subsidiary.

“Ziggo Group” refers to the Company and its Subsidiaries.

40810573_6

Schedule 12
EXCHANGE NOTES SUMMARY
This Summary of Exchange Notes outlines certain terms of the Exchange Notes referred to in this Agreement. It is not intended to be a comprehensive list or summary of all terms and conditions relating to the Exchange Notes nor is reading this summary intended to substitute a careful reading of the relevant provisions of this Agreement and related Finance Documents in their entirety.
Capitalised terms used herein have the meanings assigned to them in this Agreement.
Each Lender may from time to time on any Business Day on or after the Conversion Date elect pursuant to an Exchange Request given in accordance with Clause 19.2(a) (Exchange Notes), to exchange all or any portion of its Term Loans (if any) then outstanding for one or more Exchange Notes (each such exchange being referred to herein as an “Exchange”).
The principal amount of the Exchange Notes in any Exchange will equal 100% of the aggregate principal amount of the participation in the Term Loan for which they are exchanged and shall be issued at an issue price equal to such principal amount of the participation in the Term Loans for which they are exchanged.

40810573_6

Maturity	The date falling 84 Months after the Initial Maturity Date.
Interest Rate	A percentage rate per annum equal to the Interest Cap plus default interest (if any) payable semi-annually in arrears.
Default interest	An additional 1% per annum.
Security	First ranking deed of pledge of shares to be entered into by the Original Security Provider and the Security Agent in relation to all of the issued shares in the Borrower.
Optional redemption after fourth anniversary of Closing Date	Year Redemption Prices Year 5 104% Year 6 102% Year 7 PAR
Equity Claw	40% at a redemption price of 108% provided 60% remains outstanding and such redemption occurs not more than 90 days after Equity Offering.
Optional Redemption prior to fourth	Make-whole call
Redemption for tax reasons	If obligation to pay more than de minimis Additional Amounts arising from change in law that became effective after Conversion Date, Borrower may redeem all outstanding Exchange Notes at par.
Defeasance Provisions	Customary.
Modification Provisions	Same as those described in the section captioned “Amendments and Waivers” in Schedule 11 (Description of Notes).
Change of Control	Same as those described in the section captioned “Change of Control” as set out in Schedule 11 (Description of Notes).
Covenants	Same as those described in the section captioned “Certain Covenants” as set out in in Schedule 11 (Description of Notes).
Transferability	Exchange Notes may be transferred to any third party without restriction (subject to applicable laws).
Events of Default	Same as those described in the section captioned “Events of Default” as set out in Schedule 11 (Description of Notes).

40810573_6

THE ORIGINAL BORROWER
LGE HOLDCO VI B.V.
______________________________

By:

Name: Authorized Signatory

Title:

Signature page to the High Yield Bridge Facility Agreement

Signature pages
(other Parties)

Signature page to the High Yield Bridge Facility Agreement

GLOBAL COORDINATOR

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

GLOBAL COORDINATOR

CREDIT SUISSE AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

HSBC BANK PLC

______________________________
By:
Name: Authorized Signatory
Title: V- P-

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

J.P. MORGAN LIMITED

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

COӦPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as Rabobank International)

______________________________
By:
Name: Authorized Signatory
Title: SEVP

______________________________
By:
Name: Authorized Signatory
Title: EVP

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

ABN AMRO BANK N.V.

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: E.D.

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

ING BANK N.V.

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: Vice President

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

NOMURA INTERNATIONAL PLC

______________________________
By:
Name: Authorized Signatory
Title: M D

______________________________
By:
Name: Authorized Signatory
Title: M D

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

MORGAN STANLEY BANK INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

DEUTSCHE BANK AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: Director

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

THE BANK OF NOVA SCOTIA

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

MANDATED LEAD ARRANGER

CREDIT SUISSE AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

LENDER

SCOTIABANK EUROPE PLC

______________________________
By:
Name: Authorized Signatory
Title: Managing Director
______________________________
By:
Name: Authorized Signatory
Title: Director

Signature page to the High Yield Bridge Facility Agreement

LENDER

HSBC BANK PLC

______________________________
By:
Name: Authorized Signatory
Title: V-P-
______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

LENDER

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director
______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

LENDER

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Vice President
______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

LENDER

COӦPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as Rabobank International)

______________________________
By:
Name: Authorized Signatory
Title: SEVP
______________________________
By:
Name: Authorized Signatory
Title: EVP

Signature page to the High Yield Bridge Facility Agreement

LENDER

ABN AMRO BANK N.V.

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: E.D.

Signature page to the High Yield Bridge Facility Agreement

LENDER

ING BANK N.V.

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: Vice President

Signature page to the High Yield Bridge Facility Agreement

LENDER

NOMURA INTERNATIONAL PLC

______________________________
By:
Name: Authorized Signatory
Title: M D

______________________________
By:
Name: Authorized Signatory
Title: M D

Signature page to the High Yield Bridge Facility Agreement

LENDER

CREDIT SUISSE AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

LENDER

BANK OF AMERICA, N.A., LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

LENDER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

LENDER

DEUTSCHE BANK AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: Director

Signature page to the High Yield Bridge Facility Agreement

LENDER

MORGAN STANLEY SENIOR FUNDING, INC.

______________________________
By:
Name: Authorized Signatory
Title: Authorised Signatory

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

HSBC BANK PLC

______________________________
By:
Name: Authorized Signatory
Title: V-P-
______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

J.P. MORGAN LIMITED

______________________________
By:
Name: Authorized Signatory
Title: Vice President

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

COӦPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as Rabobank International)

______________________________
By:
Name: Authorized Signatory
Title: SEVP

______________________________
By:
Name: Authorized Signatory
Title: EVP

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

ABN AMRO BANK N.V.

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: E.D.

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

ING BANK N.V.

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: Vice President

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

NOMURA INTERNATIONAL PLC

______________________________
By:
Name: Authorized Signatory
Title: M D

______________________________
By:
Name: Authorized Signatory
Title: M D

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

MORGAN STANLEY BANK INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

DEUTSCHE BANK AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

______________________________
By:
Name: Authorized Signatory
Title: Director

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

THE BANK OF NOVA SCOTIA

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title: Managing Director

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

BOOKRUNNER

CREDIT SUISSE AG, LONDON BRANCH

______________________________
By:
Name: Authorized Signatory
Title: Director

______________________________
By:
Name: Authorized Signatory
Title: MD

Signature page to the High Yield Bridge Facility Agreement

FACILITY AGENT

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement

SECURITY AGENT

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

______________________________
By:
Name: Authorized Signatory
Title: MD

______________________________
By:
Name: Authorized Signatory
Title:

Signature page to the High Yield Bridge Facility Agreement